                        PART ONE -- DISCLOSURE DOCUMENT

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

                                  $220,000,000

                     UNITS OF LIMITED PARTNERSHIP INTEREST

THE OFFERING

The Fund trades speculatively in the U.S. and international futures, forward and swap markets. Specifically, the Fund trades in a portfolio primarily focused on financial futures, which are instruments designed to hedge or speculate on changes in interest rates, currency exchange rates or stock index values. A secondary emphasis is on metals and energy products. Campbell & Company, Inc., a commodity trading advisor, allocates the Fund's assets across a broad spectrum of markets.

As of August 31, 2000, the Fund's net asset value per unit was $1,788.25. Units will be available for sale on the last day of each month. The selling agents will use their best efforts to sell the units offered.

THE RISKS

These are speculative securities. BEFORE YOU DECIDE WHETHER TO INVEST, READ THIS ENTIRE PROSPECTUS CAREFULLY AND CONSIDER "THE RISKS YOU FACE" ON PAGE 6.

- The Fund is speculative and leveraged. The Fund's assets are leveraged at a ratio which typically ranges from 6:1 to 15:1.

- Performance can be volatile. The net asset value per unit has fluctuated in a single month as much as 12%.

- You could lose all or substantially all of your investment in the Fund.

- Campbell & Company has total trading authority over the Fund. The use of a single advisor applying generally similar trading programs could mean lack of diversification and, consequently, higher risk.

- There is no secondary market for the units. While the units have redemption rights, there are restrictions and possible fees assessed. For example, redemptions can occur only at the end of a month.

- Transfers of interest in the units are subject to limitations, such as 30 days' advance written notice of any intent to transfer. Also, Campbell & Company may deny a request to transfer if it determines that the transfer may result in adverse legal or tax consequences for the Fund.

- Substantial expenses must be offset by trading profits and interest income. The Fund must generate trading profits of 3.65% per annum to break even.

- A substantial portion of the trades executed for the Fund takes place on foreign exchanges. No U.S. regulatory authority or exchange has the power to compel the enforcement of the rules of a foreign board of trade or any applicable foreign laws.

MINIMUM INVESTMENT

    FIRST-TIME INVESTORS:
     $10,000 for initial investments
     $1,000 or more for additional investments

TRUSTEES, IRAS, OTHER TAX-EXEMPT ACCOUNTS:
$5,000

                            ------------------------

Investors are required to make representations and warranties relating to their suitability in connection with this investment. Each investor is encouraged to discuss the investment with his/her individual financial, legal and tax adviser.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS PROSPECTUS IS IN TWO PARTS: A DISCLOSURE DOCUMENT AND A STATEMENT OF ADDITIONAL INFORMATION. THESE PARTS ARE BOUND TOGETHER, AND BOTH CONTAIN IMPORTANT INFORMATION.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

                            ------------------------

                            CAMPBELL & COMPANY, INC.
                                General Partner

                                October 27, 2000

                 (This page has been left blank intentionally.)

                      COMMODITY FUTURES TRADING COMMISSION

                           RISK DISCLOSURE STATEMENT

     YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

     FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 29 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 4.

     THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGE 6.

     YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.
                            ------------------------

     THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE FUND'S REGISTRATION STATEMENT. YOU CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SECURITIES AND EXCHANGE COMMISSION IN WASHINGTON, D.C.

     THE FUND FILES QUARTERLY AND ANNUAL REPORTS WITH THE SEC. YOU CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES IN CHICAGO, NEW YORK OR WASHINGTON, D.C. PLEASE CALL THE SEC AT 1-800-SEC-0300 FOR FURTHER INFORMATION.

     THE FUND'S FILINGS ARE POSTED AT THE SEC WEBSITE AT HTTP://WWW.SEC.GOV.

                            ------------------------

                            CAMPBELL & COMPANY, INC.
                                GENERAL PARTNER
                          210 WEST PENNSYLVANIA AVENUE
                             TOWSON, MARYLAND 21204
                                 (410) 296-3301

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

                              ORGANIZATIONAL CHART

     The organizational chart below illustrates the relationships among the various service providers of this offering. Campbell & Company is both the general partner and trading advisor for the Fund. The selling agents, clearing broker and over-the-counter counterparties are not affiliated with Campbell & Company or the Fund.

                             [ORGANIZATIONAL CHART]

* Campbell & Company presently serves as general partner or sponsor for four other commodity pools.

                        PART ONE -- DISCLOSURE DOCUMENT
                               TABLE OF CONTENTS

                                        PAGE
                                        ----
SUMMARY...............................    1
     General..........................    1
     Plan of Distribution.............    1
     A Summary of Risk Factors You
       Should Consider Before
       Investing in the Fund..........    2
     Investment Factors You Should
       Consider Before Investing in
       the Fund.......................    3
     Campbell & Company, Inc..........    3
     Charges to the Fund..............    4
     Estimate of Break-Even Level.....    4
     Distributions and Redemptions....    4
     Federal Income Tax Aspects.......    4

THE RISKS YOU FACE....................    6
     Market Risks.....................    6
          You Could Possibly Lose Your
            Total Investment in the
            Fund......................    6
          The Fund is Highly
            Leveraged.................    6
          Your Investment Could be
            Illiquid..................    6
          Forward and Swap
            Transactions are Not
            Regulated and are Subject
            to Credit Risk............    6
          An Investment in the Fund
            May Not Diversify an
            Overall Portfolio.........    6
     Trading Risks....................    7
          Campbell & Company Analyzes
            Only Technical Market
            Data, Not any Economic
            Factors External to Market
            Prices....................    7
          Increased Competition from
            Other Trend-Following
            Traders Could Reduce
            Campbell & Company's
            Profitability.............    7
          Speculative Position Limits
            May Alter Trading
            Decisions for the Fund....    7
          Increase in Assets Under
            Management May Affect
            Trading Decisions.........    7
          Investors Will Not be Able
            to View the Fund's
            Holdings on a Daily
            Basis.....................    7

                                        PAGE
                                        ----
     Tax Risks........................    8
          Investors are Taxed Based on
            Their Share of Fund
            Profits...................    8
          Tax Could be Due from
            Investors on Their Share
            of the Fund's Ordinary
            Income Despite Overall
            Losses....................    8
          There Could be a Limit on
            the Deductibility of
            Brokerage and Performance
            Fees......................    8
     Other Risks......................    8
          Fees and Commissions are
            Charged Regardless of
            Profitability and are
            Subject to Change.........    8
          The Clearing Firm Could Fail
            and has Been Subject to
            Disciplinary Action.......    8
          Investors Must Not Rely on
            the Past Performance of
            Either Campbell & Company
            or the Fund in Deciding
            Whether to Buy Units......    9
          Parties to the Fund Have
            Conflicts of Interest.....    9
          There Are No Independent
            Experts Representing
            Investors.................    9
          The Fund Places Significant
            Reliance on Campbell &
            Company...................    9
          The Fund Could Terminate
            Before Expiration of its
            Stated Term...............    9
          The Fund is Not a Regulated
            Investment Company........    9
          Proposed Regulatory Change
            is Impossible to
            Predict...................   10
          Forwards, Swaps, Hybrids and
            Other Derivatives are Not
            Subject to CFTC
            Regulation................   10
          Options on Futures are
            Speculative and Highly
            Leveraged.................   10
          The Fund is Subject to
            Foreign Market Credit and
            Regulatory Risk...........   10

                                        PAGE
                                        ----
          The Fund is Subject to
            Foreign Exchange Risk.....   10
          Transfers Could be
            Restricted................   11
          A Single-Advisor Fund May Be
            More Volatile Than a
            Multi-Advisor Fund........   11

SELECTED FINANCIAL DATA...............   12

CAMPBELL & COMPANY, INC. .............   12
     Description......................   12
     The Advisory Agreement...........   15
     Trading Systems..................   15

MANAGEMENT'S ANALYSIS OF OPERATIONS...   17
     Introduction.....................   17
     Capital Resources................   17
     Liquidity........................   17
     Results of Operations............   18
     Off-Balance Sheet Risk...........   21
     Quantitative and Qualitative
       Disclosures About Market
       Risk...........................   22

PAST PERFORMANCE OF THE CAMPBELL
  STRATEGIC ALLOCATION FUND, L.P. ....   26

CONFLICTS OF INTEREST.................   26
     Campbell & Company, Inc..........   26
     The Clearing Broker and the
       Over-the-Counter
       Counterparties.................   27
     The Selling Agents...............   27
     Fiduciary Duty and Remedies......   28
     Indemnification and Standard of
       Liability......................   28

CHARGES TO THE FUND...................   29
     Brokerage Fee....................   29
     Other Fund Expenses..............   29
     Campbell & Company, Inc..........   30
     The Clearing Broker..............   31
     Selling Agents...................   31
     Over-the-Counter
       Counterparties.................   31
     Offering Expenses................   31
     Other Expenses...................   32

USE OF PROCEEDS.......................   32

THE CLEARING BROKER...................   32

OVER-THE-COUNTER COUNTERPARTIES.......   33

CAPITALIZATION........................   34

                                        PAGE
                                        ----

DISTRIBUTIONS AND REDEMPTIONS.........   34
     Distributions....................   34
     Redemptions......................   34
     Redemption Fees..................   34
     Net Asset Value..................   35

AGREEMENT OF LIMITED PARTNERSHIP......   35
     Organization and Limited
       Liabilities....................   35
     Management of Partnership
       Affairs........................   35
     Sharing of Profits and Losses....   35
     Dispositions.....................   36
     Dissolution and Termination of
       the Fund.......................   36
     Amendments and Meetings..........   36
     Indemnification..................   36
     Reports to Limited Partners......   37

FEDERAL INCOME TAX ASPECTS............   37
     The Fund's Partnership Tax
       Status.........................   37
     Taxation of Limited Partners on
       Profits and Losses of the
       Fund...........................   37
     Fund Losses by Limited
       Partners.......................   37
     "Passive-Activity Loss Rules" and
       Their Effect on the Treatment
       of Income and Loss.............   37
     Cash Distributions and Unit
       Redemptions....................   37
     Gain or Loss on Section 1256
       Contracts and Non-Section 1256
       Contracts......................   38
     Tax on Capital Gains and
       Losses.........................   38
     Limited Deduction for Certain
       Expenses.......................   38
     Interest Income..................   38
     Syndication Fees.................   38
     Investment Interest Deductibility
       Limitations....................   38
     Unrelated Business Taxable
       Income.........................   38
     IRS Audits of the Fund and its
       Limited Partners...............   38
     State and Other Taxes............   39
     Taxation of Foreign Limited
       Partners.......................   39

INVESTMENT BY ERISA ACCOUNTS..........   39
     General..........................   39
     Special Investment
       Consideration..................   39
     The Fund Should Not Be Deemed to
       Hold "Plan Assets".............   39
     Ineligible Purchasers............   40

                                        PAGE
                                        ----
PLAN OF DISTRIBUTION..................   40
     Subscription Procedure...........   40
     Representations and Warranties of
       Investors in the Subscription
       Agreement......................   41
     Minimum Investment...............   41
     Investor Suitability.............   41
     The Selling Agents...............   42

LEGAL MATTERS.........................   43

EXPERTS...............................   43

INDEX TO FINANCIAL STATEMENTS.........   44

          PART TWO -- STATEMENT OF
           ADDITIONAL INFORMATION
             TABLE OF CONTENTS

The Futures, Forward and Swap
  Markets.............................    1
Historical Perspective of Managed
  Futures.............................    3
Investment Factors....................    4
Value of Diversification -- Managed
  Futures Industry....................    6
Value of Diversification -- Campbell
  Strategic Allocation Fund, L.P. ....    9
Supplemental Performance
  Information.........................   15

                  EXHIBITS

EXHIBIT A -- Agreement of Limited
  Partnership.........................  A-1
EXHIBIT B -- Request for Redemption...  B-1
EXHIBIT C -- Subscription
  Requirements........................  C-1
EXHIBIT D -- Subscription Agreement
  and Power of Attorney...............  D-1

                 (This page has been left blank intentionally.)

SUMMARY

GENERAL

     The Campbell Strategic Allocation Fund, L.P. allows you to participate in the U.S. and international futures, forward and swap markets. Specifically, the Fund trades in a portfolio primarily focused on financial futures, which are instruments designed to hedge or speculate on changes in interest rates, currency exchange rates or stock index values. A secondary emphasis is on metals and energy products. Campbell & Company, the Fund's general partner, uses its computerized, trend-following, technical trading and risk control methods to seek substantial medium- and long-term capital appreciation while, at the same time, seeking to control risk and volatility. Campbell & Company provides advisory services to numerous other funds and individually managed accounts similar to the services Campbell & Company provides to the Fund. Campbell & Company has been using its technical approach since 1972 -- one of the longest performance records of any currently active futures manager and has developed and refined its approach over the past 28 years. See "Past Performance of the Campbell Strategic Allocation Fund, L.P." for a performance record of the Fund through August 2000.

     Futures are standardized contracts traded on commodity exchanges that call for the future delivery of commodities at a specified time and place. While futures contracts are traded on a wide variety of commodities, the Fund will concentrate its futures trading in financial instruments such as interest rates, foreign exchange and stock index contracts, and metal and energy contracts. The U.S. futures markets are regulated under the Commodity Exchange Act, which is administered by the CFTC. The Fund will trade futures positions on margin, meaning that the Fund will utilize leverage in its trading.

     Currencies and other commodities may be purchased or sold by the Fund for future delivery or cash settlement through banks or dealers pursuant to forward or swap contracts. Unlike futures contracts, forward contracts are not standardized and the forward market is largely unregulated. The Fund may also periodically enter into swap transactions, which are individually negotiated, non-standardized agreements between two parties to exchange cash flows measured by different interest rates, exchange rates, or prices, with payments calculated by reference to a principal amount or quantity.

     The following summary provides a review in outline form of important aspects of an investment in the Fund.

PLAN OF DISTRIBUTION

HOW TO SUBSCRIBE FOR UNITS

     - During the continuing offering period, units will be offered at a price of net asset value per unit. The net assets of the Fund are its assets less its liabilities determined in accordance with the Limited Partnership Agreement. The net asset value per unit equals the net assets of the Fund divided by the number of units outstanding as of the date of the determination. Investors must submit subscriptions at least five business days prior to the applicable month-end closing date. Approved subscriptions will be accepted once payments are received and cleared.

     - The Fund will accept subscriptions throughout the continuing offering period, which can be terminated by Campbell & Company at any time. Campbell & Company has no present intention to terminate the offering.

     - Interest earned while subscriptions are being processed will either be paid to subscribers in the form of additional units or will be returned in cash to those whose applications are rejected.

     - The selling agents will use their best efforts to sell the units offered, without any firm underwriting commitment. Investors are required to make representations and warranties relating to their suitability to purchase the units in the Subscription Agreement and Power of Attorney. Read the Subscription Agreement and Power of Attorney as well as this prospectus carefully before you decide whether to invest.

WHO MAY INVEST IN THE FUND

     The minimum investment is $10,000 except for trustees or custodians of eligible employee benefit plans and individual retirement accounts, for which the minimum investment is $5,000.

These minimums are reduced to $5,000 and $2,000, respectively, for registered representatives of NASD-registered broker-dealers. Limited partners may increase their investment in the Fund with a minimum investment of $1,000.

IS THE CAMPBELL STRATEGIC ALLOCATION FUND A SUITABLE INVESTMENT FOR YOU?

     An investment in the Fund is speculative and involves a high degree of risk. The Fund is not a complete investment program. Campbell & Company offers the Fund as a diversification opportunity for an investor's entire investment portfolio, and therefore an investment in the Fund should only be a limited portion of the investor's portfolio. You must, at a minimum, have:

     1) a net worth of at least $150,000, exclusive of home, furnishings and automobiles; or

     2) a net worth, similarly calculated, of at least $45,000 and an annual gross income of at least $45,000.

     A number of jurisdictions in which the units are offered impose higher minimum suitability standards on prospective investors. These suitability standards are, in each case, regulatory minimums only, and merely because you meet such standards does not mean that an investment in the units is suitable for you. YOU MAY NOT INVEST MORE THAN 10% OF YOUR NET WORTH, EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES, IN THE FUND.

A SUMMARY OF RISK FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN THE FUND

     - The Fund is a highly volatile and speculative investment. There can be no assurance that the Fund will achieve its objectives or avoid substantial losses. You must be prepared to lose all or substantially all of your investment. Campbell & Company has from time to time in the past incurred substantial losses in trading on behalf of its clients.

     - Futures, forward and swap trading is a "zero-sum" economic activity in which for every gain there is an equal and offsetting loss (disregarding transaction costs), as opposed to a typical securities investment, in which there is an expectation of constant yields (in the case of debt) or participation over time in general economic growth (in the case of equity). It is possible that the Fund could incur major losses while stock and bond prices rise substantially in a prospering economy.

     - The Fund trades in futures, forward and swap contracts. Therefore, the Fund is a party to financial instruments with elements of off-balance sheet market risk, including market volatility and possible illiquidity. There is also a credit risk that a counterparty will not be able to meet its obligations to the Fund.

     - The Fund is subject to numerous conflicts of interest including the following:

       1) Campbell & Company is both the general partner and trading advisor of the Fund and its fees were not negotiated at arm's length. For these reasons, Campbell & Company has a disincentive to add or replace advisors, even if doing so may be in the best interests of the Fund;

       2) Campbell & Company, the Fund's clearing broker and over-the-counter counterparties may have incentives to favor other accounts over the Fund;

       3) Campbell & Company, the Fund's clearing broker and over-the-counter counterparties and their respective principals and affiliates may trade in the futures, forward and swap markets for their own accounts and may take positions opposite or ahead of those taken for the Fund; and

       4) Selling agents will be entitled to ongoing compensation as a result of their clients remaining in the Fund, so a conflict exists between the agents' interest in maximizing compensation and in advising their clients to make investment decisions in the client's best interests.

     - Limited partners take no part in the management of the Fund and although Campbell & Company is an experienced professional manager, past performance is not necessarily indicative of future results.

     - Campbell & Company will be paid a brokerage fee of up to 8% annually, irre-spective of profitability. Campbell & Company will also be paid quarterly performance fees equal to 20% of aggregate cumulative appreciation, excluding interest income, in net asset value, if any. Currently, the Fund's actual brokerage fee is 7.65% per annum.

     - The Fund is a single-advisor fund which may be inherently more volatile than multi-advisor managed futures products.

     - Although the Fund is liquid compared to other "alternative" investments such as real estate or venture capital, liquidity is restricted, as the units may only be redeemed on a monthly basis, upon ten business days' notice. Redemption fees apply to units redeemed on or prior to the twelfth month-end following purchase. You may transfer or assign your units after 30 days' advance notice, and only with the consent of Campbell & Company.

     - Investors are taxed each year on their share of the Fund's profits, irrespective of whether they redeem any units or receive any cash distributions from the Fund.

INVESTMENT FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN THE FUND

     - The Fund is a leveraged investment fund managed by an experienced, professional trading advisor and it trades in a wide range of futures, forward and swap markets.

     - Campbell & Company utilizes several independent and different proprietary trading systems for the Fund.

     - The Fund has the potential to help diversify traditional securities portfolios. A diverse portfolio consisting of assets that perform in an unrelated manner, or non-correlated assets, can increase overall return and reduce the volatility (a primary measure of risk) of a portfolio. As a risk transfer activity, futures, forward and swap trading has no inherent correlation with any other investment. However, non-correlation will not provide any diversification advantages unless the non-correlated assets are outperforming other portfolio assets, and there is no guarantee that the Fund will outperform other sectors of an investor's portfolio or not produce losses. The Fund's profitability also depends on the success of Campbell & Company's trading techniques. If the Fund is unprofitable, then it will not increase the return on an investor's portfolio or achieve its diversification objectives.

     - Investors in the Fund get the advantage of limited liability in highly leveraged trading.

CAMPBELL & COMPANY, INC.

     Campbell & Company, the general partner and trading advisor for the Fund, administers the Fund as well as directs its trading. Its principals have over 28 years of experience trading in the futures and forward markets. As of August 31, 2000, Campbell & Company was managing approximately $2.0 billion in the futures and forward markets, including approximately $1.6 billion in its Financial, Metal & Energy Large Portfolio. The FME Large Portfolio, to which all of the Fund's assets are currently allocated, is concentrated in the financial markets such as interest rates, foreign exchange and stock indices, as well as metals and energy products. Prior to September of 2000, 75% of the Fund's assets were allocated to the FME Large Portfolio and 25% were allocated to the Global Diversified Large Portfolio. The Global Diversified Large Portfolio trades the same forward and futures markets as the FME Large Portfolio, as well as agricultural markets. Campbell & Company has sole authority and responsibility for directing investment and reinvestment of the Fund's assets.

     Campbell & Company uses a computerized, technical, trend-following approach combined with quantitative portfolio management analysis and seeks to identify and profit from sustained price trends. Currently, over five trading models are utilized in most markets traded. Each model analyzes market movements and internal market and price configurations. Campbell & Company utilizes a proprietary, volatility-based system for allocating capital to a portfolio's constituent markets. Each market is assigned a dollar risk value based on contract size and volatility, which forms the basis for structuring a risk-balanced portfolio.

CHARGES TO THE FUND

     The Fund's charges are substantial and must be offset by trading gains and interest income in order to avoid depletion of the Fund's assets.

Campbell & Company

     - Brokerage fee of up to 8% of net assets per annum, of which up to 1% is paid to the clearing broker, 4% is paid to the selling agents and Campbell & Company retains the remainder.

     - 20% of quarterly appreciation in the Fund's net assets, excluding interest income and as adjusted for subscriptions and redemptions.

     - Reimbursement of offering expenses incurred in the continuous offering over a 30-month period following incurrence of each such expense, estimated at and not to exceed 2.5% of the aggregate subscriptions accepted by Campbell & Company.

     - Redemption fees apply to units redeemed through the first twelve month-ends following purchase.

Dealers and Others

     - "Bid-ask" spreads and prime brokerage fees for off-exchange contracts.

     - Operating expenses such as legal, auditing, administration, printing and postage, up to a maximum of 0.5 of 1% of net assets per year.

ESTIMATE OF BREAK-EVEN LEVEL

     In order for an investor to "break-even" on his investment in the first year of trading, assuming an initial investment of $10,000, the Fund must earn $365 per unit, or 3.65%, provided that no redemption charge is applicable.

     Redemption fees apply through the first twelve month-ends following purchase as follows: 4% of net asset value per unit redeemed through the third month-end, 3% of net asset value per unit redeemed through the sixth month-end, 2% of net asset value per unit redeemed through the ninth month-end, and 1% of net asset value per unit redeemed through the twelfth month-end. The month-end as of which the unit is purchased is counted as the first month-end. After the twelfth month-end following purchase of a unit, no redemption fees apply. Because the purchase date counts as the first month-end in determining whether a redemption fee applies, no redemption fee would be due in respect of a unit redeemed on the first anniversary of the purchase. Accordingly, redemption fees are not included in the "break-even" estimate set forth below.


  Assumed Initial Selling Price
    Per Unit....................    $10,000.00
                                    ----------
  Brokerage Fee (7.65%).........    $   765.00
  Organization & Offering
    Expense Reimbursement
    (1%)........................        100.00
  Operating Expenses (0.5%).....         50.00
  Less: Interest Income
    (5.5%)......................       (550.00)
                                    ----------
  Amount of Trading Income
    Required for the Fund's Net
    Asset Value per Unit at the
    End of One Year to Equal the
    Initial Selling Price per
    Unit........................    $   365.00
                                    ==========
  Percentage of Assumed Initial
    Selling Price per Unit......          3.65%
                                    ==========
  The maximum offering expense reimbursement is 2.5% of the total subscription amount over 30 months. This amount represents a maximum during a twelve-month period of 1% of average month-end net assets. Operating expenses are subject to a maximum limit of 0.5% of net assets per annum. The estimates also do not account for the bid-ask spreads in connection with the Fund's forward and swap contract trading. No performance fee is included in the calculation of the "break-even" level since all operating expenses of the Fund must be offset before a performance fee is accrued.

DISTRIBUTIONS AND REDEMPTIONS

     The Fund is intended to be a medium- to long-term, i.e., 3- to 5-year, investment. Units are transferable, but no market exists for their sale and none will develop. Monthly redemptions are permitted upon ten business days' written notice to Campbell & Company. Redemption fees, as described above, apply through the first twelve month-ends following purchase. After the twelfth month-end following purchase of a unit, no redemption fees apply. Campbell & Company does not intend to make any distributions.

FEDERAL INCOME TAX ASPECTS

     In the opinion of Sidley & Austin, counsel to Campbell & Company, the Fund is classified as a partnership and will not be considered a publicly-traded partnership taxable as a corporation for federal income tax purposes. As such, whether or not Campbell & Company has distributed any cash to the limited partners, each limited partner must report his or her allocable share of items of income, gain, loss and deduction of the Fund and is individually liable for income tax on such share. The Fund invests in futures and other commodity contracts, gain or loss on which will, depending on the contracts traded, constitute a mixture of:

     1) ordinary income or loss; and/or

     2) capital gain or loss.

     Trading losses of the Fund, which will generally constitute capital losses, may only be available to offset a limited amount of interest income allocated to the limited partners. Although Campbell & Company treats the brokerage fees and performance fees paid to Campbell & Company as ordinary expenses, such expenses may be subject to restrictions on deductibility for federal income tax purposes or be treated as non-deductible, syndication costs by the Internal Revenue Service.

     [REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY.]

THE RISKS YOU FACE

MARKET RISKS

YOU COULD POSSIBLY LOSE YOUR TOTAL INVESTMENT IN THE FUND

     Futures, forward and swap contracts have a high degree of price variability and are subject to occasional rapid and substantial changes. Consequently, you could lose all or substantially all of your investment in the Fund.

THE FUND IS HIGHLY LEVERAGED

     Because the amount of margin funds necessary to be deposited in order to enter into a futures, forward or swap contract position is typically about 2% to 10% of the total value of the contract, Campbell & Company is able to hold positions in the Fund's account with face values equal to several times the Fund's net assets. The ratio of margin to equity is typically 20% to 30%, but can range from 10% to 40%. As a result of this leveraging, even a small movement in the price of a contract can cause major losses.

YOUR INVESTMENT COULD BE ILLIQUID

     Futures, forward and swap positions cannot always be liquidated at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. A market disruption, such as when foreign governments may take or be subject to political actions which disrupt the markets in their currency or major exports, can also make it difficult to liquidate a position.

     Unexpected market illiquidity has caused major losses in recent years in such sectors as emerging markets and mortgage-backed securities. There can be no assurance that the same will not happen to the Fund at any time or from time to time. The large size of the positions which Campbell & Company acquires for the Fund increases the risk of illiquidity by both making its positions more difficult to liquidate and increasing the losses incurred while trying to do so.

     Also, there is no secondary market for the units. While the units have redemption rights, there are restrictions, and possible fees assessed. For example, redemptions can occur only at the end of a month. If a large number of redemption requests were to be received at one time, the Fund might have to liquidate positions to satisfy the requests. Such a forced liquidation could adversely affect the Fund and consequently your investment.

     Transfers of interest in the units are subject to limitations, such as 30 days' advance notice of any intent to transfer. Also, Campbell & Company may deny a request to transfer if it determines that the transfer may result in adverse legal or tax consequences for the Fund. See "Agreement of Limited Partnership -- Dispositions."

FORWARD AND SWAP TRANSACTIONS ARE NOT REGULATED AND ARE SUBJECT TO CREDIT RISK

     The Fund trades forward and swap contracts in foreign currencies, metals and energy. Forward and swap contracts are typically traded through a dealer market which is dominated by major money center and investment banks and is not regulated by the Commodity Futures Trading Commission. Thus, you do not receive the protection of CFTC regulation or the statutory scheme of the Commodity Exchange Act in connection with this trading activity by the Fund. The market for forward and swap contracts relies upon the integrity of market participants in lieu of the additional regulation imposed by the CFTC on participants in the futures markets. This regulation includes, for example, trading practices and other customer protection requirements, and minimum financial and trade reporting requirements. The absence of regulation could expose the Fund to significant losses in the event of trading abuses or financial failure by participants in the forward and swap markets which it might otherwise have avoided. Also, the Fund faces the risk of non-performance by the counterparties to the forward and swap contracts and such non-performance may cause some or all of your gain to be unrealized.

AN INVESTMENT IN THE FUND MAY NOT DIVERSIFY AN OVERALL PORTFOLIO

     Historically, managed futures have been generally non-correlated to the performance of other asset classes such as stocks and bonds. Non-correlation means that there is no statistically valid relationship between the past performance of futures, forward and swap contracts on the one hand and stocks or bonds on the other hand. Non-correlation should not be confused with negative correlation, where the performance of two asset classes would be exactly opposite. Because of this non-correlation, the Fund cannot be expected to be automatically profitable during unfavorable periods for the stock market, or vice versa. The futures, forward and swap markets are fundamentally different from the securities markets in that for every gain made in a futures, forward or swap transaction, the opposing side of that transaction will have an equal and off-setting loss. If the Fund does not perform in a manner non-correlated with the general financial markets or does not perform successfully, you will obtain no diversification benefits by investing in the units and the Fund may have no gains to offset your losses from other investments.

TRADING RISKS

CAMPBELL & COMPANY ANALYZES ONLY TECHNICAL MARKET DATA, NOT ANY ECONOMIC FACTORS EXTERNAL TO MARKET PRICES

     The trading systems used by Campbell & Company for the Fund are technical, trend-following methods. The profitability of trading under these systems depends on, among other things, the occurrence of significant price trends which are sustained movements, up or down, in futures, forward or swap prices. Such trends may not develop; there have been periods in the past without price trends.

     The likelihood of the units being profitable could be materially diminished during periods when events external to the markets themselves have an important impact on prices. During such periods, Campbell & Company's historic price analysis could establish positions on the wrong side of the price movements caused by such events.

INCREASED COMPETITION FROM OTHER TREND-FOLLOWING TRADERS COULD REDUCE CAMPBELL & COMPANY'S PROFITABILITY

     There has been a dramatic increase over the past 10 to 15 years in the amount of assets managed by trend-following trading systems like the Campbell & Company programs. In 1980, the assets in the managed futures industry were estimated at approximately $300 million; by the end of 1999, this estimate had risen to approximately $44 billion. It is also estimated that over half of all managed futures trading advisors rely primarily on trend-following systems. This means increased trading competition which could operate to the detriment of the Fund. It may become more difficult for the Fund to implement its trading strategy if these other trading advisors using technical systems are, at the same time, also attempting to initiate or liquidate futures, forward or swap positions or otherwise alter trading patterns.

SPECULATIVE POSITION LIMITS MAY ALTER TRADING DECISIONS FOR THE FUND

     The CFTC has established limits on the maximum net long or net short positions which any person may hold or control in certain futures contracts. Exchanges also have established such limits. All accounts controlled by Campbell & Company, including the account of the Fund, are combined for speculative position limit purposes. If positions in those accounts were to approach the level of the particular speculative position limit, such limits could cause a modification of Campbell & Company's trading decisions for the Fund or force liquidation of certain futures positions. Either of these actions may not be in the best interest of the investors.

INCREASE IN ASSETS UNDER MANAGEMENT MAY AFFECT TRADING DECISIONS

     Campbell & Company's current equity under management is at or near its all-time high. Campbell & Company has not agreed to limit the amount of additional equity which it may manage, and is actively engaged in seeking major new accounts. The more equity Campbell & Company manages, the more difficult it may be for Campbell & Company to trade profitably because of the difficulty of trading larger positions without adversely affecting prices and performance. Accordingly, such increases in equity under management may require Campbell & Company to modify its trading decisions for the Fund which could have a detrimental effect on your investment.

INVESTORS WILL NOT BE ABLE TO VIEW THE FUND'S HOLDINGS ON A DAILY BASIS

     Campbell & Company makes the Fund's trading decisions. While Campbell & Company receives daily trade confirmations from the clearing broker and over-the-counter counterparties, the Fund's trading results are reported to limited partners monthly. Accordingly, an investment in the Fund does not offer limited partners the same transparency, i.e., an ability to review all investment positions daily, that a personal trading account offers.

TAX RISKS

INVESTORS ARE TAXED BASED ON THEIR SHARE OF FUND PROFITS

     Investors are taxed each year on their share of the Fund's profits, if any, irrespective of whether they redeem any units or receive any cash distributions from the Fund. While Campbell & Company has the authority to make such distributions, it does not intend to do so in the foreseeable future.

     All performance information included in this prospectus is presented on a pre-tax basis; the investors who experienced such performance had to pay the related taxes from other sources.

TAX COULD BE DUE FROM INVESTORS ON THEIR SHARE OF THE FUND'S ORDINARY INCOME DESPITE OVERALL LOSSES

     Investors may be required to pay tax on their allocable share of the Fund's ordinary income, which in the case of the Fund is the Fund's interest income and gain on some foreign futures contracts, even though the Fund incurs overall losses. Capital losses can be used only to offset capital gains and $3,000 of ordinary income each year. Consequently, if an investor were allocated $5,000 of ordinary income and $10,000 of capital losses, the investor would owe tax on $2,000 of ordinary income even though the investor would have a $5,000 loss for the year. The $7,000 capital loss could be used in subsequent years to offset capital gain and ordinary income, but subject to the same annual limitation on its deductibility against ordinary income.

THERE COULD BE A LIMIT ON THE DEDUCTIBILITY OF BROKERAGE AND PERFORMANCE FEES

     Although Campbell & Company treats the brokerage fees and performance fees paid to Campbell & Company and other expenses of the Fund as ordinary and necessary business expenses, upon audit the Fund may be required to treat such fees as "investment advisory fees" if the Fund's trading activities did not constitute a trade or business for tax purposes. If the expenses were investment advisory expenses, a limited partner's tax liability would likely increase. In addition, upon audit, a portion of the brokerage fees might be treated as a non-deductible syndication cost or might be treated as a reduction in the Fund's capital gain or as an increase in the Fund's capital loss. If the brokerage fees were so treated, a limited partner's tax liability would likely increase.

OTHER RISKS

FEES AND COMMISSIONS ARE CHARGED REGARDLESS OF PROFITABILITY AND ARE SUBJECT TO CHANGE

     The Fund is subject to substantial charges payable irrespective of profitability in addition to performance fees which are payable based on the Fund's profitability. Included in these charges are brokerage fees and operating expenses. On the Fund's forward and swap trading, "bid-ask" spreads and prime brokerage fees are incorporated into the pricing of the Fund's forward contracts by the counterparties in addition to the brokerage fees paid by the Fund. It is not possible to quantify the "bid-ask" spreads and prime brokerage fees paid by the Fund because the Fund cannot determine the profit its counterparty is making on the forward and swap transactions. Such spreads can at times be significant. In addition, while currently not contemplated, the limited partnership agreement allows for changes to be made to the brokerage fee and performance fee upon sixty days' notice to the limited partners.

THE CLEARING FIRM COULD FAIL AND HAS BEEN SUBJECT TO DISCIPLINARY ACTION

     The current clearing broker for the Fund is PaineWebber Incorporated. The Commodity Exchange Act requires a clearing broker to segregate all funds received from customers from such broker's proprietary assets. If the clearing broker fails to do so, the assets of the Fund might not be fully protected in the event of the bankruptcy of the clearing broker. Furthermore, in the event of the clearing broker's bankruptcy, the Fund could be limited to recovering only a pro rata share of all available funds segregated on behalf of the clearing broker's combined customer accounts, even though certain property specifically traceable to the Fund (for example, Treasury bills deposited by the Fund with the clearing broker as margin) was held by the clearing broker. The clearing broker has been the subject of regulatory and private causes of action, as described under "The Clearing Broker."

     Furthermore, dealers in forward and swap contracts are not regulated by the Commodity Exchange Act and are not obligated to segregate customer assets. As a result, you do not have such basic protection in forward and swap contracts.

INVESTORS MUST NOT RELY ON THE PAST PERFORMANCE OF EITHER CAMPBELL & COMPANY OR THE FUND IN DECIDING WHETHER TO BUY UNITS

     The future performance of the Fund is not predictable, and no assurance can be given that the Fund will perform successfully in the future. Past performance is not necessarily indicative of future results.

PARTIES TO THE FUND HAVE CONFLICTS OF INTEREST

     Campbell & Company has not established any formal procedures to resolve the following conflicts of interest. Consequently, there is no independent control over how Campbell & Company resolves these conflicts which can be relied upon by investors as ensuring that the Fund is treated equitably with other Campbell & Company clients.

     Campbell & Company has a conflict of interest because it acts as the general partner and sole trading advisor for the Fund.

     Since Campbell & Company acts as both trading advisor and general partner, it is very unlikely that its advisory contract will be terminated by the Fund. The fees payable to Campbell & Company were established by it and were not the subject of arm's-length negotiation. Campbell & Company, as general partner, determines whether or not distributions are made and it receives increased fees to the extent distributions are not made. While Campbell & Company has the authority to make such distributions, it does not intend to do so in the foreseeable future.

     Selling agents will be entitled to ongoing compensation as a result of their clients remaining in the Fund, so a conflict exists between the agent's interest in maximizing compensation and in advising their clients to make investment decisions in the client's best interests.

     Other conflicts are also present in the operation of the Fund. See "Conflicts of Interest."

THERE ARE NO INDEPENDENT EXPERTS REPRESENTING INVESTORS

     Campbell & Company has consulted with counsel, accountants and other experts regarding the formation and operation of the Fund. No counsel has been appointed to represent the limited partners in connection with the offering of the units. Accordingly, each prospective investor should consult his own legal, tax and financial advisers regarding the desirability of an investment in the Fund.

THE FUND PLACES SIGNIFICANT RELIANCE ON CAMPBELL & COMPANY

     The incapacity of Campbell & Company's principals could have a material and adverse effect on Campbell & Company's ability to discharge its obligations under the advisory agreement. However, there are no individual principals at Campbell & Company whose absence would result in a material and adverse effect on Campbell & Company's ability to adequately carry out its responsibilities.

THE FUND COULD TERMINATE BEFORE EXPIRATION OF ITS STATED TERM

     As general partner, Campbell & Company may withdraw from the Fund upon 120 days' notice, which would cause the Fund to terminate unless a substitute general partner were obtained. Other events, such as a long-term substantial loss suffered by the Fund, could also cause the Fund to terminate before the expiration of its stated term. This could cause you to liquidate your investments and upset the overall maturity and timing of your investment portfolio. If the registrations with the CFTC or memberships in the National Futures Association of Campbell & Company or the clearing broker were revoked or suspended, such entity would no longer be able to provide services to the Fund.

THE FUND IS NOT A REGULATED INVESTMENT COMPANY

     Although the Fund and Campbell & Company are subject to regulation by the CFTC, the Fund is not an investment company subject to the Investment Company Act of 1940. Accordingly, you do not have the protections afforded by that statute which, for example, require investment companies to have a majority of disinterested directors and regulate the relationship between the adviser and the investment company.

PROPOSED REGULATORY CHANGE IS IMPOSSIBLE TO PREDICT

     The futures markets are subject to comprehensive statutes, regulations and margin requirements. In addition, the CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. The regulation of futures and forward transactions in the United States is a rapidly changing area of law and is subject to modification by government and judicial action. In addition, various national governments have expressed concern regarding the disruptive effects of speculative trading in the currency markets and the need to regulate the "derivatives" markets in general. The effect of any future regulatory change on the Fund is impossible to predict, but could be substantial and adverse.

FORWARDS, SWAPS, HYBRIDS AND OTHER DERIVATIVES ARE NOT SUBJECT TO CFTC
REGULATION

     The Fund trades foreign exchange contracts in the interbank market. In addition to swaps, in the future, the Fund may also trade hybrid instruments and other off-exchange contracts. Swap agreements involve trading income streams such as fixed rate for floating rate interest. Hybrids are instruments which combine features of a security with those of a futures contract. The dealer market for off-exchange instruments is becoming more liquid. There is no exchange or clearinghouse for these contracts and they are not regulated by the CFTC. The Fund will not receive the protections which are provided by the CFTC's regulatory scheme for these transactions.

OPTIONS ON FUTURES ARE SPECULATIVE AND HIGHLY LEVERAGED

     In the future, options on futures contracts may be used by the Fund to generate premium income or capital gains. Futures options involve risks similar to futures in that options are speculative and highly leveraged. The buyer of an option risks losing the entire purchase price (the premium) of the option. The writer (seller) of an option risks losing the difference between the premium received for the option and the price of the commodity or futures contract underlying the option which the writer must purchase or deliver upon exercise of the option (which losses can be unlimited). Specific market movements of the commodities or futures contracts underlying an option cannot accurately be predicted.

THE FUND IS SUBJECT TO FOREIGN MARKET CREDIT AND REGULATORY RISK

     A substantial portion of Campbell & Company's trades takes place on markets or exchanges outside the United States. From time to time, as much as 20% to 50% of the Fund's overall market exposure could involve positions taken on foreign markets. The risk of loss in trading foreign futures contracts and foreign options can be substantial. Participation in foreign futures contracts and foreign options transactions involves the execution and clearing of trades on, or subject to the rules of, a foreign board of trade. Non-U.S. markets may not be subject to the same degree of regulation as their U.S. counterparts. None of the CFTC, NFA or any domestic exchange regulates activities of any foreign boards of trade, including the execution, delivery and clearing of transactions, or has the power to compel enforcement of the rules of a foreign board of trade or any applicable foreign laws. Trading on foreign exchanges also presents the risks of exchange controls, expropriation, taxation and government disruptions.

THE FUND IS SUBJECT TO FOREIGN EXCHANGE RISK

     The price of any foreign futures or foreign options contract and, therefore, the potential profit and loss thereon, may be affected by any variance in the foreign exchange rate between the time the order is placed and the time it is liquidated, offset or exercised. Certain foreign exchanges may also be in a more or less developmental stage so that prior price histories may not be indicative of current price dynamics. In addition, the Fund may not have the same access to certain positions on foreign exchanges as do local traders, and the historical market data on which Campbell & Company bases its strategies may not be as reliable or accessible as it is in the United States. The rights of clients (such as the Fund) in the event of the insolvency or bankruptcy of a non-U.S. market or broker are also likely to be more limited than in the case of U.S. markets or brokers.

TRANSFERS COULD BE RESTRICTED

     You may transfer or assign your units only upon 30 days' prior written notice to Campbell & Company and if Campbell & Company is satisfied that the transfer complies with applicable laws and would not result in the termination of the Fund for federal income tax purposes.

A SINGLE-ADVISOR FUND MAY BE MORE VOLATILE THAN A MULTI-ADVISOR FUND

     The Fund is a single-advisor managed futures fund. You should understand that many managed futures funds are structured as multi-advisor funds in order to attempt to control risk and reduce volatility through combining advisors whose historical performance records have exhibited a significant degree of non-correlation with each other. As a single-advisor managed futures fund, the Fund may have increased performance volatility and a higher risk of loss than investment vehicles employing multiple advisors.

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SELECTED FINANCIAL DATA

DOLLARS IN THOUSANDS, EXCEPT PER UNIT AMOUNTS

                                        PERIOD
                                        ENDED                           YEAR ENDED
                                      AUGUST 31,   ----------------------------------------------------
                                         2000        1999       1998       1997       1996       1995
                                      ----------   --------   --------   --------   --------   --------
Total Assets........................   $559,287    $496,841   $350,791   $220,404   $111,367   $46,492
Total Partners' Capital.............    550,666     484,020    343,957    212,710    107,737    45,074
Total Income (Loss).................     44,738      57,598     68,510     40,234     26,624     6,201
Net Income (Loss)...................     17,861      23,306     40,695     24,011     19,058     3,509
Net Income (Loss) Per General and
  Limited Partner Unit..............      62.05       95.52     232.33     208.78     327.00    103.74
Increase (Decrease) in Net Asset
  Value per General and Limited
  Partner Unit......................      53.06       73.88     211.67     181.48     296.12     88.27

CAMPBELL & COMPANY, INC.

DESCRIPTION

     Campbell & Company is the general partner and commodity trading advisor of the Fund. It is a Maryland corporation organized in April 1978 as a successor to a partnership originally organized in January 1974. Its offices are located at 210 West Pennsylvania Avenue, Towson, Maryland 21204, and its telephone number is (410) 296-3301. Its sole business is the trading and management of discretionary futures accounts, including commodity pools. As of August 31, 2000, Campbell & Company had approximately $2.0 billion under management in the futures, forward and swap markets (including approximately $1.6 billion traded pursuant to the same Financial, Metal & Energy Large Portfolio as traded by the
Fund). Please refer to "Campbell & Company, Inc. -- Trading Systems" for a discussion of all of the portfolios offered by Campbell & Company, which includes the Financial, Metal & Energy Large Portfolio.

     Campbell & Company is a member of the NFA and has been registered as a commodity pool operator since September 10, 1982 and as a commodity trading advisor since May 6, 1978. Pools currently operated by Campbell & Company include: Campbell Financial Futures Fund, L.P.; Campbell Fund Trust; Campbell Global Assets Fund Limited; and Campbell Alternative Asset Trust. Campbell & Company's compensation is discussed in "Charges to the Fund."

     The principals of Campbell & Company have not purchased and do not intend to purchase units.

     Campbell & Company has agreed that its capital account as general partner at all times will equal at least 1% of the net aggregate capital contributions of all partners.

     There has never been any material administrative, civil or criminal proceedings brought against Campbell & Company or its principals, whether pending, on appeal or concluded.

     Campbell & Company's principals are Theresa D. Becks, Richard M. Bell, D. Keith Campbell, William C. Clarke III, Bruce L. Cleland, Xiaohua Hu, Philip Lindner, James M. Little, V. Todd Miller, Albert Nigrin, Markus Rutishauser and
C. Douglas York. The majority voting stockholder of Campbell & Company is D. Keith Campbell.

     Theresa D. Becks, born in 1963, joined Campbell & Company in 1991 and serves as the Chief Financial Officer, Secretary, Treasurer, and a Director. In addition to her role as CFO, Ms. Becks also oversees administration and compliance. From December 1987 to June 1991, she was employed by Bank of Maryland Corp, a publicly held company, as a Vice President and Chief Financial Officer. Prior to that time, she worked with Ernst & Young. Ms. Becks is a C.P.A. and has a B.S. in Accounting from the University of Delaware. Ms. Becks is an Associated Person of Campbell & Company.

     Richard M. Bell, born in 1952, began his employment with Campbell & Company in May 1990 and serves as a Senior Vice President-Trading. His duties include managing daily trade execution for the assets under Campbell's man-agement. From September 1986 through May 1990, Mr. Bell was the managing general partner of several partnerships registered as broker-dealers involved in market making on the floor of the Philadelphia Stock Exchange ("PHLX") and Philadelphia Board of Trade ("PBOT"). From July 1975 through September 1986, Mr. Bell was a stockholder and Executive Vice-President of Tague Securities, Inc., a registered broker-dealer. Mr. Bell graduated from Lehigh University with a B.S. in Finance. Mr. Bell is an Associated Person of Campbell & Company.

     D. Keith Campbell, born in 1942, has served as the Chairman of the Board of Directors of Campbell & Company since it began operations, was President until January 1, 1994, and Chief Executive Officer until January 1, 1998. Mr. Campbell is the majority voting stockholder. From 1971 through June 1978 he was a registered representative of a futures commission merchant. Mr. Campbell has acted as a commodity trading advisor since January 1972 when, as general partner of the Campbell Fund, a limited partnership engaged in commodity futures trading, he assumed sole responsibility for trading decisions made on behalf of the Fund. Since then, he has applied various technical trading models to numerous discretionary futures trading accounts. Mr. Campbell is registered with the CFTC and NFA as a commodity pool operator. Mr. Campbell is an Associated Person of Campbell & Company.

     William C. Clarke, III, born in 1951, joined Campbell & Company in June 1977 and serves as an Executive Vice President and Director. Mr. Clarke holds a B.S. in Finance from Lehigh University where he graduated in 1973. Mr. Clarke currently oversees all aspects of research, which involves the development of proprietary trading models and portfolio management methods. Mr. Clarke is an Associated Person of Campbell & Company.

     Bruce L. Cleland, born in 1947, joined Campbell & Company in January 1993 and serves as President, Chief Executive Officer and a Director. Prior to 1994 he was Executive Vice President. From May 1986 through December 1992, Mr. Cleland had served in various principal roles with the following firms:
President, Institutional Brokerage Corp., a floor broker; President, Institutional Advisory Corp., a commodity trading advisor and commodity pool operator; President, F&G Management, Inc., a commodity trading advisor; President, Hewlett Trading Corporation, a commodity pool operator. Prior to this, Mr. Cleland was employed by Rudolf Wolff Futures Inc., a futures commission merchant, where he served as President until 1986. Mr. Cleland graduated in 1969 from Victoria University in Wellington, New Zealand where he received a Bachelor of Commerce and Administration degree. Mr. Cleland is an Associated Person of Campbell & Company.

     Xiaohua Hu, born in 1963, serves as a Vice President-Research and has been employed by Campbell & Company since 1994. From 1992 to 1994 he was employed in Japan by Line System as a software engineer, where he participated in the research and development of computer software, including programs for production systems control and software development. Mr. Hu received his B.A. in Manufacturing Engineering from Changsha University of Technology in China in 1982. He went on to receive an M.A. and Ph.D. in Systems and Information Engineering from the Toyohashi University of Technology, in Japan, in 1987 and 1992 respectively. During his studies at Toyohashi, Mr. Hu was also a Visiting Researcher in Computer Science and Operations Research and published several research papers.

     Philip Lindner, born in 1954, serves as Vice President-Information Technology. He has been employed by Campbell & Company since October 1994 and was appointed the IT Director in March 1996 and Vice President in January 1998. Prior to joining Campbell & Company, Mr. Lindner worked as a programmer and manager for Amtote, a provider of race track computer systems.

     James M. Little, born in 1946, joined Campbell & Company in April 1990 and serves as Executive Vice President-Client Development and a Director. Mr. Little holds a B.S. in Economics and Psychology from Purdue University. From March 1989 through April 1990, Mr. Little was a registered representative of A.G. Edwards & Sons, Inc. From January 1984 through March 1989, he was the Chief Executive Officer of James Little & Associates, Inc., a commodity pool operator and broker-dealer. Mr. Little is the co-author of The Handbook of Financial Futures, and is a frequent contributor to investment industry publications.

Mr. Little is an Associated Person of Campbell & Company.

     V. Todd Miller, born in 1962, serves as a Vice President-Research and has been employed by Campbell & Company since 1994. From 1993 to 1994, Mr. Miller was an assistant professor in the department of Computer Information Science at the University of Florida, where he taught classes in object oriented programming, numerical analysis, and programming in C, C++ and LISP. Mr. Miller holds a variety of degrees from the University of Florida, including an Associates degree in architecture and a B.A. in Business with a concentration in computer science. In 1988 he received his M.A. in Engineering with a concentration in artificial intelligence. Mr. Miller completed his education in 1993 with a Ph.D. in Engineering with a concentration in computer simulation.

     Albert Nigrin, born in 1961, serves as a Vice President-Research and has been employed by Campbell & Company since 1995. From 1991 to 1995, Mr. Nigrin was an assistant professor in the department of Computer Science and Information Systems at American University in Washington D.C., where he taught classes in artificial intelligence, computer programming and algorithms to both graduate and undergraduate students. While teaching, he also wrote and published Neural Networks for Pattern Recognition. Mr. Nigrin received a B.A. in Electrical Engineering in 1984 from Drexel University. He then proceeded directly to a Ph.D. program and received his degree in Computer Science in 1990 from Duke University, where his doctoral studies concentrated in the areas of artificial intelligence and neural networks.

     Markus Rutishauser, born in 1961, serves as Vice President-Trading and has been employed by Campbell & Company since October 1993, with responsibility for day-to-day foreign exchange trading. Prior to joining Campbell, Mr. Rutishauser worked two years at Maryland National Bank in Baltimore as an Assistant Vice President in Foreign Exchange trading. Prior to that, he was employed by Union Bank of Switzerland, spending four years in their Zurich office and another four years in their New York office, in the Foreign Exchange Department. Mr. Rutishauser graduated from the University of Fairfield with a degree in Finance. He subsequently completed his MBA at the University of Baltimore in January 1996. Mr. Rutishauser is an Associated Person of Campbell & Company.

     C. Douglas York, born in 1958, has been employed by Campbell & Company since November 1992 and serves as a Senior Vice President-Trading. His duties include managing daily trade execution for foreign exchange markets. From January 1991 to November 1992, Mr. York was the Global Foreign Exchange Manager for Black & Decker. He holds a B.A. in Government from Franklin and Marshall College. Mr. York is an Associated Person of Campbell & Company.

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                          CAMPBELL & COMPANY, INC. --
                           STAFF AS OF SEPTEMBER 2000

                         [STAFF ORGANIZATIONAL CHART]

THE ADVISORY AGREEMENT

     Campbell & Company has the sole authority and responsibility for directing the investment and reinvestment of the Fund's assets. The Fund's advisory agreement with Campbell & Company is valid for successive periods of one year subject to each party's right to terminate on 60 days' prior written notice. It is unlikely that the Advisory Agreement would be terminated other than as a direct result of the dissolution of the Fund.

     The advisory agreement does not alter any fiduciary duties that may otherwise be imposed by state law on Campbell & Company.

TRADING SYSTEMS

     Campbell & Company makes the Fund's trading decisions using proprietary computerized trading models which analyze market statistics. There can be no assurance that the trading models will produce results similar to those produced in the past. In addition, limited partners will not have any vote or consent with respect to the trading approaches utilized by Campbell & Company.

     Campbell & Company currently offers the following portfolios:

     1) The Financial, Metal & Energy Large Portfolio,

     2) The Financial, Metal & Energy Small Portfolio,

     3) The Foreign Exchange Portfolio,

     4) The Global Diversified Large Portfolio, and

     5) The Global Diversified Small Portfolio.

     All of the Fund's assets are currently allocated to the Financial, Metal & Energy Large Portfolio, which trades forward, futures and swap contracts on precious and base metals, energy products, stock market indices, interest rate instruments and foreign currencies. Prior to September of 2000, 75% of the Fund's assets were allocated to the Financial, Metal & Energy Large Portfolio and 25% were allocated to the Global Diversified Large Portfolio. The Global Diversified Large Portfolio trades the same markets as the FME Large Portfolio, as well as agricultural markets.

     Campbell & Company currently allocates the Fund's assets as follows: 80% to financial contracts, 15% to energy products and 5% to metals. These percentages will fluctuate from time to time. See the following pie chart for a current listing of contracts, by sector.

             PORTFOLIO COMPOSITION OF THE FUND AS OF SEPTEMBER 2000 PORTFOLIO COMPOSITION PIE CHART

                       LONG-TERM        SHORT-TERM
CROSS RATES*        INTEREST RATES    INTEREST RATES     STOCK INDICES        METALS           ENERGY**        CURRENCIES*
------------        --------------    --------------     -------------        ------           --------        -----------
11                       17.00             3.00              15.00             5.00              15.00            34.00

 * Traded as forward contracts, not futures
** Traded as futures or swap contracts

Portfolio composition, including contracts traded and percentage allocations to each sector, may change at any time if Campbell & Company determines such change to be in the best interests of the Fund. As clarification of the terms used, please note that, as an example, aluminum is a market that is traded within the metals sector.

     Campbell & Company's trading models are designed to detect and exploit medium-term to long-term price changes, while also applying proven risk management and portfolio management principles. No one market exceeds 10% of a total portfolio allocation.

     Campbell & Company believes that utilizing multiple trading models for the same client account provides an important level of diversification, and is most beneficial when multiple contracts in each market are traded. Every trading model may not trade every market. It is possible that one trading model may establish a long position while another trading model establishes a short position in the same market. Since it is unlikely that both positions would prove profitable, in retrospect one or both trades will appear to have been unnecessary. It is Campbell & Company's policy to follow trades signaled by each trading model independently of the other models.

     Over the course of a long-term trend, there are times when the risk of the market does not appear to be justified by the potential reward. In such circumstances some of Campbell & Company's trading models may exit a profitable position prior to the end of a price trend. While there is some risk to this method (for example, being out of the market during a significant portion of a price trend), Campbell & Company's research indicates that this is well compensated for by the decreased volatility of performance which may result.

     Campbell & Company's trading models may include trend-following trading models, counter-trend trading models, and trading models that do not seek to identify or follow price trends at all.

Campbell & Company expects to develop additional trading models and to modify models currently in use and may or may not employ all such models for all clients' accounts. The trading models currently used by Campbell & Company may be eliminated from use if Campbell & Company ever believes such action is warranted.

     While Campbell & Company normally follows a disciplined systematic approach to trading, on occasion it may override the signals generated by the trading models, such as when market conditions dictate otherwise. Such action may not enhance the results achieved.

     Campbell & Company applies risk management and portfolio management strategies to measure and manage overall portfolio risk. These strategies include portfolio structure, risk balance, capital allocation and risk limitation. One objective of risk and portfolio management is to determine periods of relatively high and low portfolio risk, and when such points are reached, Campbell & Company may reduce or increase position size accordingly. It is possible, however, that during periods of reduction in position size the return that would have been realized had the account been fully invested would be reduced.

     Campbell & Company may, from time to time, increase or decrease the total number of contracts held based on increases or decreases in the Fund's assets, changes in market conditions, perceived changes in portfolio-wide risk factors, or other factors which may be deemed relevant.

     Campbell & Company estimates that based on the margin required to maintain positions in the markets currently traded, aggregate margin for all positions will range between 10% and 40% of the Fund's net assets. From time to time, margin commitments may be above or below these ranges.

     The number of contracts that Campbell & Company believes can be bought or sold in a particular market without undue adverse price movement may at times be limited. In such cases a client's portfolio would be influenced by liquidity factors because positions in such markets might be substantially smaller than positions in other markets which offer greater liquidity.

MANAGEMENT'S ANALYSIS OF OPERATIONS

INTRODUCTION

     The offering of the Fund's units of limited partnership interest commenced on January 12, 1994, and the initial offering terminated on April 15, 1994 with proceeds of $9,692,439. The continuing offering period commenced immediately after the termination of the initial offering period; additional subscriptions totaling $565,215,727 have been accepted during the continuing offering period as of September 1, 2000. Redemptions over the same time period totaled $141,194,830. The Fund commenced operations on April 18, 1994.

CAPITAL RESOURCES

     The Fund will raise additional capital only through the sale of units offered pursuant to the continuing offering, and does not intend to raise any capital through borrowing. Due to the nature of the Fund's business, it will make no capital expenditures and will have no capital assets which are not operating capital or assets.

LIQUIDITY

     Most United States futures exchanges limit fluctuations in futures contract prices during a single day by regulations referred to as "daily price fluctuation limits" or "daily limits." During a single trading day, no trades may be executed at prices beyond the daily limit. Once the price of a futures contract has reached the daily limit for that day, positions in that contract can neither be taken nor liquidated. Futures prices have occasionally moved to the daily limit for several consecutive days with little or no trading. Similar occurrences could prevent the Fund from promptly liquidating unfavorable positions and subject the Fund to substantial losses which could exceed the margin initially committed to such trades. In addition, even if futures prices do not move to the daily limit, the Fund may not be able to execute futures trades at favorable prices, if little trading in such contracts is taking place. Other than these limitations on liquidity, which are inherent in the Fund's futures trading operations, the Fund's assets are expected to be highly liquid.

RESULTS OF OPERATIONS

     The returns for the six months ending June 30, 2000 and for the three years ended December 31, 1999, 1998 and 1997 were 2.35%, 4.45%, 14.60% and 14.31%, respectively.

2000 (6 MONTHS ENDING JUNE 30)

     The returns for the six months ending June 30, 2000 and 1999 were 2.35% and 3.15%, respectively. Of the 2.35% increase, approximately 3.95% was due to trading gains (before commissions) and approximately 2.74% was due to interest income, offset by approximately 4.34% in brokerage fees, performance fees, operating costs and offering costs borne by the Fund. An analysis of the 3.95% trading gains by sector is as follows:

            SECTOR               % GAIN (LOSS)
            ------               -------------
Energy.........................       9.09%
Currencies.....................       1.66
Stock Indices..................       1.32
Agriculturals..................       (.12)
Metals.........................      (1.40)
Interest Rates.................      (6.60)
                                     -----
                                      3.95%
                                     =====

     The first month of the New Year provided a highly volatile environment, which offered the Fund the opportunity to perform well in most markets. Long bond positions held for security over the Y2K year-end were sold off early in the month benefiting short positions. Rising interest rates with still moderate inflation numbers helped push the dollar higher against the Swiss Franc, the Yen and the Euro, which benefited currency positions. In February, the volatility seen in January continued, providing profits in some markets, but eliminating January's gains in others. Currencies and energy continued to be profitable, but these gains were more than offset by losses in short positions in the long-term interest rate sector. March was a difficult month, as sharp reversals in the energy sector and the Yen were the biggest factors in the loss for the month.

     The dominant feature of April was the sell-off in the NASDAQ, which ended almost as quickly as it began as investors used the sell-off as a buying opportunity. Although the Fund managed gains in both the NASDAQ and S&P indices during the month, the unprecedented volatility in global equity indices resulted in a small loss in this sector overall. With respect to the energy sector, the crude market rallied on news that OPEC would not drastically increase production. The Fund suffered losses on short crude positions which more than eliminated gains made on the upward trend of natural gas. Losses in the interest rates sectors provided the majority of the losses for the month as the Fund's long positions quickly became unprofitable as stability returned to the equity markets.

     The energy sector, specifically natural gas, provided the majority of the profit for the month of May. Natural Gas prices moved sharply higher as summer electricity demand increased. Crude oil resumed its upward trend when the markets realized that OPEC production increases were still not meeting demand. Continued economic strength caused the Federal Reserve to increase short-term interest rates by 50 basis points mid-month as anticipated. The Fund experienced a classic whipsaw as its interest rate positions flipped from long to short, only to see the market rally hard again as softer economic numbers triggered aggressive short covering. Higher interest rates pushed the Fund's long U.S. Dollar positions up against the British Pound, New Zealand Dollar and South African Rand.

     During June, the energy sector continued to be the best performer. Although the mid-month OPEC meeting increased the official supply of crude, most of the increase was already being made available to the market through quota cheating. Consequently, the OPEC decision only served to legitimize current production levels, and this together with the apparent solidarity of OPEC, led to a strong rally that was profitable for the Fund's long positions. Interest rates traded sideways during the month causing small losses in many of the contracts traded in this sector which offset some of the gain earned in energies. The rallies in the S&P and NASDAQ indices at month-end contributed to a moderate gain in this sector.

1999

     The returns for the years ended December 31, 1999 and 1998 were 4.45% and 14.60%, respectively. For 1999, the majority of the 4.45% increase in net asset value per unit occurred in the first half of the year, when approximately 60% of the total trading gains for the year were posted. Of the 4.45% increase, approximately 9.19% was due to trading gains (before commissions) and approximately 4.68% was due to interest income, offset by approximately 9.42% in brokerage fees, performance fees and operating costs borne by the Fund. An analysis of the 9.19% trading gains by sector is as follows:

            SECTOR               % GAIN (LOSS)
            ------               -------------
Energies.......................       8.88%
Currencies.....................       2.48
Interest Rates.................        .60
Metals.........................        .51
Agriculturals..................       (.22)
Stock Indices..................      (3.06)
                                     -----
                                      9.19%
                                     =====

     In January 1999, most markets the Fund trades in were trendless, yet volatile enough to move it in and out of positions, incurring a string of relatively small losses. The gain for February was earned primarily in the currency and interest rate sectors. Short positions in U.S. treasury notes and bonds yielded enough profits to compensate for the losses incurred in European interest rates, which had been slower to turn from long to short. The Yen was volatile, trading both sharply higher and sharply lower against the U.S. Dollar during February, but it ended the month on a slide which appeared to have some momentum. On balance the Fund's Yen positions lost money during February, but short positions in the European currencies, primarily the Swiss Franc and the Euro, were profitable. In March, the currency and energy sectors provided positive returns. The U.S. Dollar continued to appreciate against the Euro and the Swiss Franc, while weaker Yen was profitable against Sterling, the Swiss Franc, and the Euro. All other portfolio sectors showed small losses for the month.

     April produced profitable results for the Fund with gains in the currencies, stock indices, energy and metal sectors. The U.S. Dollar continued its strong upward trend against the Euro and Swiss Franc which lead to the Fund's gains in the currency sector. The Fund incurred losses in global interest rates where the markets were too trendless to offer any real opportunity. In May, the energy and metal sectors were down sharply causing losses on the Fund's long positions in these two sectors contributing to our loss for the month. Profits on short interest rate positions were offset by losses on long U.S. Dollar and foreign equity index positions. Interest rate positions were the biggest contributor to the positive performance for June. The Fund's short positions in this sector profited from the persistent increase in the U.S. interest rates. The Fund also had strong performance in the energy and stock indices sectors during the month.

     The trends that were in place at the end of June continued into July and our portfolios showed strong profits at mid month. During the second half of July, every major trend failed and several markets turned sharply against the Fund eliminating the profits earned in the first half of the month. In August, the most profitable sectors were the energy and currency sectors. Whipsawing inflation expectations caused losses in the stock indices and interest rate sectors. In September, continued perception of recovery in Asia pushed the Yen higher against the U.S. Dollar and European currencies and pushed energy and base metal prices higher. The announcement of a coordinated change in European central bank policy caused gold prices to rise significantly. The Fund's gold position was small and switched from short to long positions early enough to stay flat in this market.

     Price action was largely without direction in October until the end of the month when the Employment Cost Index (ECI) numbers were released. Due to the ECI being lower than expected, bond and equity prices rallied and base metal and energy prices sold off causing losses in long energy, long metal and short energy positions. The standout feature of November was the continued divergence in the energy markets. During the month, crude oil traded higher while natural gas sold off. By month-end, these trends were in reverse, but the Fund managed to hold on to enough gains to register a small gain for the month. During December, the air of uncertainty and apprehension left many market participants unwilling to participate in global financial markets causing market liquidity to be greatly reduced. The Fund's response was to trim its portfolio to only the most liquid of contracts. The sectors that performed well were energies, equities and interest rates.

1998

     The returns for the years ended December 31, 1998 and 1997 were 14.60% and 14.31%, respectively. For 1998, the majority of the 14.60% increase in net asset value per unit occurred in the second half of the year, when approximately 77% of the total trading gains for the year were posted. Of the 14.60% increase, approximately 20.88% was due to trading gains (before commissions) and approximately 4.81% was due to interest income, offset by approximately 11.09% in brokerage fees, performance fees and operating costs borne by the Fund. An analysis of the 20.88% trading gains by sector is as follows:

            SECTOR               % GAIN (LOSS)
            ------               -------------
Interest Rates.................      18.46%
Currencies.....................       2.41
Stock Indices..................       2.03
Energy.........................       (.11)
Agriculturals..................       (.62)
Metals.........................      (1.29)
                                     -----
                                     20.88%
                                     =====

     1998 began with positive performance being achieved in the interest rates, stock indices and energy sectors. In January the interest rates were the most profitable sector, with the deflationary implications of the Asian financial crisis continuing to push U.S. and European yields lower. February was a month of major trend transition. The significant losses in the currencies and cross rates pulled returns down, most of which was attributable to the positions held outright in Japanese Yen and Yen cross positions held against the other major currencies. Currencies bounced back in March and stock indices were also positive in March, as world equity markets continued their seemingly endless ascent.

     April was a month in which most market sectors performed poorly. The only sector to finish on a positive note was the stock indices sector, where continued strong economic growth and the perception of low or non-existent inflation pushed U.S. and European stock indices to new highs. May resulted in a continuing decline in Yen against the U.S. and European currencies. Long-term interest rate instruments moved higher, as Japan tried to re-float its economy by lowering interest rates even further. The most profitable sector for the month of June was foreign exchange, with profits being realized in Japanese Yen, Malaysian Ringgitt and South African Rand. A combination of excess production and declining Asian demand for crude oil pushed crude prices lower during the first half of June, but the announcement of further cuts by OPEC producers caused a sharp short covering rally in the middle of the month. The Fund was modestly short the energy sector during June, and realized small gains overall.

     July was an unusual month in that the moderate negative result was broadly dispersed over almost every market sector. Stock indices such as the S&P and Nikkei had substantial negative results in July. With the situations in Asia and Russia worsening, many global capital markets experienced a "flight to safety" during August, as investors sold equities and bought government bonds. In August virtually all returns for the month came from the global interest rates sector. All other sectors showed small gains and losses, which were largely offsetting. In September the interest rates sector returns dominated again. The Fund's global bond positions did very well, and shorter-term interest rate positions also contributed.

     In early October the turmoil surrounding hedge funds' participation in financial markets had a profound effect on the currency and interest rate markets. Fears that other hedge funds had similar exposure prompted banks and investment houses to reduce credit lines aggressively. The shift of investment priority from profit potential to capital preservation created severe market dislocations, as many large positions were unwound. The Fund recorded slight losses in the long term interest rate sector, as long-term interest rate instruments were initially bid to record highs, and then collapsed. Currencies were the most profitable sector for the month with the majority of the gains coming from the Japanese Yen, Deutsche Mark, and Swiss Franc. November was a choppy month, with the exception of the energy complex, which trended sharply lower posting gains for the month. The currency sector contributed most of the losses for the month. With the historic advent of the Euro closing in, and the uncertainty that such a momentous event creates, there was anticipation of illiquid and choppy currency markets through the end of the year. December was a relatively slow month, largely as a result of the market illiquidity. Global interest rates continued to decline except in the U.S. where bond prices weakened. The Yen continued to strengthen against the U.S. dollar posting gains for the month. The strength of the Yen was largely a result of the sharp increase in Japanese interest rates, and the Fund's short positions in the interest rate instruments benefited, although this was largely offset by losses in the Fund's U.S. interest rate positions.

1997

     For 1997, the majority of the 14.31% increase occurred in the second half of the year, when approximately 90% of the total trading gains for the year were posted. Unprecedented volatility in global equity markets provided good trading opportunities, particularly in the stock indices and interest rates futures. The long positions maintained in the S&P 500 Index and natural gas futures contracts proved to be the best performing markets for the year. Trading in the currencies sector also provided significant contributions to the positive performance. The Fund continued to benefit from new capital management strategies and more diverse portfolios. The 14.31% increase was the result of an approximate 19.22% increase due to trading gains (before commissions) and an approximate 4.76% increase due to interest income, offset by an approximate 9.67% decrease as a result of brokerage fees, performance fees and operating costs borne by the Fund. An analysis of the 19.22% trading gains by sector is as follows:

            SECTOR               % GAIN (LOSS)
            ------               -------------
Stock Indices..................       6.98%
Interest Rate..................       6.58
Currencies.....................       5.64
Energy.........................       2.71
Agriculturals..................      (0.64)
Metals.........................      (2.05)
                                     -----
                                     19.22%
                                     =====

     Campbell & Company is unaware of any (i) anticipated known demands, commitments or capital expenditures; (ii) material trends, favorable or unfavorable, in its capital resources; or (iii) trends or uncertainties that will have a material effect on the Fund's operations. From time to time, regulatory agencies, such as the CFTC, have proposed increased margin requirements on commodity futures contracts. Because the Fund generally uses a small percentage of assets as margin, Campbell & Company does not believe that any increase in margin requirements, if adopted as proposed, will have a material effect on the Fund's operations. Campbell & Company cannot predict whether the Fund's net asset value per unit will increase or decrease. Inflation is not a significant factor in the Fund's operations, except to the extent that inflation may affect futures' prices.

OFF-BALANCE SHEET RISK

     The term "off-balance sheet risk" refers to an unrecorded potential liability that, even though it does not appear on the balance sheet, may result in future obligation or loss. The Fund trades in futures, forward and swap contracts and is therefore a party to financial instruments with elements of off-balance sheet market and credit risk. In entering into these contracts there exists a risk to the Fund, market risk, that such contracts may be significantly influenced by market conditions, such as interest rate volatility, resulting in such contracts being less valuable. If the markets should move against all of the futures interest positions of the Fund at the same time, and if Campbell & Company were unable to offset positions, the Fund could lose all of its assets and the limited partners would realize a 100% loss. Campbell & Company minimizes market risk through real-time monitoring of open positions, diversification of the portfolio and maintenance of a margin-to-equity ratio that rarely exceeds 30%.

     In addition to market risk, in entering into futures, forward and swap contracts there is a credit risk that a counterparty will not be able to meet its obligations to the Fund. The counterparty for futures contracts traded in the United States and on most foreign futures exchanges is the clearinghouse associated with such exchange. In general, clearinghouses are backed by the corporate members of the clearinghouse who are required to share any financial burden resulting from the non-performance by one of their members and, as such, should significantly reduce this credit risk.

     In cases where the clearinghouse is not backed by the clearing members, like some foreign exchanges, it is normally backed by a consortium of banks or other financial institutions.

     In the case of forward and swap contracts, which are traded on the interbank market rather than on exchanges, the counterparty is generally a single bank or other financial institution, rather than a group of financial institutions; thus there may be greater counterparty credit risk. Campbell & Company trades for the Fund only with those counterparties which it believes to be creditworthy. All positions of the Fund are valued each day on a mark-to-market basis. There can be no assurance that any clearing member, clearinghouse or other counterparty will be able to meet its obligations to the Fund.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

INTRODUCTION

     Past Results Not Necessarily Indicative of Future Performance

     The Fund is a speculative commodity pool. The market sensitive instruments held by it are acquired for speculative trading purposes, and all or substantially all of the Fund's assets are subject to the risk of trading loss. Unlike an operating company, the risk of market sensitive instruments is integral, not incidental, to the Fund's main line of business.

     Market movements result in frequent changes in the fair market value of the Fund's open positions and, consequently, in its earnings and cash flow. The Fund's market risk is influenced by a wide variety of factors, including the level and volatility of exchange rates, interest rates, equity price levels, the market value of financial instruments and contracts, the diversification effects among the Fund's open positions and the liquidity of the markets in which it trades.

     The Fund rapidly acquires and liquidates both long and short positions in a wide range of different markets. Consequently, it is not possible to predict how a particular future market scenario will affect performance, and the Fund's past performance is not necessarily indicative of its future results.

     Value at Risk is a measure of the maximum amount which the Fund could reasonably be expected to lose in a given market sector. However, the inherent uncertainty of the Fund's speculative trading and the recurrence in the markets traded by the Fund of market movements far exceeding expectations could result in actual trading or non-trading losses far beyond the indicated Value at Risk or the Fund's experience to date (i.e.,"risk of ruin"). In light of the foregoing as well as the risks and uncertainties intrinsic to all future projections, the inclusion of the quantification included in this section should not be considered to constitute any assurance or representation that the Fund's losses in any market sector will be limited to Value at Risk or by the Fund's attempts to manage its market risk.

     Standard of Materiality

     Materiality as used in this section, "Qualitative and Quantitative Disclosures About Market Risk," is based on an assessment of reasonably possible market movements and the potential losses caused by such movements, taking into account the leverage, and multiplier features of the Fund's market sensitive instruments.

QUANTIFYING THE FUND'S TRADING VALUE AT RISK

     Quantitative Forward-Looking Statements

     The following quantitative disclosures regarding the Fund's market risk exposures contain "forward-looking statements" within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). All quantitative disclosures in this section are deemed to be forward-looking statements for purposes of the safe harbor, except for statements of historical fact (such as the dollar amount of maintenance margin required for market risk sensitive instruments held at the end of the reporting period).

     The Fund's risk exposure in the various market sectors traded by Campbell & Company is quantified below in terms of Value at Risk. Due to the Fund's mark-to-market accounting, any loss in the fair value of the Fund's open positions is directly reflected in the Fund's earnings (realized or unrealized).

     Exchange maintenance margin requirements have been used by the Fund as the measure of its Value at Risk. Maintenance margin requirements are set by exchanges to equal or exceed the maximum losses reasonably expected to be incurred in the fair value of any given contract in 95%-99% of any one-day intervals. The maintenance margin levels are established by dealers and exchanges using historical price studies as well as an assessment of current market volatility and economic fundamentals to provide a probabilistic estimate of the maximum expected near-term one-day price fluctuation. Maintenance margin has been used rather than the more generally available initial margin, because initial margin includes a credit risk component which is not relevant to Value at Risk.

     In the case of market sensitive instruments which are not exchange-traded (which includes currencies and some energy products and metals in the case of the Fund), the margin requirements for the equivalent futures positions have been used as Value at Risk. In those cases in which a futures-equivalent margin is not available, dealers' margins have been used.

     In the case of contracts denominated in foreign currencies, the Value at Risk figures include foreign margin amounts converted into U.S. Dollars with an incremental adjustment to reflect the exchange rate risk inherent to the Dollar-based Fund in expressing Value at Risk in a functional currency other than U.S. Dollars.

     In quantifying the Fund's Value at Risk, 100% positive correlation in the different positions held in each market risk category has been assumed. Consequently, the margin requirements applicable to the open contracts have simply been aggregated to determine each trading category's aggregate Value at Risk. The diversification effects resulting from the fact that the Fund's positions are rarely, if ever, 100% positively correlated have not been reflected.

THE FUND'S TRADING VALUE AT RISK IN DIFFERENT MARKET SECTORS

     The following tables indicate the trading Value at Risk associated with the Fund's open positions by market category as of June 30, 2000, December 31, 1999 and December 31, 1998 and the trading gains/losses by market category for the six months ended June 30, 2000 and the year ended December 31, 1999. All open position trading risk exposures of the Fund have been included in calculating the figures set forth below. As of June 30, 2000, December 31, 1999 and December 31, 1998, the Fund's total capitalization was approximately $524 million, $484 million and $344 million, respectively.

                                 JUNE 30, 2000

                                          % OF TOTAL        TRADING
MARKET SECTOR          VALUE AT RISK    CAPITALIZATION    GAIN/(LOSS)*
-------------          --------------   --------------   --------------
Currencies...........  $11.11 million        2.12%            1.66%
Interest Rates.......  $10.83 million        2.07%           (6.60%)
Energy...............  $10.48 million        2.00%            9.09%
Stock Indices........  $ 6.53 million        1.25%            1.32%
Metals...............  $ 1.92 million         .36%           (1.40%)
Agriculturals........  $  .50 million         .10%            (.12%)
                       --------------        ----            -----
        Total........  $41.37 million        7.90%            3.95%
                       ==============        ====            =====

---------------
* -- Of the 2.35% return for the six months ended June 30, 2000, approximately 3.95% was due to trading gains (before commissions) and approximately 2.74% was due to interest income, offset by approximately 4.34% in brokerage fees, performance fees and operating costs borne by the Fund.

                               DECEMBER 31, 1999

                                          % OF TOTAL        TRADING
MARKET SECTOR          VALUE AT RISK    CAPITALIZATION    GAIN/(LOSS)*
-------------          --------------   --------------   --------------
Interest Rates.......  $12.32 million        2.55%             .60%
Stock Indices........  $ 7.81 million        1.61%           (3.06%)
Currencies...........  $ 7.65 million        1.58%            2.48%
Energy...............  $ 4.80 million         .99%            8.88%
Metals...............  $ 2.27 million         .47%             .51%
Agriculturals........  $  .19 million         .04%            (.22%)
                       --------------        ----            -----
        Total........  $35.04 million        7.24%            9.19%
                       ==============        ====            =====

---------------
* -- Of the 4.45% return for the year ended December 31, 1999, approximately 9.19% was due to trading gains (before commissions) and approximately 4.68% was due to interest income, offset by approximately 9.42% in brokerage fees, performance fees and operating costs borne by the Fund.

                               DECEMBER 31, 1998

                                                 % OF TOTAL
MARKET SECTOR                 VALUE AT RISK    CAPITALIZATION
-------------                 --------------   --------------
Currencies..................  $10.60 million        3.08%
Interest Rates..............  $ 6.95 million        2.02%
Stock Indices...............  $ 5.06 million        1.47%
Metals......................  $ 2.82 million         .82%
Energy......................  $ 1.81 million         .53%
Agriculturals...............  $  .38 million         .11%
                              --------------        ----
        Total...............  $27.62 million        8.03%
                              ==============        ====

MATERIAL LIMITATIONS ON VALUE AT RISK AS AN ASSESSMENT OF MARKET RISK

     The face value of the market sector instruments held by the Fund is typically many times the applicable maintenance margin requirement

(maintenance margin requirements generally ranging between approximately 1% and 10% of contract face value) as well as many times the capitalization of the Fund. The magnitude of the Fund's open positions creates a "risk of ruin" not typically found in most other investment vehicles. Because of the size of its positions, certain market conditions -- unusual, but historically recurring from time to time -- could cause the Fund to incur severe losses over a short period of time. The foregoing Value at Risk tables -- as well as the past performance of the Fund -- give no indication of this "risk of ruin."

NON-TRADING RISK

     The Fund has non-trading market risk on its foreign cash balances not needed for margin. However, these balances (as well as the market risk they represent) are immaterial. The Fund also has non-trading market risk as a result of investing a substantial portion of the its available assets in U.S. Treasury Bills. The market risk represented by these investments is immaterial.

QUALITATIVE DISCLOSURES REGARDING PRIMARY TRADING RISK EXPOSURES

     The following qualitative disclosures regarding the Fund's market risk exposures -- except for (i) those disclosures that are statements of historical fact and (ii) the descriptions of how the Fund manages its primary market risk exposures -- constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. The Fund's primary market risk exposures as well as the strategies used and to be used by Campbell & Company for managing such exposures are subject to numerous uncertainties, contingencies and risks, any one of which could cause the actual results of the Fund's risk controls to differ materially from the objectives of such strategies. Government interventions, defaults and expropriations, illiquid markets, the emergence of dominant fundamental factors, political upheavals, changes in historical price relationships, an influx of new market participants, increased regulation and many other factors could result in material losses as well as in material changes to the risk exposures and the risk management strategies of the Fund. There can be no assurance that the Fund's current market exposure and/or risk management strategies will not change materially or that any such strategies will be effective in either the short- or long-term. Investors must be prepared to lose all or substantially all of their investment in the Fund.

     The following were the primary trading risk exposures of the Fund as of June 30, 2000, by market sector.

     Currencies

     Exchange rate risk is the principal market exposure of the Fund. The Fund's currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. These fluctuations are influenced by interest rate changes as well as political and general economic conditions. The Fund trades in a large number of currencies, including cross-rates -- i.e., positions between two currencies other than the U.S. Dollar. Campbell & Company does not anticipate that the risk profile of the Fund's currency sector will change significantly in the future.

     Interest Rates

     Interest rate risk is a significant market exposure of the Fund. Interest rate movements directly affect the price of the sovereign bond positions held by the Fund and indirectly the value of its stock index and currency positions. Interest rate movements in one country as well as relative interest rate movements between countries materially impact the Fund's profitability. The Fund's primary interest rate exposure is to interest rate fluctuations in the United States and the other G-7 countries. However, the Fund also takes positions in the government debt of Switzerland. Campbell & Company anticipates that G-7 interest rates will remain the primary market exposure of the Fund for the foreseeable future. The changes in interest rates which have the most effect on the Fund are changes in long-term, as opposed to short-term rates. Most of the speculative positions held by the Fund are in medium- to long-term instruments. Consequently, even a material change in short-term rates would have little effect on the Fund were the medium- to long-term rates to remain steady.

     Stock Indices

     The Fund's primary equity exposure is to equity price risk in the G-7 countries and several other countries (Hong Kong and Spain). The stock index futures traded by the Fund are by law limited to futures on broadly based indices. As of June 30, 2000, the Fund's primary exposures were in the Nikkei (Japan), NASDAQ (USA), IBEX (Spain), S&P 500 (USA) and DAX (Germany) stock indices. The Fund is primarily exposed to the risk of adverse price trends or static markets in the major U.S., European and Japanese indices. (Static markets would not cause major market changes but would make it difficult for the Fund to avoid being "whipsawed" into numerous small losses.)

     Energy

     The Fund's primary energy market exposure is to gas and oil price movements, often resulting from political developments in the Middle East. As of June 30, 2000, crude oil, unleaded gas and gas oil are the dominant energy market exposures of the Fund. Gas and oil prices can be volatile and substantial profits and losses have been and are expected to continue to be experienced in this market.

     Metals

     The Fund's metals market exposure is to fluctuations in the price of aluminum, copper, gold, nickel and zinc. Campbell & Company's gold trading has been increasingly limited due to the long-lasting and mainly non-volatile decline in the price of gold over the last 10-15 years.

     Agriculturals

     The Fund's primary agricultural exposure is to softs and grains price movements, which are often directly affected by severe or unexpected weather conditions. Coffee and corn accounted for the substantial bulk of the Fund's agricultural exposure as of June 30, 2000.

QUALITATIVE DISCLOSURES REGARDING NON-TRADING RISK EXPOSURE

     The following were the only non-trading risk exposures of the Fund as of June 30, 2000.

     Foreign Currency Balances

     The Fund's primary foreign currency balances are in Japanese Yen, British Pounds and Euros. The Fund controls the non-trading risk of these balances by regularly converting these balances back into U.S. Dollars (no less frequently than twice a month, and more frequently if a particular foreign currency balance becomes unusually large).

     Bill Positions

     The Fund's only market exposure in instruments held other than for trading is in its Treasury Bill portfolio. The Fund holds Treasury Bills (interest bearing and credit risk-free) with durations no longer than six months. Violent fluctuations in prevailing interest rates could cause immaterial mark-to-market losses on the Fund's Treasury Bills, although substantially all of these short-term investments are held to maturity.

QUALITATIVE DISCLOSURES REGARDING MEANS OF MANAGING RISK EXPOSURE

     The means by which the Fund and Campbell & Company, severally, attempt to manage the risk of the Fund's open positions is essentially the same in all market categories traded. Campbell & Company applies risk management policies to its trading which generally limit the total exposure that may be taken per "risk unit" of assets under management. In addition, Campbell & Company follows diversification guidelines (often formulated in terms of the balanced volatility between markets and correlated groups), as well as imposing "stop-loss" points at which open positions must be closed out.

     Campbell & Company controls the risk of the Fund's non-trading instruments (Treasury Bills held for cash management purposes) by limiting the duration of such instruments to no more than six months.

     [REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY.]

        PAST PERFORMANCE OF THE CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
                    [APRIL 1994 (INCEPTION) -- AUGUST 2000]

     TYPE OF POOL:  Publicly offered
     INCEPTION OF TRADING:  April 18, 1994
     AGGREGATE GROSS CAPITAL SUBSCRIPTIONS TO THE FUND: $574,908,166 CURRENT NET ASSET VALUE OF THE FUND: $550,666,169
     WORST MONTHLY PERCENTAGE DRAW-DOWN(1):  April 1998/6.69%
     WORST PEAK-TO-VALLEY DRAW-DOWN(1):  July 1994 - January 1995/17.99%

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.


                                                RATE OF RETURN(2)
                                    (Computed on a compounded monthly basis)
 MONTH        2000 YTD       1999         1998         1997         1996         1995        1994
January             3.53%    -5.02%        2.74%        4.52%        5.79%      -4.67%
February           -0.60%     1.67%       -2.81%        2.03%       -5.97%       4.21%
 March             -2.67%     0.46%        4.68%       -2.47%        4.72%       8.77%
 April             -1.81%     5.33%       -6.69%       -3.60%        3.59%       1.13%            0.16%
  May               2.15%    -3.69%        4.07%       -2.92%       -2.18%      -0.84%           -2.42%
  June              1.87%     4.81%        1.29%        2.48%        0.75%      -1.77%            5.15%
  July             -2.07%    -0.32%       -4.00%        9.12%       -0.78%      -3.82%           -3.94%
 August             2.82%     0.82%        9.48%       -5.69%        1.84%       5.47%           -3.89%
September                     1.36%        2.47%        4.51%        1.77%      -3.93%            5.20%
October                      -4.31%        3.97%        1.83%       12.44%       0.79%           -0.14%
November                      0.58%       -0.75%        0.17%       11.00%      -0.15%           -6.67%
December                      3.29%        0.30%        4.46%       -4.41%       5.35%           -4.98%
 Total              3.06%     4.45%       14.60%       14.31%       30.46%       9.99%          -11.62%

(1) "Draw-down" means losses experienced by the Fund over a specified period.

(2) The "Rate of Return" for a period is calculated by dividing the net profit or loss by the assets at the beginning of such period. Additions and withdrawals occurring during the period are included as an addition to or deduction from beginning net assets in the calculations of "Rates of Return."

     The Campbell Strategic Allocation Fund is currently one of approximately 82 accounts managed by Campbell & Company, with total assets as of August 31, 2000 of $2.0 billion. Approximately $1.6 billion of this total is traded pursuant to Campbell's FME Large Portfolio, the portfolio utilized to trade the Fund's assets.

     Please refer to Part Two, the Statement of Additional Information, for additional performance information and graphic presentations of the Fund.

CONFLICTS OF INTEREST

CAMPBELL & COMPANY, INC.

     A conflict exists between Campbell & Company's interests in and its responsibilities to the Fund. The conflicts are inherent in Campbell & Company acting as general partner and as trading advisor to the Fund. The conflicts and the potential detriments to the limited partners are described below.

     Campbell & Company's selection of itself as trading advisor was not objective, since it is also the general partner of the Fund. In addition, it has a disincentive to replace itself as the advisor. The Advisory Agreement between the Fund and Campbell & Company, including the fee arrangement, was not negotiated at arm's length. Investors should note, however, that Campbell & Company believes that the fee arrangements are fair to the Fund and competitive with compensation arrangements in pools involving independent general partners and advisors. Campbell & Company will review its compensation terms annually to determine whether such terms continue to be competitive with other pools for similar services and will lower such fees if it concludes, in good faith, that its fees are no longer competitive. Neither Campbell & Company nor any advisor may receive per-trade compensation directly or indirectly from the Fund.

     Neither Campbell & Company nor its principals devote their time exclusively to the Fund. Campbell & Company (or its principals) acts as general partner to other commodity pools and trading advisor to other accounts, which may compete with the Fund for Campbell & Company's services. Thus, Campbell & Company could have a conflict between its responsibilities to the Fund and to those other pools and accounts. Campbell & Company believes that it has sufficient resources to discharge its responsibilities in this regard in a fair manner.

     Campbell & Company receives higher advisory fees from some of those other accounts than it receives from the Fund. Campbell & Company, however, trades all accounts of the Financial, Metals & Energy Large Portfolio (including the Fund's) in a substantially similar manner, given the differences in size and timing of the capital additions and withdrawals. In addition, Campbell & Company may find that futures positions established for the benefit of the Fund, when aggregated with positions in other accounts of Campbell & Company, approach the speculative position limits in a particular commodity. Campbell & Company may decide to address this situation either by liquidating the Fund's positions in that futures contract and reapportioning the portfolio in other contracts or by trading contracts in other markets which do not have restrictive limits.

     Any principal of Campbell & Company may trade futures and related contracts for its own account. In addition, Campbell & Company manages proprietary accounts for its deferred compensation plan and a principal. There are written procedures that govern proprietary trading by principals. Trading records for all proprietary trading are available for review by clients and investors upon reasonable notice. A conflict of interest exists if proprietary trades are in the same markets and at the same time, using the clearing broker to be used by the Fund.

     When Campbell & Company executes an order in the market, the order is typically placed on an aggregate basis for all accounts for which Campbell & Company trades, and then is subsequently broken up and allocated among the various accounts. To the extent executions are grouped together and then allocated among accounts held at the clearing broker, the Fund may receive less favorable executions than such other accounts. It is Campbell & Company's policy to objectively allocate trade executions that afford each account the same likelihood of receiving favorable or unfavorable executions over time. A potential conflict also may occur when Campbell & Company or its principals trade their proprietary accounts more aggressively, take positions in proprietary accounts which are opposite, or ahead of, the positions taken by the Fund.

THE CLEARING BROKER AND THE OVER-THE-COUNTER COUNTERPARTIES

     The clearing broker, currently PaineWebber Incorporated, and the over-the-counter counterparties, currently ABN AMRO Bank N.V., Chicago Branch, Morgan Stanley Capital Group, Inc. and one or more companies that are wholly owned by The Goldman Sachs Group, Inc. (including J. Aron & Company) and the affiliates and personnel of such entities, may trade futures, forward and swap contracts for their own accounts. This trading could give rise to conflicts of interest with the Fund.

     PaineWebber is the clearing broker and also a selling agent of the Fund, which could give rise to conflict of interest because its compensation in each role is based on the net asset value of units outstanding. Further, in making recommendations to redeem or purchase additional units, PaineWebber employees may have a conflict of interest between acting in the best interest of their clients and assuring continued compensation to their employer and themselves. Finally, PaineWebber may offer additional pools managed by Campbell & Company in which brokerage and selling fees paid to PaineWebber are lower than the Fund's fees.

THE SELLING AGENTS

     A current list of the selling agents for the Fund includes, but is not limited to: A.G. Edwards & Sons, Inc.; Ferris, Baker Watts Incorporated; First Union Capital Markets Corp.; H. Beck, Inc.; J.C. Bradford & Co.; Linsco/ Private Ledger Corp.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; PaineWebber Incorporated; Securities America, Inc.; and Wachovia Securities, Inc. The selling agents (or their assignees) which are registered futures commission merchants or introducing brokers will receive, beginning in the thirteenth month after the sale of the units, ongoing compensation based on the net asset value of the units which remain outstanding. Consequently, in advising clients whether they should redeem their units or purchase additional units, such selling agents will have a conflict of interest between the selling agent's interest in maximizing the ongoing compensation which they will receive and their interest in giving their client the financial advice which is in such clients' best interests.

     Campbell & Company operates another publicly-offered commodity pool, also trading the Financial, Metal & Energy Large Portfolio, with a lower overall cost structure. Selling agents offering both the Fund and such other pool may have a conflict of interest between any responsibility that they may have to advise eligible clients of the lower "break-even" level of such other pool and in generating greater selling commissions for their employer.

FIDUCIARY DUTY AND REMEDIES

     In evaluating the foregoing conflicts of interest, a prospective investor should be aware that Campbell & Company, as general partner, has a responsibility to limited partners to exercise good faith and fairness in all dealings affecting the Fund. The fiduciary responsibility of a general partner to the limited partners is a rapidly developing and changing area of the law and limited partners who have questions concerning the duties of Campbell & Company as general partner should consult with their counsel. In the event that a limited partner believes that Campbell & Company has violated its fiduciary duty to the limited partners, he may seek legal relief individually or on behalf of the Fund under applicable laws, including partnership and commodities laws, to recover damages from or require an accounting by Campbell & Company. The Limited Partnership Agreement is governed by Delaware law and any breach of Campbell & Company's fiduciary duty under the Limited Partnership Agreement will generally be governed by Delaware law. The Limited Partnership Agreement does not limit Campbell & Company's fiduciary obligations under Delaware or common law; however, Campbell & Company may assert as a defense to claims of breach of fiduciary duty that the conflicts of interest and fees payable to Campbell & Company have been disclosed in the prospectus. Limited partners may also have the right, subject to applicable procedural and jurisdictional requirements, to bring partnership class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the SEC. Limited partners who have suffered losses in connection with the purchase or sale of the units may be able to recover such losses from Campbell & Company where the losses result from a violation by Campbell & Company of the federal securities laws. State securities laws may also provide remedies, such as the ability to bring civil liability lawsuits, to limited partners. Limited partners should be aware that performance by Campbell & Company of its fiduciary duty to the Fund is measured by the terms of the Limited Partnership Agreement as well as applicable law.

     Limited partners are afforded rights to institute reparations proceedings under the Commodity Exchange Act for violations of the Commodity Exchange Act or of any rule, regulation or order of the CFTC by Campbell & Company.

INDEMNIFICATION AND STANDARD OF LIABILITY

     Campbell & Company and its controlling persons may not be liable to the Fund or any limited partner for errors in judgment or other acts or omissions not amounting to misconduct or negligence, as a consequence of the indemnification and exculpatory provisions described in the following paragraph. Purchasers of units may have more limited rights of action than they would absent such provisions.

     Campbell & Company and its controlling persons shall not have any liability to the Fund or to any limited partner for any loss suffered by the Fund which arises out of any action or inaction if Campbell & Company, in good faith, determined that such course of conduct was in the best interests of the Fund and such course of conduct did not constitute negligence or misconduct of Campbell & Company. The Fund has agreed to indemnify Campbell & Company and its controlling persons against claims, losses or liabilities based on their conduct relating to the Fund, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute negligence or misconduct or breach of any fiduciary obligation to the Fund and was done in good faith and in a manner which

Campbell & Company, in good faith, determined to be in the best interests of the Fund. Controlling persons of Campbell & Company are entitled to indemnity only for losses resulting from claims against such controlling persons due solely to their relationship with Campbell & Company or for losses incurred in performing the duties of Campbell & Company. See Article 15 of the Limited Partnership Agreement, included as Exhibit A to the prospectus.

     The Fund will not indemnify Campbell & Company or its controlling persons for any liability arising from securities law violations in connection with the offering of the units unless Campbell & Company or its controlling persons prevails on the merits or obtains a court approved settlement (in accordance with Section 15.2 of the Limited Partnership Agreement). The position of the SEC is that any such indemnification is contrary to the federal securities laws and therefore unenforceable.

CHARGES TO THE FUND

     The following list of expenses includes all compensation, fees, profits and other benefits (including reimbursement of out-of-pocket expenses) which Campbell & Company, the selling agents, clearing broker and the affiliates of those parties may earn or receive in connection with the offering and operation of the Fund. Prospective investors should refer to the Summary for an estimate of the break-even amount that is required for an investor to break even in the first year of trading.

BROKERAGE FEE

     The Fund pays a single asset-based fee for all brokerage and management services. The fee is equal to up to 8% per annum of month-end net assets of the Fund, prior to accruals for such brokerage fee or performance fees. This fee is paid to Campbell & Company which, in turn, remits a portion of such brokerage fee to third parties as set forth below.

     From such 8% brokerage fee, Campbell & Company remits up to 1% to the clearing broker for execution and clearing costs and 4% to the selling agents for ongoing services to the limited partners. Campbell & Company will retain the remaining 3% as management fees (2% for providing advisory services and 1% for acting as general partner). The amount of the fee to be paid to the clearing broker is evaluated from time to time based on the amount of trading for the Fund that the broker is required to clear, but at no time will the amount exceed the 1%.

                        [FEE PERCENTAGE ILLUSTRATION]

OTHER FUND EXPENSES

     The Fund also will be subject to the following fees and expenses.


RECIPIENT  NATURE OF PAYMENT     AMOUNT OF PAYMENT
--------  --------------------  --------------------
Campbell  Quarterly             20% of cumulative
   &      Performance Fee.      appreciation in net
Company                         asset value per
                                unit, excluding
                                interest income,
                                after deduction for
                                brokerage fees.
          Reimbursement of      As incurred; to be
          offering expenses.    reimbursed, up to
                                2.5% of aggregate
                                subscriptions, in
                                30-month payment
                                periods.
Dealers   "Bid-ask" spreads     Indeterminable
          and prime brokerage   because imbedded in
          fees.                 price of forward and
                                swap contracts.
 Others   Legal, accounting,    As incurred, up to a
          printing, postage     maximum of 0.5% of
          and administrative    average month-end
          costs.                net assets per
                                annum.

     The above fees, together with the brokerage fee, is the complete compensation that will be received by Campbell & Company or its affiliates from the Fund. This excludes redemption fees which will be charged to some limited partners, if they redeem prior to one year of ownership.

CAMPBELL & COMPANY, INC.

BROKERAGE FEE

     Campbell & Company receives a brokerage fee of up to 8% per annum as described earlier.

     Currently, due to a change in the average trading velocity (the number of trades executed within a given period) for the Fund, as well as additional allocations to forward contracts which trade on the interbank market, the clearing broker has agreed to lower its fee from 1% to 0.65% annually, which lowers the Fund's total brokerage fee to 7.65%. If trading velocity and/or portfolio allocation change again in the future, the fee may be further reduced, or it may be raised. The Fund's brokerage and clearing broker fees will not exceed 8% and 1%, respectively.

REDEMPTION FEE

     Redemption fees apply through the first twelve month-ends following purchase (the month-end as of which the unit is purchased is counted as the first month-end) as follows: 4% of net asset value per unit redeemed through the third month-end, 3% of net asset value per unit redeemed through the sixth month-end, 2% of net asset value per unit redeemed through the ninth month-end, and 1% of net asset value per unit redeemed through the twelfth month-end. After the twelfth month-end following purchase of a unit, no redemption fees apply. Because the purchase date counts as of the first month-end in determining whether a redemption fee applies, no redemption fee would be due in respect of a unit redeemed on the first anniversary of the purchase.

PERFORMANCE FEE

     The performance fee equals 20% of the aggregate cumulative appreciation (if any) in the net asset value of the units calculated pursuant to the terms of the advisory agreement between the Fund and Campbell & Company and paid quarterly. "Aggregate cumulative appreciation" means the total increase in unit value from the commencement of trading, minus the total increase in unit value for all prior quarters, multiplied by the number of units outstanding. The performance fee is paid only on profits attributable to units outstanding, and no fee is paid with respect to interest income. Because the performance fee is accrued monthly, units that are redeemed other than at the end of the quarter will effectively pay a performance fee, if accrued, as of the end of the month in which the redemption occurs.

     If any payment is made by the Fund in respect of a performance fee, and the Fund thereafter incurs a net loss, Campbell & Company will retain the amount previously paid. Thus, Campbell & Company may be paid a performance fee during a year in which the Fund overall incurred net losses. Trading losses shall be carried forward and no further performance fees may be paid until the prior losses have been recovered.

     Below is a sample calculation of how the performance fee is determined:

     Assume the Fund paid a performance fee at the end of the fourth quarter of 2000 and assume that the Fund recognized trading profits (net of all brokerage fees and operating and offering expenses) of $200,000 during the first quarter of 2001. The aggregate cumulative appreciation for the quarter (before interest earned) would be $200,000 and Campbell & Company's performance fee would be $40,000 (0.2 x $200,000). Now assume that the Fund paid a performance fee at the end of the third quarter of 2000 but did not pay a performance fee at the end of the fourth quarter of 2000 because it had trading losses of $100,000. If the Fund recognized trading profits of $200,000 at the end of the first quarter of 2001, the aggregate cumulative appreciation (before interest earned) for the quarter would be $100,000 ($200,000 -- $100,000 loss carryforward) and Campbell & Company's performance fee would be $20,000 (0.2 x $100,000). Please note that this simplified example assumes that no limited partners have added or redeemed units during this sample time frame. Such capital changes require that the calculation be determined on a "per unit" basis.

     If the net asset value per unit at the time when a particular investor acquires units is lower than the net asset value per unit as of the end of the most recent prior calendar quarter for which a performance fee was payable (due to losses incurred between such quarter-end and the subscription date), such units might experience a substantial increase in value after the subscription date yet pay no performance fee as of the next calendar quarter-end because the Fund as a whole has not experienced aggregate cumulative appreciation.

     If a performance fee accrual is in effect at the time when particular units are purchased (due to gains achieved prior to the applicable subscription day), the net asset value per unit reflects such accrual. In the event the net asset value of the Fund declines after the subscription date, the incentive fee accrual is "reversed" and such reversal is credited to all units equally, including the units which were purchased at a net asset value per unit which fully reflected such accrual.

     Performance fees are not reduced by redemption charges.

     The brokerage fee and performance fee may be increased upon sixty days' notice to the limited partners, as long as the notice explains their redemption and voting rights. Existing limited partners who redeem within twelve months after any increase in fees would not be required to pay any redemption fees.

THE CLEARING BROKER

     As described earlier, the clearing broker receives from Campbell & Company (and not the Fund) up to 1% per annum of the net assets of the Fund, which is a portion of the maximum 8% brokerage fee. The clearing broker is responsible for all trading transactional costs, such as pit brokerage, exchange and NFA fees, "give-up" and transfer fees. The compensation to the clearing broker is competitive with rates paid by other trading funds having assets and structure similar to the Fund. The asset-based compensation to the clearing broker is equivalent to approximately $10-$15 per round-turn trade per contract. The compensation to be paid to the clearing broker will not exceed the guidelines established by the North American Securities Administrators Association, Inc. ("NASAA").

SELLING AGENTS

     The selling agents receive from Campbell & Company (and not the Fund) selling commissions of up to 4% of the subscription amount of each subscription for units. In addition, commencing thirteen months after the sale of units and in return for ongoing services to the limited partners, Campbell & Company will pay those selling agents (or their assignees) which are registered at such time with the NFA as futures commission merchants or introducing brokers a portion of the 8% brokerage fee of up to 4% per annum of average month-end net assets of all units which remain outstanding.

     Selling agents and registered representatives who are not registered with the NFA as described above may receive additional selling commissions from Campbell & Company. These additional selling commissions are paid on the same basis as the ongoing payments, provided that the total of additional commissions, plus:

     (1) the initial 4% selling commission;

     (2) salaries, expenses and bonuses of employees of Campbell & Company engaged in wholesaling activities; and

     (3) per-unit organization and offering costs properly deemed to constitute costs allocable to the selling agents, such as a selling brochure, seminar costs and travel expenses,

do not exceed 10% of such units' initial sale price. Such compensation may be deemed to create a conflict of interest in that the selling agents have a disincentive in advising investors to redeem their units. See "Conflicts of Interest."

OVER-THE-COUNTER COUNTERPARTIES

     The Fund trades currency forward contracts and swap contracts. Such contracts are traded among dealers which act as "principals" or counterparties to each trade. The execution costs are included in the price of the forward or swap contract purchased or sold, and, accordingly, such costs cannot be determined. Campbell & Company believes the bid-ask spreads will be at the prevailing market prices.

OFFERING EXPENSES

     The offering expenses during the continuing offering period as of August 31, 2000 totaled $13,837,047 and are estimated at $1,800,000 for the nine months following the date of this prospectus, all of which will be advanced by Campbell & Company. Such expenses include all fees and expenses in connection with the distribution of the units including legal, accounting, printing, mailing, filing fees, escrow fees, salaries and bonuses of employees while engaged in sales activities and marketing expenses of Campbell & Company and the selling agents which are paid by the Fund. Subject to the limit described below,

Campbell & Company will be reimbursed, without interest, by the Fund in 30-month payment periods throughout the continuing offering. In no event shall the reimbursement exceed 2.5% of the total subscriptions accepted by Campbell & Company, which, based on the 30-month amortization period, represents a maximum of 1% of month-end Net Assets per annum. Organization and offering expenses equal to $240,961 were incurred during the initial offering period and were advanced by Campbell & Company. Such expenses were reimbursed in the same manner and were subject to the same 2.5% limit.

     The Fund is required to disclose that the "organization and offering expenses" of the Fund, as defined by the NASAA Guidelines, will not exceed 15% of the total subscriptions accepted. Campbell & Company, and not the Fund, shall be responsible for any expenses in excess of such limitation. Since Campbell & Company has agreed to limit its reimbursement of such expenses to 2.5% of total subscriptions, the NASAA Guidelines limit of 15% of total subscriptions (even when added to the selling commissions) will not be reached.

OTHER EXPENSES

     The Fund bears its operating expenses, including but not limited to administrative, legal and accounting fees, and any taxes or extraordinary expenses payable by the Fund. Such expenses are estimated to be 0.5% of the Fund's net assets per annum; 3 basis points of the 50 estimated basis points will be paid to Campbell & Company directly to cover administrative expenses incurred on behalf of the Fund. Campbell & Company shall be responsible for any such expenses during any year of operations which exceed such percentage estimate. For the years ended December 31, 1999 and 1998, operating expenses were 0.16% and 0.15%, respectively, of the Fund's year-end net assets. Indirect expenses in connection with the administration of the Fund, such as indirect salaries, rent, travel and other overhead of Campbell & Company, may not be charged to the Fund. Actual expenses charged to the Fund are reflected on a dollar basis in the financial statements for the Fund; see "Index to Financial Statements."

USE OF PROCEEDS

     The entire offering proceeds, without deductions, will be credited to the Fund's bank and brokerage accounts to engage in trading activities and as reserves for that trading. The Fund meets its margin requirements by depositing U.S. government securities with the clearing broker and the over-the-counter counterparties. In this way, substantially all (i.e., 95% or more) of the Fund's assets, whether used as margin for trading purposes or as reserves for such trading, can be invested in U.S. government securities and time deposits with U.S. banks. Investors should note that maintenance of the Fund's assets in U.S. government securities and banks does not reduce the risk of loss from trading futures contracts. The Fund receives all interest earned on its assets. No other person shall receive any interest or other economic benefits from the deposit of Fund assets.

     Approximately 10% to 30% of the Fund's assets normally are committed as margin for futures contracts and held by the clearing broker, although the amount committed may vary significantly. Such assets are maintained in segregated accounts with the clearing broker pursuant to the Commodity Exchange Act and regulations thereunder. Approximately 10% to 30% of the Fund's assets are deposited with over-the-counter counterparties in order to initiate and maintain forward and swap contracts. Such assets are not held in segregation or otherwise regulated under the Commodity Exchange Act, unless such over-the-counter counterparty is registered as a futures commission merchant. These assets are held either in U.S. government securities or short-term time deposits with U.S.-regulated bank affiliates of the over-the-counter counterparties. The remaining 30% to 40% of the Fund's assets will normally be invested in U.S. Treasury bills.

     The Fund's assets are not and will not be, directly or indirectly, commingled with the property of any other person in violation of law or invested with or loaned to Campbell & Company or any affiliated entities.

THE CLEARING BROKER

     PaineWebber Incorporated ("PaineWebber"), a Delaware corporation, is the Fund's clearing broker and one of the selling agents. Additional or replacement clearing brokers may be appointed in respect of the Fund's account in the future solely at the discretion of Campbell & Company.

     The clearing broker's principal office is located at 1000 Harbor Boulevard, Weehawken, New Jersey 07087, telephone: (201) 352-3000. The clearing broker is a clearing member of all principal U.S. futures exchanges. It is registered with the CFTC as a futures commission merchant and is a member of the NFA in such capacity. UBS AG ("UBS"), UBS Americas Inc. ("UBS Americas") and PaineWebber Group Inc., the parent of PaineWebber ("PWG"), have entered into an Agreement and Plan of Merger dated as of July 12, 2000 (the "Merger Agreement"), pursuant to which, subject to certain conditions, PWG will merge with and into UBS Americas, thereby becoming a wholly owned subsidiary of UBS (the "Merger"). The Merger is expected to be completed in the fourth quarter of 2000.

     All futures trades made on behalf of the Fund are cleared through the clearing broker. The clearing broker is not affiliated with Campbell & Company. The clearing broker did not sponsor the Fund and is not responsible for the activities of Campbell & Company. It will act only as the clearing broker and one of the selling agents.

     Except as set forth below, neither PaineWebber nor any of its principals have been involved in any administrative, civil or criminal proceeding -- whether pending, on appeal or concluded -- within the past years that is material to a decision whether to invest in the Fund in light of all the circumstances.

     On July 16, 1996, PaineWebber entered into a Stipulation and Order resolving a civil complaint filed by the United States Department of Justice, alleging that it and other NASDAQ market makers violated Section 1 of the Sherman Act in connection with certain market making practices. In entering into the Stipulation and Order, without admitting the allegations, the parties agreed that the defendants would not engage in certain types of market making activities and the defendants undertook specified steps to assure compliance with their agreement. On April 24, 1997, the United States District Court for the Southern District of New York approved the Stipulation and Order. The district court's approval was appealed by certain private parties in May 1997 and was affirmed in August 1998.

     In the Matter of Certain Market Making Activities on NASDAQ was an SEC administrative action instituted and settled without a hearing or an admission of or denial of findings on January 11, 1999. The administrative action found that on certain occasions in 1994 PaineWebber traders and a PaineWebber registered representative engaged in certain improper trading activities in connection with specified NASDAQ securities, failed to maintain certain required books and records and failed reasonably to supervise in connection with the above activities. PaineWebber agreed to pay a civil penalty of $6.3 million and disgorgement of $381,685; to an administrative cease and desist order prohibiting the firm from violating certain provisions of the federal securities laws; and to submit certain of its policies and procedures relating to the matters alleged in the order to review by an SEC-appointed consultant. Twenty-seven other market makers and fifty-one traders at the firms settled related SEC administrative actions at the same time.

     On or about January 18, 1996, PaineWebber consented, without admitting or denying the findings therein, to the entry of an Order by the SEC which imposed a censure, a cease and desist order, a $5 million civil penalty and various remedial sanctions. The SEC alleged that PaineWebber violated the antifraud and recordkeeping provisions of the federal securities laws in connection with the offer and sale of certain limited partnership interests between 1986 and 1992 and failed reasonably to supervise certain registered representatives and other employees involved in the sale of those interests. PaineWebber must comply with its representations that it had paid and will pay a total of $292.5 million to investors, including a payment of $40 million for a claims fund. PaineWebber has also entered into settlement agreements with all the states, Puerto Rico and the District of Columbia.

OVER-THE-COUNTER COUNTERPARTIES

     The Fund trades foreign exchange and other forward and swap contracts through "dealers" in such contracts. The dealer that maintains the forward positions, or acts as the counterparty, for the Fund is ABN AMRO Bank, N.V., Chicago Branch. Unlike futures contracts which are traded through brokers such as the clearing broker, foreign exchange or currency forward contracts are executed through a network of dealers. Camp-bell & Company then instructs the executing dealer to "give up" the trade to ABN AMRO Bank, N.V., Chicago Branch. The dealers used for swap contracts are Morgan Stanley Capital Group, Inc. and one or more companies that are wholly owned by The Goldman Sachs Group, Inc. (including J. Aron & Company).

     Campbell & Company is not obligated to continue to use the over-the-counter counterparties identified above and may select others or additional ones in the future, provided Campbell & Company believes that their service and pricing are competitive and present minimal counterparty credit risk.

CAPITALIZATION

     The Fund was formed on May 11, 1993. The table below shows the capitalization of the Fund as of September 1, 2000 and as adjusted for the sale of the maximum amount of units registered.

                                              AS ADJUSTED
                                              FOR SALE OF
                             OUTSTANDING        MAXIMUM
                                AS OF            AMOUNT
     TITLE OF CLASS       SEPTEMBER 1, 2000      (1)(2)
------------------------  -----------------   ------------
Units of General
  Partnership
  Interest..............       3,201.572         4,393.109
Units of Limited
  Partnership
  Interest..............     304,733.437       434,917.809
Total Partners'
  Capital...............    $550,666,169      $785,597,750

(See accompanying notes)

(1) This calculation assumes that the sale of all units is made during the continuing offering at the August 31, 2000 net asset value per unit of $1,788.25 The maximum amount will vary depending on the unit value and number of units sold during the continuing offering.

(2) To organize the Fund, the initial limited partner purchased one unit for $1,000 and Campbell & Company purchased one general partnership unit for $1,000. Campbell & Company has agreed to make capital contributions to the Fund equal to at least 1% of the net aggregate capital contributions of all partners. As of September 1, 2000, Campbell & Company owned 3,201.572 units of general partnership interest.

DISTRIBUTIONS AND REDEMPTIONS

DISTRIBUTIONS

     Campbell & Company is not required to make any distributions to limited partners. While Campbell & Company has the authority to make such distributions, it does not intend to do so in the foreseeable future. Campbell & Company believes that distributions of Fund assets serve no useful purpose since the limited partners may redeem any or all of their units on a periodic basis. The amount and timing of future distributions is uncertain. Because of the potential volatility of futures markets, especially in the short-term, the Fund is recommended for those seeking a medium- to long-term investment (i.e., 3-5 years).

     If the Fund realizes profits for any fiscal year, such profits will constitute taxable income to the limited partners in accordance with their respective investments in the Fund whether or not cash or other property has been distributed to limited partners. Any distributions, if made, may be inadequate to cover such taxes payable by the limited partners.

REDEMPTIONS

     A limited partner, with the payment of charges below, may request any or all of his units be redeemed by the Fund at the net asset value of a unit as of the end of the month. Limited partners must transmit a written request of such withdrawal to Campbell & Company not less than ten (10) business days prior to the end of the month (or such shorter period as permitted by Campbell & Company).

REDEMPTION FEES

     Redemption fees apply through the first twelve month-ends following purchase (the month-end as of which the unit is purchased is counted as the first month-end) as follows: 4% of net asset value per unit redeemed through the third month-end, 3% of net asset value per unit redeemed through the sixth month-end, 2% of net asset value per unit redeemed through the ninth month-end, and 1% of net asset value per unit redeemed through the twelfth month-end. After the twelfth month-end following purchase of a unit, no redemption fees apply. Because the purchase date counts as of the first month-end in determining whether a redemption fee applies, no redemption fee would be due in respect of a unit redeemed on the first anniversary of the purchase. Accordingly, redemption fees are not included in the "break-even" estimate set forth below. For example, if a unit were purchased on June 30, 2000 (the Closing Date for such unit), a redemption fee of 4% would apply if the unit were redeemed on July 31, or August 31, 2000, a redemption fee of 3% would apply if the unit were redeemed on September 30, October 31, or

November 30, 2000, a redemption fee of 2% would apply if the unit were redeemed on December 31, 2000, January 31, or February 28, 2001, a redemption fee of 1% would apply if the unit were redeemed on March 31, April 30, or May 31, 2001 and no redemption fee would apply if the unit were redeemed on or after June 30, 2001.

     In determining whether redemption fees apply to a particular limited partner's units, units shall be deemed to be redeemed on a "first-in, first-out" basis.

     The Request for Redemption must specify the number of units for which redemption is sought. Redemptions will be paid within 20 days after the date of redemption, contingent upon the Fund having assets sufficient to discharge all of its liabilities on the requested date of redemption. In the event that redemptions are requested with respect to more units than Campbell & Company is able to honor, Campbell & Company will honor requests for redemption in the order actually received and will hold requests for redemption in such order. Limited partners will be notified in the event a request for redemption cannot be honored, and their requests will be honored thereafter at the first available opportunity.

     The federal income tax aspects of redemptions are described under "Federal Income Tax Aspects."

NET ASSET VALUE

     The net asset value of a unit as of any date is the limited partner's share of the sum of all cash, plus Treasury bills valued at cost plus accrued interest, and other securities valued at market, plus the market value of all open futures, forward and option positions maintained by the Fund, less all liabilities of the Fund and accrued performance fees, determined in accordance with the principles specified in the Limited Partnership Agreement. Where no principle is specified in the Limited Partnership Agreement, the net asset value is calculated in accordance with generally accepted accounting principles under the accrual basis of accounting, divided by the number of units then outstanding. Thus, if the net asset value of a unit for purposes of redemption is determined as of a month-end which is not the end of a quarter, any performance fees payable to Campbell & Company will be determined and charged to such unit as though such month-end were the end of the quarter and such performance fees will be paid to Campbell & Company.

AGREEMENT OF LIMITED PARTNERSHIP

     The following is a summary of the Limited Partnership Agreement, a form of which is attached as Exhibit A and incorporated by reference.

ORGANIZATION AND LIMITED LIABILITIES

     The Fund is organized under the Delaware Revised Uniform Limited Partnership Act ("RULPA"). In general, a Limited Partner's liability under RULPA is limited to the amount of his capital contribution and his share of any undistributed profits.

MANAGEMENT OF PARTNERSHIP AFFAIRS

     The Limited Partnership Agreement effectively gives Campbell & Company, as general partner, full control over the management of the Fund and gives no management role to the limited partners. To facilitate matters for Campbell & Company, the limited partners must execute the attached Subscription Agreement and Power of Attorney (Exhibit D).

SHARING OF PROFITS AND LOSSES

PROFIT POTENTIAL; FUND ACCOUNTING

     Each limited partner has a capital account. Initially, the limited partner's balance equals the amount paid for the units. The limited partner's balance is then proportionally adjusted monthly to reflect his portion of the Fund's gains or losses for the month.

FEDERAL TAX ALLOCATIONS

     At year-end, the Fund will determine the total taxable income or loss for the year. Subject to the special allocation of net capital gain or loss to redeeming limited partners, the taxable gain or loss is allocated to each limited partner in proportion to his capital account and each limited partner is responsible for his share of the taxes. See Article 7 of the Limited Partnership Agreement, and "Federal Income Tax Aspects."

     For net capital gain and loss, the gains and losses are first allocated to each limited partner who redeemed units during the year. The remain-ing net capital gain or loss is then allocated to each limited partner in proportion to his capital account.

     Each limited partner's tax basis in his units is increased by the taxable income allocated to him and reduced by any distributions received and losses allocated to him.

     Upon the Fund's liquidation, each limited partner will receive his proportionate share of the assets of the Fund.

DISPOSITIONS

     A limited partner may transfer or assign his units in the Fund upon 30 days' prior written notice to Campbell & Company and subject to approval of the assignee. Campbell & Company will provide consent when it is satisfied that the transfer complies with applicable laws, and further would not result in the termination of the Fund for federal income tax purposes. An assignee not admitted to the Fund as a limited partner will have only limited rights to share the profits and capital of the Fund and a limited redemption right.

     Assignees receive "carry-over" tax basis accounts and capital accounts from their assignors, irrespective of the amount paid for the assigned units.

DISSOLUTION AND TERMINATION OF THE FUND

     The Fund will be terminated and dissolved upon the happening of the earlier of:

     1) expiration of the Fund's stated term on December 31, 2023;

     2) limited partners owning more than 50% of the outstanding units vote to dissolve the Fund;

     3) Campbell & Company withdraws as general partner and no new general partner is appointed;

     4) the continued existence of the Fund becomes unlawful; or

     5) the Fund is dissolved by operation of law.

AMENDMENTS AND MEETINGS

     The Limited Partnership Agreement may be amended by Campbell & Company if the limited partners owning more than 50% of the outstanding units concur. Campbell & Company may make minor changes to the Limited Partnership Agreement without the approval of the limited partners. These minor changes can be for clarifications of inaccuracies or ambiguities, modifications in response to changes in tax code or regulations or any other changes the general partner deems advisable so long as they do not change the basic investment policy or structure.

     Limited partners owning at least 10% of the outstanding units can call a meeting of the Fund. At that meeting, the limited partners, provided that limited partners owning a majority of the outstanding units concur, can vote to:

     1) amend the Limited Partnership Agreement without the consent of Campbell & Company;

     2) dissolve the Fund;

     3) terminate contracts with Campbell & Company;

     4) remove and replace Campbell & Company as general partner; and

     5) approve the sale of Fund assets.

INDEMNIFICATION

     The Fund agrees to indemnify Campbell & Company, as general partner, for actions taken on behalf of the Fund, provided that Campbell & Company's conduct was in the best interests of the Fund and the conduct was not the result of negligence or misconduct. Indemnification by the Fund for alleged violation of securities laws is only available if the following conditions are satisfied:

     1) a successful adjudication on the merits of each count alleged has been obtained, or

     2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

     3) a court of competent jurisdiction approves a settlement of the claims and finds indemnification of the settlement and related costs should be made; and

     4) in the case of 3), the court has been advised of the position of the SEC and the states in which the units were offered and sold as to indemnification for the violations.

REPORTS TO LIMITED PARTNERS

     The limited partners shall have access to and the right to copy the Fund's books and records. A limited partner may obtain a list of all limited partners together with the number of units owned by each limited partner, provided such request is not for commercial purposes.

     Campbell & Company will provide various reports and statements to the limited partners including:

     1) monthly, Campbell & Company will provide an unaudited income statement of the prior month's activities;

     2) annually, Campbell & Company will provide audited financial statements accompanied by a fiscal year-end summary of the monthly reports described above;

     3) annually, Campbell & Company will provide tax information necessary for the preparation of the limited partners' annual federal income tax returns; and

     4) if the net asset value per unit as of the end of any business day declines by 50% or more from either the prior year-end or the prior month-end unit value, Campbell & Company will suspend trading activities, notify all limited partners of the relevant facts within seven business days and declare a special redemption period.

FEDERAL INCOME TAX ASPECTS

     The following constitutes the opinion of Sidley & Austin and summarizes the material federal income tax consequences to individual investors in the Fund.

THE FUND'S PARTNERSHIP TAX STATUS

     Because the Fund is a partnership, the Fund does not pay any federal income tax. Based on the expected income of the Fund, the Fund will not be taxed as a "publicly traded partnership."

TAXATION OF LIMITED PARTNERS ON PROFITS AND LOSSES OF THE FUND

     Each limited partner must pay tax on his share of the Fund's annual income and gains, if any, even if the Fund does not make any cash distributions.

     The Fund generally allocates the Fund's gains and losses equally to each unit. However, a limited partner who redeems any units will be allocated his share of the Fund's gains and losses in order that the amount of cash a limited partner receives for a redeemed unit equals the limited partner's adjusted tax basis in the redeemed unit. A limited partner's adjusted tax basis in a redeemed unit equals the amount originally paid for the unit, increased by income or gains allocated to the unit and decreased (but not below zero) by distributions, deductions or losses allocated to the unit.

FUND LOSSES BY LIMITED PARTNERS

     A limited partner may deduct Fund losses only to the extent of his tax basis in his units. Generally, a limited partner's tax basis is the amount paid for the units reduced (but not below zero) by his share of any Fund distributions, losses and expenses and increased by his share of the Fund's income and gains. However, a limited partner subject to "at-risk" limitations (generally, non-corporate taxpayers and closely-held corporations) can only deduct losses to the extent he is "at-risk." The "at-risk" amount is similar to tax basis, except that it does not include any amount borrowed on a non-recourse basis or from someone with an interest in the Fund.

"PASSIVE-ACTIVITY LOSS RULES" AND THEIR EFFECT ON THE TREATMENT OF INCOME AND
LOSS

     The trading activities of the Fund are not a "passive activity." Accordingly, a limited partner can deduct Fund losses from taxable income. However, a limited partner cannot offset losses from "passive activities" against Fund gains.

CASH DISTRIBUTIONS AND UNIT REDEMPTIONS

     A limited partner who receives cash from the Fund, either through a distribution or a partial redemption, will not pay tax on that cash until his tax basis in the units is zero.

GAIN OR LOSS ON SECTION 1256 CONTRACTS AND NON-SECTION 1256 CONTRACTS

     Section 1256 Contracts are futures and most options traded on U.S. exchanges and certain foreign currency contracts. For tax purposes, Section 1256 Contracts that remain open at year-end are treated as if the position were closed at year-end. The gain or loss on Section 1256 Contracts is characterized as 60% long-term capital gain or loss and 40% short-term capital gain or loss regardless of how long the position was open.

     Non-Section 1256 Contracts are, among other things, certain foreign currency transactions, including Section 988 transactions -- transactions when the amount paid or received is in a foreign currency. Gain and loss from these Non-Section 1256 Contracts is generally short-term capital gain or loss or ordinary income or loss.

TAX ON CAPITAL GAINS AND LOSSES

     Long-term capital gains -- net gain on capital assets held more than one year and 60% of the gain on Section 1256 Contracts -- are taxed at a maximum rate of 20%. Short-term capital gains -- net gain on capital assets held less than one year and 40% of the gain on Section 1256 Contracts -- are subject to tax at the same rates as ordinary income, with a maximum rate of 39.6% for individuals.

     Individual taxpayers can deduct capital losses only to the extent of their capital gains plus $3,000. Accordingly, the Fund could suffer significant losses and a limited partner could still be required to pay taxes on his share of the Fund's interest income.

     An individual taxpayer can carry back net capital losses on Section 1256 Contracts three years to offset earlier gains on Section 1256 Contracts. To the extent the taxpayer cannot offset past Section 1256 Contract gains, he can carry forward such losses indefinitely as losses on Section 1256 Contracts.

LIMITED DEDUCTION FOR CERTAIN EXPENSES

     Campbell & Company does not consider the brokerage and performance fees, as well as other ordinary expenses of the Fund, to be investment advisory expenses. Accordingly, Campbell & Company treats these expenses as ordinary business deductions not subject to the material deductibility limitations which apply to investment advisory expenses. The IRS could contend otherwise and to the extent the IRS recharacterizes these expenses a limited partner would have the amount of the ordinary expenses allocated to him reduced accordingly.

INTEREST INCOME

     Interest received by the Fund is taxed as ordinary income. Net capital losses can offset ordinary income only to the extent of $3,000 per year. See "-- Tax on Capital Gains and Losses."

SYNDICATION FEES

     Neither the Fund nor any limited partner is entitled to any deduction for syndication expenses, nor can these expenses be amortized by the Fund or any limited partner even though the payment of such expenses reduces net asset value.

     The IRS could take the position that a portion of the brokerage fees paid by the Fund to Campbell & Company or part or all of any redemption fees paid by a limited partner constitutes non-deductible syndication expenses.

INVESTMENT INTEREST DEDUCTIBILITY LIMITATIONS

     Individual taxpayers can deduct "investment interest" -- interest on indebtedness allocable to property held for investment -- only to the extent that it does not exceed net investment income. Net investment income does not include adjusted net capital gain taxed at the lower 20% rate.

UNRELATED BUSINESS TAXABLE INCOME

     Tax-exempt limited partners will not be required to pay tax on their share of income or gains of the Fund, provided that such limited partners do not purchase units with borrowed funds.

IRS AUDITS OF THE FUND AND ITS LIMITED PARTNERS

     The IRS audits Fund-related items at the Fund level rather than at the limited partner level. Campbell & Company acts as "tax matters partner" with the authority to determine the Fund's responses to an audit. If an audit results in an adjustment, all limited partners may be required to pay additional taxes, interest and penalties.

STATE AND OTHER TAXES

     In addition to the federal income tax consequences described above, the Fund and the limited partners may be subject to various state and other taxes.

TAXATION OF FOREIGN LIMITED PARTNERS

     Subject to the discussion below regarding derivative transactions, a non-resident alien individual not otherwise engaged in a United States trade or business should not be deemed to be engaged in a United States trade or business solely by virtue of an investment as a limited partner in the Fund. Capital gains earned by the Fund and allocated to such a foreign limited partner will, as a general matter, not be subject to United States federal income tax or withholding, but may be subject to tax in the jurisdiction in which the foreign limited partner is resident. Interest income earned by the Fund will, as a general rule, likewise not be subject to United States federal income tax or withholding, but may be subject to tax in other jurisdictions to which the foreign limited partner is connected.

     With respect to derivative transactions such as energy or interest rate swaps or forwards, based on current law it is uncertain whether entering into derivative transactions may cause the Fund, and therefore any foreign limited partners, to be treated as engaged in a trade or business within the United States. However, the Treasury has issued proposed regulations which, if finalized in their current form, would provide that foreign limited partners should not be deemed to be engaged in a United States trade or business solely by virtue of an investment as a limited partner in the Fund even if the Fund enters into derivative transactions. These regulations are proposed to be effective for taxable years beginning 30 days after the date final regulations are published in the Federal Register. The Fund may, however elect to apply the final regulations retroactively once they are finalized.

     PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST.

INVESTMENT BY ERISA ACCOUNTS

GENERAL

     This section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Internal Revenue Code of 1986, as amended (the "Code"), which a fiduciary of an "employee benefit plan" as defined in and subject to ERISA or of a "plan" as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan's assets in the Fund (such "employee benefit plans" and "plans" being referred to herein as "Plans," and such fiduciaries with investment discretion being referred to herein as "Plan Fiduciaries").

SPECIAL INVESTMENT CONSIDERATION

     Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Fund, including the role that an investment in the Fund plays or would play in the Plan's overall investment portfolio. Each Plan Fiduciary, before deciding to invest in the Fund, must be satisfied that such investment is prudent for the Plan, that the investments of the Plan, including in the Fund, are diversified so as to minimize the risk of large losses and that an investment in the Fund complies with the terms of the Plan and related trust.

THE FUND SHOULD NOT BE DEEMED TO HOLD "PLAN ASSETS"

     A regulation issued under ERISA (the "ERISA Regulation") contains rules for determining when an investment by a Plan in an equity interest of a limited partnership will result in the underlying assets of the partnership being assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., "plan assets"). Those rules provide in pertinent part that assets of a limited partnership will not be plan assets of a Plan which purchases an equity interest in the partnership if the equity interest purchased is a "publicly-offered security" (the "Publicly-Offered Security Exception"). If the underlying assets of a partnership are considered to be assets of any Plan for purposes of ERISA or Section 4975 of the Code, the operations of such partnership would be subject to and, in some cases, limited by, the provisions of ERISA and Section 4975 of the Code.

     The Publicly-Offered Security Exception applies if the equity is a security that is:

     1) "freely transferable" (determined based on the applicable facts and circumstances);

     2) part of a class of securities that is "widely held" (meaning that the class of securities is owned by 100 or more investors independent of the issuer and of each other); and

     3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

     It appears that all of the conditions described above are satisfied with respect to the units and, therefore, the units should constitute "publicly-offered securities" and the underlying assets of the Fund should not be considered to constitute assets of any Plan which purchases units.

INELIGIBLE PURCHASERS

     In general, units may not be purchased with the assets of a Plan if Campbell & Company, the clearing broker, any over-the-counter counterparties, any of the selling agents, any of their respective affiliates or any of their respective employees either:

     1) has investment discretion with respect to the investment of such plan assets;

     2) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or

     3) is an employer maintaining or contributing to such Plan.

     None of Campbell & Company, the commodity broker, the over-the-counter counterparties or the selling agents make any representation that this investment meets the relevant legal requirements with respect to investments by any particular plan or that this investment is appropriate for any particular plan. The person with investment discretion should consult with his or her attorney and financial advisers as to the propriety of an investment in the fund in light of the circumstances of the particular plan.

PLAN OF DISTRIBUTION

SUBSCRIPTION PROCEDURE

     The Fund offers the units to the public during the continuing offering at the net asset value per unit as of each Closing Date on which subscriptions are accepted. Investors must submit subscriptions at least five (5) business days prior to the applicable month-end Closing Date and they will be accepted once payments are received and cleared. Campbell & Company may terminate the continuing offering period at any time. Escrow balances will be credited with interest at approximately the U.S. Treasury Bill rate.

     The units are offered on a "best efforts" basis without any firm underwriting commitment through selling agents including, but not limited to, A.G. Edwards & Sons, Inc.; Ferris, Baker Watts Incorporated; First Union Capital Markets Corp.; H. Beck, Inc.; J.C. Bradford & Co.; Linsco/Private Ledger Corp.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; PaineWebber Incorporated; Securities America, Inc.; and Wachovia Securities, Inc., which are registered broker-dealers and members of the National Association of Securities Dealers, Inc. Units are offered until such time as Campbell & Company terminates the continuing offering. Subscriptions received during the continuing offering period can be accepted on a monthly basis. Subscribers whose subscriptions are canceled or rejected will be notified of when their subscriptions, plus interest, will be returned, which shall be promptly after rejection. Subscribers whose subscriptions are accepted will be issued fractional units, calculated to three decimal places, in an amount equal to the interest earned on their subscriptions. Campbell & Company may suspend, limit or terminate the offering of units at any time.

     The Fund's escrow account is maintained at Mercantile Safe Deposit & Trust Company, Baltimore, Maryland (the "Escrow Agent"). All subscription funds are required to be promptly transmitted to the Escrow Agent. Subscriptions must be accepted or rejected by Campbell & Company within five business days of receipt, and the settlement date for the deposit of subscription funds in escrow must be within five business days of acceptance. No fees or costs will be assessed on any subscription while held in escrow, irrespective of whether the subscription is accepted or subscription funds returned. The Escrow Agent will invest the subscription funds in short-term United States Treasury bills or comparable authorized instruments while held in escrow and no fees will be charged on any subscriptions while held in escrow.

     Subscriptions from customers of any of the selling agents may also be made by authorizing such Selling Agent to debit the subscriber's customer securities account at the Selling Agent on the settlement date. Promptly after debiting the customer's securities account, the Selling Agent shall send payment to the Escrow Agent as described above, in the amount of the subscription so debited.

     Campbell & Company will purchase units for investment purposes only and not with a view towards resale.

     An investor who meets the suitability standards given below must complete, execute and deliver to the relevant Selling Agent a copy of the Subscription Agreement and Power of Attorney attached as Exhibit D. A subscriber can pay either by a check made payable to "Campbell Strategic Allocation Fund, L.P." or by authorizing his Selling Agent to debit his customer securities account. Campbell & Company will then accept or reject the subscription within five business days of receipt of the subscription. All subscriptions are irrevocable once subscription payments are deposited in escrow.

REPRESENTATIONS AND WARRANTIES OF INVESTORS IN THE SUBSCRIPTION AGREEMENT

     Investors are required to make representations and warranties in the Subscription Agreement. The Fund's primary intention in requiring the investors to make representations and warranties is to ensure that only persons for whom an investment is suitable invest in the Fund. The Fund is most likely to assert representations and warranties if it has reason to believe that the related investor may not be qualified to invest or remain invested in the Fund. The representations and warranties made by investors in the Subscription Agreement may be summarized as relating to:

     1) eligibility of investors to invest in the Fund, including legal age, net worth and annual income;

     2) representative capacity of investors;

     3) information provided by investors;

     4) information received by investors; and

     5) investments made on behalf of employee benefit plans.

     See the Subscription Agreement and Power of Attorney attached as Exhibit D for further detail.

MINIMUM INVESTMENT

     The minimum investment is $10,000 except for trustees or custodians of eligible employee benefit plans and individual retirement accounts, for which the minimum investment is $5,000 (these minimums are reduced to $5,000 and $2,000, respectively, for registered representatives of NASD registered broker-dealers). Limited partners may increase their investment in the Fund with an investment of $1,000 or more. Prospective investors must be aware that the price per unit during the continuing offering period will vary depending upon the month-end net asset value per unit. Under the federal securities laws and those of certain states, investors may be subject to special minimum purchase and/or investor suitability requirements.

INVESTOR SUITABILITY

     There can be no assurance that the Fund will achieve its objectives or avoid substantial losses. An investment in the Fund is suitable only for a limited segment of the risk portion of an investor's portfolio and no one should invest more in the Fund than he can afford to lose. The subscriber's Selling Agent is responsible for determining if the units are a suitable investment for the investor.

     At an absolute minimum, investors must have (i) a net worth of at least $150,000 (exclusive of home, furnishings and automobiles) or (ii) an annual gross income of at least $45,000 and a net worth (as calculated above) of at least $45,000.

No one may invest more than 10% of his net worth (as calculated above) in the Fund.

     These standards (and the additional standards applicable to residents of certain states as set forth under "Exhibit C -- Subscription Requirements" herein) are regulatory minimums only. Qualification under such standards does not necessarily imply that an investment in the Fund is suitable for a particular investor. Prospective subscribers should review Exhibit C and consider the highly speculative and illiquid nature of an investment in the Fund as well as the high risk and highly leveraged nature of the financial instrument markets in determining whether an investment in the Fund is consistent with their overall portfolio objectives.

THE SELLING AGENTS

     The selling agents -- the broker-dealers who offer the units -- offer the units on a best efforts basis without any firm underwriting commitment. The selling agents, including the foreign dealers who may elect to participate in the offering, are bound by their respective Selling Agreements with the Fund.

     Selling agents receive no commission from the proceeds of the offering. Instead, they receive from Campbell & Company's brokerage fee an amount up to 4% of the subscription amount for the units sold.

     Selling commissions will not be paid from the proceeds of this offering. Rather, the selling agents will receive from Campbell & Company, as general partner, an amount up to 4% of the subscription amount as to any units sold. Campbell & Company also will pay ongoing payments to the selling agents (or their assignees) which are registered as "futures commission merchants" or "introducing brokers" (or obtain such registration prior to commencement of such ongoing payments) in return for continuing services to the limited partners of up to 4% per annum of the month-end net asset value of units which remain outstanding beginning at the end of the thirteenth full month after the units were sold. Such selling agents may pay all or a portion of such ongoing payments to account executives who are also registered with the CFTC and have passed all applicable proficiency requirements.

     Selling agents and registered representatives who are not registered with the CFTC as described above may receive additional selling commissions from Campbell & Company, paid on the same basis as the ongoing payments, provided that the maximum compensation to be paid to underwriters and related persons regardless of the source of payment, including but not limited to wholesaling salaries, bonus or sales incentives, sales commissions, expense reimbursements, and continuing compensation to non-duly registered selling agents will not exceed 10% of the initial gross proceeds of such units' initial sales price, plus an additional 0.5% for bona fide due diligence fees. Such ongoing payments, salaries and bonuses and additional selling commissions may be deemed to constitute underwriting compensation.

     H. Beck, Inc., a registered broker-dealer, solicits other broker-dealers to become selling agents of the Fund, i.e., it acts as a wholesaler. As such, H. Beck, Inc. does not act as an "underwriter" or "promoter" as defined in the Securities Act of 1933 and the regulations thereunder. The selling agents, and not H. Beck, Inc., have responsibility with respect to the solicitation of prospective investors, including determination of suitability of such investors. As compensation for its activities, H. Beck, Inc. receives up to one-fourth of the selling commissions otherwise payable to the selling agents. In the future, other broker-dealers may be engaged by the Fund to conduct wholesaling activities. Certain employees of Campbell & Company will provide wholesaling services as well and will receive compensation therefor. The maximum aggregate amount of such compensation with respect to the maximum offering proceeds, including any expense reimbursements, is estimated at $5,000,000, or 2% of the proceeds.

     Certain of the offering expenses paid by Campbell & Company might be deemed to constitute costs properly allocated to the accounts of the selling agents. Such costs will, for example, cover the expenses of producing a selling brochure, organizing seminars to promote the Fund and related travel expenses. Such costs are estimated at approximately $50,000, and in no event shall the aggregate amount of (i) such costs and (ii) the selling commission exceed 10% of the gross proceeds of the offering of the units, plus an additional 0.5% of such proceeds in respect of reimbursement of bona fide due diligence expenses.

     Other than as described above, Campbell & Company will pay no person any commissions or other fees by the Fund in connection with the solicitation of purchases for units.

     Campbell & Company will pay the Fund's offering expenses related to the continuing offering and the Fund will reimburse Campbell & Company in 30-month installment periods throughout the continuing offering period. Such reimbursement, however, will not exceed 2.5% of the aggregate subscriptions accepted by Campbell & Company as general partner. Organization and offering expenses related to the Initial Offering are being reimbursed in the same manner. See "Charges to the Fund -- Offering Expenses."

     In the Selling Agreement with each Selling Agent, Campbell & Company has agreed to indemnify the selling agents against certain liabilities that the selling agents may incur in connection with the offering and sale of the units, including liabilities under the Securities Act of 1933, as amended.

LEGAL MATTERS

     Sidley & Austin, New York, New York and Chicago, Illinois will advise Campbell & Company on all legal matters in connection with the units. In the future, Sidley & Austin may advise Campbell & Company (and its affiliates) with respect to its responsibilities as general partner and trading advisor of, and with respect to, matters relating to the Fund. The statements under "Federal Income Tax Aspects" have been reviewed by Sidley & Austin. Sidley & Austin has not represented, nor will it represent, either the Fund or the limited partners in matters relating to the Fund.

EXPERTS

     The financial statements of the Fund as of December 31, 1999 and 1998, and for the years ended December 31, 1999, 1998 and 1997, and the balance sheet of Campbell & Company as of December 31, 1999, included in this prospectus, have been audited by Arthur F. Bell, Jr. & Associates, L.L.C., independent auditors, as stated in their reports appearing herein. Such audited statements have been so included in reliance upon such reports, respectively, given upon the authority of that firm as experts in auditing and accounting.

     The financial statements of the Fund as of June 30, 2000 and for the three months and six months ended June 30, 2000 and 1999, and the balance sheet of Campbell & Company as of June 30, 2000 are unaudited. In the opinion of Campbell & Company, such unaudited statements reflect all adjustments which were of a normal and recurring nature, necessary for a fair presentation of financial position and results of operations.

     [REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY.]

                         INDEX TO FINANCIAL STATEMENTS

                                                                PAGE
                                                                ----
CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
STATEMENTS OF FINANCIAL CONDITION
  June 30, 2000 (unaudited) and December 31, 1999
  (audited).................................................     45
STATEMENTS OF OPERATIONS (UNAUDITED)
  For the Three Months and Six Months Ended June 30, 2000
  and 1999..................................................     46
STATEMENTS OF CASH FLOWS (UNAUDITED)
  For the Six Months Ended June 30, 2000 and 1999...........     47
STATEMENTS OF CHANGES IN PARTNERS' CAPITAL (NET ASSET VALUE)
  (UNAUDITED)
  For the Six Months Ended June 30, 2000 and 1999...........     48
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)...................     49
INDEPENDENT AUDITOR'S REPORT................................     53
STATEMENTS OF FINANCIAL CONDITION
  December 31, 1999 and 1998................................     54
STATEMENTS OF OPERATIONS
  For the Years Ended December 31, 1999, 1998 and 1997......     55
STATEMENTS OF CASH FLOWS
  For the Years Ended December 31, 1999, 1998 and 1997......     56
STATEMENTS OF CHANGES IN PARTNERS' CAPITAL (NET ASSET VALUE)
  For the Years Ended December 31, 1999, 1998 and 1997......     57
NOTES TO FINANCIAL STATEMENTS...............................     58

CAMPBELL & COMPANY, INC.
BALANCE SHEET
  June 30, 2000 (Unaudited).................................     63
NOTES TO BALANCE SHEET (UNAUDITED)..........................     64
INDEPENDENT AUDITOR'S REPORT................................     68
BALANCE SHEET
  December 31, 1999.........................................     69
NOTES TO BALANCE SHEET......................................     70

     Schedules are omitted for the reason that they are not required or are not applicable or that equivalent information has been included in the financial statements or notes thereto.

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

                       STATEMENTS OF FINANCIAL CONDITION

           June 30, 2000 (Unaudited) and December 31, 1999 (Audited)

                                                                JUNE 30,      DECEMBER 31,
                                                                  2000            1999
                                                              ------------    ------------
ASSETS
  Equity in broker trading accounts
     Cash                                                     $ 44,300,144    $ 54,186,103
     United States government securities                       288,916,174     256,915,665
     Unrealized gain on open futures contracts                  13,749,307      16,512,156
                                                              ------------    ------------
       Deposits with broker                                    346,965,625     327,613,924
  Cash and cash equivalents                                     46,951,709      33,978,199
     United States government securities                       136,035,439     129,150,061
     Unrealized gain on open forward contracts                   3,313,400       6,098,317
                                                              ------------    ------------
       Total assets                                           $533,266,173    $496,840,501
                                                              ============    ============
LIABILITIES
  Accounts payable                                            $    210,297    $    260,063
  Brokerage fee                                                  3,331,463       3,118,646
  Offering costs payable                                           279,294         259,595
  Redemptions payable                                            5,357,240       9,074,798
  Subscription deposits                                             50,008         107,295
                                                              ------------    ------------
       Total liabilities                                         9,228,302      12,820,397
                                                              ------------    ------------
PARTNERS' CAPITAL (NET ASSET VALUE)
  General Partner -- 3,201.572 and 2,904.862 units
     outstanding at
     June 30, 2000 and December 31, 1999                         5,686,056       5,040,488
  Limited Partners -- 291,861.436 and 276,039.045 units
     outstanding at
     June 30, 2000 and December 31, 1999                       518,351,815     478,979,616
                                                              ------------    ------------
       Total partners' capital (Net Asset Value)               524,037,871     484,020,104
                                                              ------------    ------------
                                                              $533,266,173    $496,840,501
                                                              ============    ============

                            See accompanying notes.

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

                            STATEMENTS OF OPERATIONS

             For the Three Months Ended June 30, 2000 and 1999 and
                For the Six Months Ended June 30, 2000 and 1999
                                  (Unaudited)

                                            THREE MONTHS ENDED             SIX MONTHS ENDED
                                                 JUNE 30,                      JUNE 30,
                                        --------------------------    --------------------------
                                           2000           1999           2000           1999
                                        -----------    -----------    -----------    -----------
INCOME
  Futures trading gains (losses)
     Realized                           $ 1,624,718    $12,008,887    $14,159,540    $   394,982
     Change in unrealized                 9,325,842     12,115,832     (2,762,849)    18,897,333
                                        -----------    -----------    -----------    -----------
       Gain from futures trading         10,950,560     24,124,719     11,396,691     19,292,315
                                        -----------    -----------    -----------    -----------
  Forward trading gains (losses)
     Realized                             1,211,951      9,139,049     11,016,924      4,283,050
     Change in unrealized                 2,601,314     (3,757,172)    (2,784,917)      (305,396)
                                        -----------    -----------    -----------    -----------
       Gain from forward trading          3,813,265      5,381,877      8,232,007      3,977,654
                                        -----------    -----------    -----------    -----------
  Interest income                         7,165,839      4,240,493     13,655,611      8,007,742
                                        -----------    -----------    -----------    -----------
       Total income                      21,929,664     33,747,089     33,284,309     31,277,711
                                        -----------    -----------    -----------    -----------
EXPENSES
  Brokerage fee                           9,733,055      7,700,321     19,374,534     14,366,452
  Performance fee                                 0      1,024,532         27,869      1,024,532
  Operating expenses                        288,134        147,484        523,520        321,580
                                        -----------    -----------    -----------    -----------
       Total expenses                    10,021,189      8,872,337     19,925,923     15,712,564
                                        -----------    -----------    -----------    -----------
       NET INCOME                       $11,908,475    $24,874,752    $13,358,386    $15,565,147
                                        ===========    ===========    ===========    ===========
NET INCOME PER GENERAL
  AND LIMITED PARTNER UNIT
  (based on weighted average number of
  units outstanding during the period)  $     41.30    $    105.44    $     46.98    $     69.00
                                        ===========    ===========    ===========    ===========
INCREASE IN NET ASSET VALUE PER
  GENERAL AND LIMITED PARTNER UNIT      $     37.98    $    101.99    $     40.83    $     52.33
                                        ===========    ===========    ===========    ===========

                            See accompanying notes.

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

                            STATEMENTS OF CASH FLOWS

                For the Six Months Ended June 30, 2000 and 1999
                                  (Unaudited)

                                                                  SIX MONTHS ENDED JUNE 30,
                                                                -----------------------------
                                                                    2000            1999
                                                                ------------    -------------
CASH FLOWS FROM (FOR) OPERATING ACTIVITIES
  Net income                                                    $ 13,358,386    $  15,565,147
  Adjustments to reconcile net income to net cash (for)
     operating activities
     Net change in unrealized                                      5,547,766      (18,591,937)
     Increase (decrease) in accounts payable and accrued
       expenses                                                      163,051         (535,031)
     Net (purchases) of investments in United States
       government securities                                     (38,885,887)    (146,090,868)
                                                                ------------    -------------
       Net cash (for) operating activities                       (19,816,684)    (149,652,689)
                                                                ------------    -------------
CASH FLOWS FROM (FOR) FINANCING ACTIVITIES
  Addition of units                                               65,645,865       79,843,496
  Increase (decrease) in subscription deposits                       (57,287)         158,913
  Redemption of units                                            (37,331,105)     (13,916,758)
  Increase (decrease) in redemptions payable                      (3,717,558)       1,085,123
  Offering costs charged                                          (1,655,379)      (1,335,036)
  Increase in offering costs payable                                  19,699           51,962
                                                                ------------    -------------
       Net cash from financing activities                         22,904,235       65,887,700
                                                                ------------    -------------
Net increase (decrease) in cash and cash equivalents               3,087,551      (83,764,989)
CASH AND CASH EQUIVALENTS
  Beginning of period                                             88,164,302      133,709,716
                                                                ------------    -------------
  End of period                                                 $ 91,251,853    $  49,944,727
                                                                ============    =============
End of period cash and cash equivalents consists of:
  Cash in broker trading accounts                               $ 44,300,144    $  16,166,563
                                                                ------------    -------------
  Cash and cash equivalents                                       46,951,709       33,778,164
                                                                ------------    -------------
       Total end of period cash and cash equivalents            $ 91,251,853    $  49,944,727
                                                                ============    =============

                            See accompanying notes.

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

          STATEMENTS OF CHANGES IN PARTNERS' CAPITAL (NET ASSET VALUE)

                For the Six Months Ended June 30, 2000 and 1999
                                  (Unaudited)

                                                      PARTNERS' CAPITAL
                       --------------------------------------------------------------------------------
                              GENERAL                    LIMITED                       TOTAL
                       ----------------------   --------------------------   --------------------------
                         UNITS       AMOUNT        UNITS         AMOUNT         UNITS         AMOUNT
                       ---------   ----------   -----------   ------------   -----------   ------------
SIX MONTHS ENDED JUNE
  30, 2000
Balances at December
  31, 1999             2,904.862   $5,040,488   276,039.045   $478,979,616   278,943.907   $484,020,104
Net income for the
  six months ended
  June 30, 2000                       133,646                   13,224,740                   13,358,386
Additions                296.710      530,000    37,032.442     65,115,865    37,329.152     65,645,865
Redemptions                0.000            0   (21,210.051)   (37,331,105)  (21,210.051)   (37,331,105)
Offering costs                        (18,078)                  (1,637,301)                  (1,655,379)
                       ---------   ----------   -----------   ------------   -----------   ------------
Balances at June 30,
  2000                 3,201.572   $5,686,056   291,861.436   $518,351,815   295,063.008   $524,037,871
                       =========   ==========   ===========   ============   ===========   ============
SIX MONTHS ENDED JUNE
  30, 1999
Balances at December
  31, 1998             2,096.643   $3,483,174   204,942.359   $340,473,474   207,039.002   $343,956,648
Net income for the
  six months ended
  June 30, 1999                       156,241                   15,408,906                   15,565,147
Additions                445.294      730,000    48,430.419     79,113,496    48,875.713     79,843,496
Redemptions                0.000            0    (8,422.078)   (13,916,758)   (8,422.078)   (13,916,758)
Offering costs                        (13,450)                  (1,321,586)                  (1,335,036)
                       ---------   ----------   -----------   ------------   -----------   ------------
Balances at June 30,
  1999                 2,541.937   $4,355,965   244,950.700   $419,757,532   247,492.637   $424,113,497
                       =========   ==========   ===========   ============   ===========   ============

               NET ASSET VALUE PER GENERAL AND LIMITED PARTNER UNIT
       ---------------------------------------------------------------------
       JUNE 30,          DECEMBER 31,         JUNE 30,          DECEMBER 31,
         2000                1999               1999                1998
       ---------         ------------         ---------         ------------
       $1,776.02          $1,735.19           $1,713.64          $1,661.31
       =========          =========           =========          =========

                            See accompanying notes.

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

                         NOTES TO FINANCIAL STATEMENTS
                                  (Unaudited)
NOTE 1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A.  General Description of the Fund

        Campbell Strategic Allocation Fund, L.P. (the Fund) is a Delaware limited partnership which operates as a commodity investment pool. The Fund engages in the speculative trading of futures contracts and forward contracts.

     B.  Regulation

        As a registrant with the Securities and Exchange Commission, the Fund is subject to the regulatory requirements under the Securities Acts of 1933 and 1934. As a commodity investment pool, the Fund is subject to the regulations of the Commodity Futures Trading Commission, an agency of the United States (U.S.) government which regulates most aspects of the commodity futures industry; rules of the National Futures Association, an industry self-regulatory organization; and the requirements of the various commodity exchanges where the Fund executes transactions. Additionally, the Fund is subject to the requirements of futures commission merchants (brokers) and interbank market makers through which the Fund trades.

     C.  Method of Reporting

        The Fund's financial statements are presented in accordance with generally accepted accounting principles, which require the use of certain estimates made by the Fund's management. Transactions are accounted for on the trade date. Gains or losses are realized when contracts are liquidated. Unrealized gains and losses on open contracts (the difference between contract purchase price and market price) are reported in the statement of financial condition as a net gain or loss, as there exists a right of offset of unrealized gains or losses in accordance with Financial Accounting Standards Board Interpretation No. 39 -- "Offsetting of Amounts Related to Certain Contracts." Any change in net unrealized gain or loss from the preceding period is reported in the statement of operations. United States government securities are stated at cost plus accrued interest, which approximates market value.

        For purposes of both financial reporting and calculation of redemption value, Net Asset Value per unit is calculated by dividing Net Asset Value by the number of outstanding units.

     D.  Cash and Cash Equivalents

        Cash and cash equivalents includes cash and short-term time deposits held at financial institutions.

     E.  Income Taxes

        The Fund prepares calendar year U.S. and state information tax returns and reports to the partners their allocable shares of the Fund's income, expenses and trading gains or losses.

     F.  Offering Costs

        Campbell & Company, Inc. (Campbell & Company) has incurred total costs in connection with the initial and continuous offering of units of the Fund (offering costs) of $13,393,707 through June 30, 2000, $8,402,729 of which has already been reimbursed to Campbell & Company by the Fund. At June 30, 2000, the Fund reflects a liability in the statement of financial condition for offering costs payable to Campbell & Company of $279,294. The Fund's liability for offering costs is limited to the maximum of total offering costs incurred by Campbell & Company or 2.5% of the aggregate subscriptions accepted during the initial and continuous offerings; this maximum is further limited by 30 month pay-out schedules. The Fund is only liable for payment of offering costs on a monthly basis as calculated based on the limitations stated above. If the

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

                                  (Unaudited)

NOTE 1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES --
         (CONTINUED)
        Fund terminates prior to completion of payment of the calculated amounts to Campbell & Company, Campbell & Company will not be entitled to any additional payments, and the Fund will have no further obligation to Campbell & Company.

        The amount of monthly reimbursement due to Campbell & Company is charged directly to partners' capital.

     G.  Foreign Currency Transactions

        The Fund's functional currency is the U.S. dollar; however, it transacts business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect at the date of the statement of financial condition. Income and expense items denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. dollars are reported in income currently.

NOTE 2.  GENERAL PARTNER AND COMMODITY TRADING ADVISOR

     The general partner of the Fund is Campbell & Company, which conducts and manages the business of the Fund. Campbell & Company is also the commodity trading advisor of the Fund. The Amended Agreement of Limited Partnership provides that Campbell & Company may make withdrawals of its units, provided that such withdrawals do not reduce Campbell & Company's aggregate percentage interest in the Fund to less than 1% of the net aggregate contributions.

     Campbell & Company is required by the Amended Agreement of Limited Partnership to maintain a net worth equal to at least 5% of the capital contributed by all the limited partnerships for which it acts as general partner, including the Fund. The minimum net worth shall in no case be less than $50,000 nor shall net worth in excess of $1,000,000 be required.

     The Fund pays a monthly brokerage fee equal to 1/12 of 7.7% (7.7% annualized) of month-end net assets. Campbell & Company receives 7% of this 7.7% fee, a portion (4%) of which is used to compensate selling agents for ongoing services rendered and a portion (3%) of which is retained by Campbell & Company for trading and management services rendered. The remainder of the brokerage fee (0.7%) is paid directly to the broker. During the six months ended June 30, 2000 and 1999, the amounts paid directly to the broker amounted to $1,761,321 and $1,306,041, respectively. During the three months ended June 30, 2000 and 1999, the amounts paid directly to the broker amounted to $884,823 and $700,029, respectively.

     Campbell & Company is also paid a quarterly performance fee of 20% of the Fund's aggregate cumulative appreciation in the Net Asset Value per unit, exclusive of appreciation attributable to interest income.

NOTE 3.  DEPOSITS WITH BROKER

     The Fund deposits funds with a broker subject to Commodity Futures Trading Commission regulations and various exchange and broker requirements. Margin requirements are satisfied by the deposit of U.S. Treasury bills and cash with such broker. The Fund earns interest income on its assets deposited with the broker.

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

                                  (Unaudited)

NOTE 4.  OPERATING EXPENSES

     Operating expenses of the Fund are limited by the Amended Agreement of Limited Partnership to 0.5% per year of the average month-end Net Asset Value of the Fund. Actual operating expenses were less than 0.5% (annualized) of average month-end Net Asset Value for the three months and six months ended June 30, 2000 and 1999.

NOTE 5.  SUBSCRIPTIONS, DISTRIBUTIONS AND REDEMPTIONS

     Investments in the Fund are made by subscription agreement, subject to acceptance by Campbell & Company. As of June 30, 2000 and December 31, 1999, amounts received by the Fund from prospective limited partners who have not yet been admitted to the Fund by Campbell & Company total $50,008 and $107,295, respectively.

     The Fund is not required to make distributions, but may do so at the sole discretion of Campbell & Company. A limited partner may request and receive redemption of units owned, subject to restrictions in the Amended Agreement of Limited Partnership. Redemption fees apply through the first twelve month-ends following purchase as follows: 4% of Net Asset Value per unit redeemed through the third month-end, 3% of Net Asset Value per unit redeemed through the sixth month-end, 2% of Net Asset Value per unit redeemed through the ninth month-end and 1% of Net Asset Value per unit redeemed through the twelfth month-end. After the twelfth month-end following purchase of a unit, no redemption fees apply.

NOTE 6.  TRADING ACTIVITIES AND RELATED RISKS

     The Fund engages in the speculative trading of U.S. and foreign futures contracts and forward contracts (collectively, "derivatives"). These derivatives include both financial and non-financial contracts held as part of a diversified trading program. The Fund is exposed to both market risk, the risk arising from changes in the market value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract.

     Purchase and sale of futures contracts requires margin deposits with the broker. Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires a broker to segregate all customer transactions and assets from such broker's proprietary activities. A customer's cash and other property (for example, U.S. Treasury bills) deposited with a broker are considered commingled with all other customer funds subject to the broker's segregation requirements. In the event of a broker's insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than total cash and other property deposited.

     The amount of required margin and good faith deposits with the broker and interbank market makers usually range from 10% to 30% of Net Asset Value. The market value of securities held to satisfy such requirements at June 30, 2000 and December 31, 1999 was $424,951,613 and $386,065,726, respectively, which equals 81% and 80% of Net Asset Value, respectively.

     The Fund trades forward contracts in unregulated markets between principals and assumes the risk of loss from counterparty nonperformance. Accordingly, the risks associated with forward contracts are generally greater than those associated with exchange traded contracts because of the greater risk of counterparty default. Additionally, the trading of forward contracts typically involves delayed cash settlement.

     The Fund has a substantial portion of its assets on deposit with financial institutions. In the event of a financial institution's insolvency, recovery of Fund assets on deposit may be limited to account insurance or other protection afforded such deposits.

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

                                  (Unaudited)

NOTE 6.  TRADING ACTIVITIES AND RELATED RISKS -- (CONTINUED)
     For derivatives, risks arise from changes in the market value of the contracts. Theoretically, the Fund is exposed to a market risk equal to the value of futures and forward contracts purchased and unlimited liability on such contracts sold short.

     The unrealized gain (loss) on open futures and forward contracts is comprised of the following:

                                      FUTURES CONTRACTS                   FORWARD CONTRACTS
                                      (EXCHANGE TRADED)                 (NON-EXCHANGE TRADED)
                              ---------------------------------   ---------------------------------
                              JUNE 30, 2000   DECEMBER 31, 1999   JUNE 30, 2000   DECEMBER 31, 1999
                              -------------   -----------------   -------------   -----------------
Gross unrealized gains         $21,765,208       $16,698,403      $ 13,643,053       $ 7,528,691
Gross unrealized (losses)       (8,015,901)         (186,247)      (10,329,653)       (1,430,374)
                               -----------       -----------      ------------       -----------
     Net unrealized gain       $13,749,307       $16,512,156      $  3,313,400       $ 6,098,317
                               ===========       ===========      ============       ===========

     Open contracts generally mature within three months; as of June 30, 2000, the latest maturity date for open futures contracts is March 2001, and the latest maturity date for open forward contracts is September 2000. However, the Fund intends to close all contracts prior to maturity.

     Campbell & Company has established procedures to actively monitor market risk and minimize credit risk, although there can be no assurance that they will, in fact, succeed in doing so. Campbell & Company's basic market risk control procedures consist of continuously monitoring open positions, diversification of the portfolio and maintenance of a margin-to-equity ratio that rarely exceeds 30%. Campbell & Company seeks to minimize credit risk primarily by depositing and maintaining the Fund's assets at financial institutions and brokers which Campbell & Company believes to be creditworthy. The limited partners bear the risk of loss only to the extent of the market value of their respective investments and, in certain specific circumstances, distributions and redemptions received.

NOTE 7.  INTERIM FINANCIAL STATEMENTS

     The statement of financial condition as of June 30, 2000, the statements of operations for the three months and six months ended June 30, 2000 and 1999, and the statements of cash flows and changes in partners capital (Net Asset Value) for the six months ended June 30, 2000 and 1999 are unaudited. In the opinion of management, such financial statements reflect all adjustments, which were of a normal and recurring nature, necessary for a fair presentation of financial position as of June 30, 2000, the results of operations for the three months and six months ended June 30, 2000 and 1999, and cash flows for the six months ended June 30, 2000 and 1999.

                          INDEPENDENT AUDITOR'S REPORT

To the Partners
Campbell Strategic Allocation Fund, L.P.

     We have audited the accompanying statements of financial condition of Campbell Strategic Allocation Fund, L.P. as of December 31, 1999 and 1998, and the related statements of operations, cash flows and changes in partners' capital (net asset value) for the years ended December 31, 1999, 1998 and 1997. These financial statements are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Campbell Strategic Allocation Fund, L.P. as of December 31, 1999 and 1998, and the results of its operations, cash flows and the changes in its net asset values for the years ended December 31, 1999, 1998 and 1997, in conformity with generally accepted accounting principles.

                                    /s/ ARTHUR F. BELL, JR. & ASSOCIATES, L.L.C.

Hunt Valley, Maryland
January 24, 2000

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

                       STATEMENTS OF FINANCIAL CONDITION

                           December 31, 1999 and 1998

                                                                  1999           1998
                                                              ------------   ------------
ASSETS
  Equity in broker trading accounts
     Cash                                                     $ 54,186,103   $ 88,830,060
     United States government securities                       256,915,665    114,491,286
     Unrealized gain on open futures contracts                  16,512,156      3,917,717
                                                              ------------   ------------
       Deposits with broker                                    327,613,924    207,239,063
  Cash and cash equivalents                                     33,978,199     44,879,656
  United States government securities                          129,150,061     99,677,514
  Unrealized gain (loss) on open forward contracts               6,098,317     (1,005,425)
                                                              ------------   ------------
       Total assets                                           $496,840,501   $350,790,808
                                                              ============   ============
LIABILITIES
  Accounts payable                                            $    260,063   $    222,124
  Brokerage fee                                                  3,118,646      2,164,020
  Performance fee                                                        0      1,985,393
  Offering costs payable                                           259,595        185,312
  Redemptions payable                                            9,074,798      2,260,525
  Subscription deposits                                            107,295         16,786
                                                              ------------   ------------
       Total liabilities                                        12,820,397      6,834,160
                                                              ------------   ------------
PARTNERS' CAPITAL (NET ASSET VALUE)
  General Partner -- 2,904.862 and 2,096.643 units
     outstanding at December 31, 1999 and 1998                   5,040,488      3,483,174
  Limited Partners -- 276,039.045 and 204,942.359 units
     outstanding at December 31, 1999 and 1998                 478,979,616    340,473,474
                                                              ------------   ------------
       Total partners' capital (Net Asset Value)               484,020,104    343,956,648
                                                              ------------   ------------
                                                              $496,840,501   $350,790,808
                                                              ============   ============

                            See accompanying notes.

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

                            STATEMENTS OF OPERATIONS

              For the Years Ended December 31, 1999, 1998 and 1997

                                                         1999           1998           1997
                                                      -----------    -----------    -----------
INCOME
  Futures trading gains (losses)
     Realized                                         $15,028,356    $53,795,803    $16,927,642
     Change in unrealized                              12,594,439     (4,649,349)     8,262,159
                                                      -----------    -----------    -----------
       Gain from futures trading                       27,622,795     49,146,454     25,189,801
                                                      -----------    -----------    -----------
  Forward trading gains (losses)
     Realized                                           4,085,047      8,873,435      7,406,539
     Change in unrealized                               7,103,742     (2,333,555)      (339,743)
                                                      -----------    -----------    -----------
       Gain from forward trading                       11,188,789      6,539,880      7,066,796
                                                      -----------    -----------    -----------
  Interest income                                      18,786,307     12,823,294      7,977,840
                                                      -----------    -----------    -----------
       Total income                                    57,597,891     68,509,628     40,234,437
                                                      -----------    -----------    -----------
EXPENSES
  Brokerage fee                                        31,758,700     21,002,047     12,288,681
  Performance fee                                       1,780,671      6,303,339      3,565,668
  Operating expenses                                      752,312        509,686        368,925
                                                      -----------    -----------    -----------
       Total expenses                                  34,291,683     27,815,072     16,223,274
                                                      -----------    -----------    -----------
       NET INCOME                                     $23,306,208    $40,694,556    $24,011,163
                                                      ===========    ===========    ===========
NET INCOME PER GENERAL AND LIMITED PARTNER UNIT
  (based on weighted average number of units
  outstanding during the year)                        $     95.52    $    232.33    $    208.78
                                                      ===========    ===========    ===========
INCREASE IN NET ASSET VALUE PER GENERAL AND
  LIMITED PARTNER UNIT                                $     73.88    $    211.67    $    181.48
                                                      ===========    ===========    ===========

                            See accompanying notes.

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

                            STATEMENTS OF CASH FLOWS

              For the Years Ended December 31, 1999, 1998 and 1997

                                                     1999             1998            1997
                                                 -------------    ------------    -------------
CASH FLOWS FROM (FOR) OPERATING ACTIVITIES
  Net income                                     $  23,306,208    $ 40,694,556    $  24,011,163
  Adjustments to reconcile net income to net
     cash (for) operating activities
     Net change in unrealized                      (19,698,181)      6,982,904       (7,922,416)
     Increase (decrease) in accounts payable
       and accrued expenses                           (992,828)        314,669        1,193,491
     Net (purchases) of investments in United
       States government and agency securities    (171,896,926)    (49,038,541)    (118,621,145)
                                                 -------------    ------------    -------------
          Net cash (for) operating activities     (169,281,727)     (1,046,412)    (101,338,907)
                                                 -------------    ------------    -------------
CASH FLOWS FROM (FOR) FINANCING ACTIVITIES
  Addition of units                                158,931,214     117,408,144       96,000,283
  Increase (decrease) in subscription deposits          90,509        (868,319)         752,069
  Redemption of units                              (39,327,023)    (24,906,260)     (13,866,080)
  Increase (decrease) in redemptions payable         6,814,273        (368,639)       2,052,048
  Offering costs charged                            (2,846,943)     (1,949,511)      (1,172,450)
  Increase in offering costs payable                    74,283          62,527           66,158
                                                 -------------    ------------    -------------
          Net cash from financing activities       123,736,313      89,377,942       83,832,028
                                                 -------------    ------------    -------------
Net increase (decrease) in cash and cash
  equivalents                                      (45,545,414)     88,331,530      (17,506,879)
CASH AND CASH EQUIVALENTS
  Beginning of year                                133,709,716      45,378,186       62,885,065
                                                 -------------    ------------    -------------
  End of year                                    $  88,164,302    $133,709,716    $  45,378,186
                                                 =============    ============    =============
End of year cash and cash equivalents consists
  of:
  Cash in broker trading accounts                $  54,186,103    $ 88,830,060    $  17,401,415
  Cash and cash equivalents                         33,978,199      44,879,656       27,976,771
                                                 -------------    ------------    -------------
          Total end of year cash and cash
            equivalents                          $  88,164,302    $133,709,716    $  45,378,186
                                                 =============    ============    =============

                            See accompanying notes.

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

          STATEMENTS OF CHANGES IN PARTNERS' CAPITAL (NET ASSET VALUE)

              For the Years Ended December 31, 1999, 1998 and 1997

                                                            PARTNERS' CAPITAL
                             --------------------------------------------------------------------------------
                                    GENERAL                    LIMITED                       TOTAL
                             ----------------------   --------------------------   --------------------------
                               UNITS       AMOUNT        UNITS         AMOUNT         UNITS         AMOUNT
                             ---------   ----------   -----------   ------------   -----------   ------------
Balances at December 31,
  1996                         885.938   $1,123,514    84,069.060   $106,613,289    84,954.998   $107,736,803
Net income for the year
  ended December 31, 1997                   244,185                   23,766,978                   24,011,163
Additions                      587.385      780,007    71,325.080     95,220,276    71,912.465     96,000,283
Redemptions                      0.000            0   (10,134.620)   (13,866,080)  (10,134.620)   (13,866,080)
Offering costs                              (11,918)                  (1,160,532)                  (1,172,450)
                             ---------   ----------   -----------   ------------   -----------   ------------
Balances at December 31,
  1997                       1,473.323    2,135,788   145,259.520    210,573,931   146,732.843    212,709,719
Net income for the year
  ended December 31, 1998                   417,357                   40,277,199                   40,694,556
Additions                      623.320      950,000    75,725.965    116,458,144    76,349.285    117,408,144
Redemptions                      0.000            0   (16,043.126)   (24,906,260)  (16,043.126)   (24,906,260)
Offering costs                              (19,971)                  (1,929,540)                  (1,949,511)
                             ---------   ----------   -----------   ------------   -----------   ------------
Balances at December 31,
  1998                       2,096.643    3,483,174   204,942.359    340,473,474   207,039.002    343,956,648
Net income for the year
  ended December 31, 1999                   236,380                   23,069,828                   23,306,208
Additions                      808.219    1,350,000    94,344.964    157,581,214    95,153.183    158,931,214
Redemptions                      0.000            0   (23,248.278)   (39,327,023)  (23,248.278)   (39,327,023)
Offering costs                              (29,066)                  (2,817,877)                  (2,846,943)
                             ---------   ----------   -----------   ------------   -----------   ------------
Balances at December 31,
  1999                       2,904.862   $5,040,488   276,039.045   $478,979,616   278,943.907   $484,020,104
                             =========   ==========   ===========   ============   ===========   ============

                        NET ASSET VALUE PER
                 GENERAL AND LIMITED PARTNER UNIT
     ---------------------------------------------------------
                           DECEMBER 31,
     ---------------------------------------------------------
       1999                    1998                    1997
     ---------               ---------               ---------
     $1,735.19               $1,661.31               $1,449.64
     =========               =========               =========

                            See accompanying notes.

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

                         NOTES TO FINANCIAL STATEMENTS
NOTE 1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A.  General Description of the Fund

        Campbell Strategic Allocation Fund, L.P. (the Fund) is a Delaware limited partnership which operates as a commodity investment pool. The Fund engages in the speculative trading of futures contracts and forward contracts.

     B.  Regulation

        As a registrant with the Securities and Exchange Commission, the Fund is subject to the regulatory requirements under the Securities Acts of 1933 and 1934. As a commodity investment pool, the Fund is subject to the regulations of the Commodity Futures Trading Commission, an agency of the United States (U.S.) government which regulates most aspects of the commodity futures industry; rules of the National Futures Association, an industry self-regulatory organization; and the requirements of the various commodity exchanges where the Fund executes transactions. Additionally, the Fund is subject to the requirements of futures commission merchants (brokers) and interbank market makers through which the Fund trades.

     C.  Method of Reporting

        The Fund's financial statements are presented in accordance with generally accepted accounting principles, which require the use of certain estimates made by the Fund's management. Transactions are accounted for on the trade date. Gains or losses are realized when contracts are liquidated. Unrealized gains and losses on open contracts (the difference between contract purchase price and market price) are reported in the statement of financial condition as a net gain or loss, as there exists a right of offset of unrealized gains or losses in accordance with Financial Accounting Standards Board Interpretation No. 39 -- "Offsetting of Amounts Related to Certain Contracts." Any change in net unrealized gain or loss from the preceding period is reported in the statement of operations. United States government securities are stated at cost plus accrued interest, which approximates market value.

        For purposes of both financial reporting and calculation of redemption value, Net Asset Value per unit is calculated by dividing Net Asset Value by the number of outstanding units.

     D.  Cash and Cash Equivalents

        Cash and cash equivalents includes cash and short-term time deposits held at financial institutions.

     E.  Income Taxes

        The Fund prepares calendar year U.S. and state information tax returns and reports to the partners their allocable shares of the Fund's income, expenses and trading gains or losses.

     F.  Offering Costs

        Campbell & Company, Inc. (Campbell & Company) has incurred total costs in connection with the initial and continuous offering of units of the Fund (offering costs) of $11,391,315 through December 31, 1999, $6,767,049 of which has already been reimbursed to Campbell & Company by the Fund. At December 31, 1999, the Fund reflects a liability in the statement of financial condition for offering costs payable to Campbell & Company of $259,595. The Fund's liability for offering costs is limited to the maximum of total offering costs incurred by Campbell & Company or 2.5% of the aggregate subscriptions accepted during the initial and continuous offerings; this maximum is further limited by 30 month pay-out schedules. The Fund is only liable for payment of offering costs on a monthly basis as calculated based on the limitations stated above. If the Fund terminates prior to completion of payment of the calculated amounts to

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

NOTE 1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES --
         (CONTINUED)
        Campbell & Company, Campbell & Company will not be entitled to any additional payments, and the Fund will have no further obligation to Campbell & Company.

        The amount of monthly reimbursement due to Campbell & Company is charged directly to partners' capital.

     G.  Foreign Currency Transactions

        The Fund's functional currency is the U.S. dollar; however, it transacts business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect at the date of the statement of financial condition. Income and expense items denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. dollars are reported in income currently.

NOTE 2.  GENERAL PARTNER AND COMMODITY TRADING ADVISOR

     The general partner of the Fund is Campbell & Company, which conducts and manages the business of the Fund. Campbell & Company is also the commodity trading advisor of the Fund. The Amended Agreement of Limited Partnership provides that Campbell & Company may make withdrawals of its units, provided that such withdrawals do not reduce Campbell & Company's aggregate percentage interest in the Fund to less than 1% of the net aggregate contributions.

     Campbell & Company is required by the Amended Agreement of Limited Partnership to maintain a net worth equal to at least 5% of the capital contributed by all the limited partnerships for which it acts as general partner, including the Fund. The minimum net worth shall in no case be less than $50,000 nor shall net worth in excess of $1,000,000 be required.

     Commencing September 1, 1997, the Fund pays a monthly brokerage fee equal to 1/12 of 7.7% (7.7% annualized) of month-end net assets. Campbell & Company receives 7% of this 7.7% fee, a portion (4%) of which is used to compensate selling agents for ongoing services rendered and a portion (3%) of which is retained by Campbell & Company for trading and management services rendered. The remainder of the brokerage fee (0.7%) is paid directly to the broker. Prior to September 1, 1997, the monthly brokerage fee was equal to 1/12 of 8% (8% annualized) of month-end net assets, with the amount paid directly to the broker equal to 1/12 of 1% (1% annualized) of month-end net assets. During 1999, 1998 and 1997, the amounts paid directly to the broker amounted to $2,887,155, $1,909,277 and $1,366,757, respectively.

     Campbell & Company is also paid a quarterly performance fee of 20% of the Fund's aggregate cumulative appreciation in the Net Asset Value per unit, exclusive of appreciation attributable to interest income.

NOTE 3.  DEPOSITS WITH BROKER

     The Fund deposits assets with a broker subject to Commodity Futures Trading Commission regulations and various exchange and broker requirements. Margin requirements are satisfied by the deposit of U.S. Treasury bills and cash with such broker. The Fund earns interest income on its assets deposited with the broker.

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

NOTE 4.  OPERATING EXPENSES

     Operating expenses of the Fund are limited by the Amended Agreement of Limited Partnership to 0.5% per year of the average month-end Net Asset Value of the Fund. Actual operating expenses were less than 0.5% of average month-end Net Asset Value for the years ended December 31, 1999, 1998 and 1997.

NOTE 5.  SUBSCRIPTIONS, DISTRIBUTIONS AND REDEMPTIONS

     Investments in the Fund are made by subscription agreement, subject to acceptance by Campbell & Company. As of December 31, 1999 and 1998, amounts received by the Fund from prospective limited partners who have not yet been admitted to the Fund by Campbell & Company total $107,295 and $16,786, respectively.

     The Fund is not required to make distributions, but may do so at the sole discretion of Campbell & Company. A limited partner may request and receive redemption of units owned, subject to restrictions in the Amended Agreement of Limited Partnership. Redemption fees apply through the first twelve month-ends following purchase as follows: 4% of Net Asset Value per unit redeemed through the third month-end, 3% of Net Asset Value per unit redeemed through the sixth month-end, 2% of Net Asset Value per unit redeemed through the ninth month-end and 1% of Net Asset Value per unit redeemed through the twelfth month-end. After the twelfth month-end following purchase of a unit, no redemption fees apply.

NOTE 6.  TRADING ACTIVITIES AND RELATED RISKS

     The Fund engages in the speculative trading of U.S. and foreign futures contracts and forward contracts (collectively, "derivatives"). These derivatives include both financial and non-financial contracts held as part of a diversified trading program. The Fund is exposed to both market risk, the risk arising from changes in the market value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract.

     Purchase and sale of futures contracts requires margin deposits with the broker. The Commodity Exchange Act requires a broker to segregate all customer transactions and assets from such broker's proprietary activities. A customer's cash and other property (for example, U.S. Treasury bills) deposited with a broker are considered commingled with all other customer funds subject to the broker's segregation requirements. In the event of a broker's insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than total cash and other property deposited.

     The amount of required margin and good faith deposits with the broker and interbank market makers usually range from 10% to 30% of Net Asset Value. The market value of securities held to satisfy such requirements at December 31, 1999 and 1998 was $386,065,726 and $214,168,800, respectively, which equals 80%
and 62% of Net Asset Value, respectively.

     The Fund trades forward contracts in unregulated markets between principals and assumes the risk of loss from counterparty nonperformance. Accordingly, the risks associated with forward contracts are generally greater than those associated with exchange traded contracts because of the greater risk of counterparty default. Additionally, the trading of forward contracts typically involves delayed cash settlement.

     The Fund has a substantial portion of its assets on deposit with financial institutions. In the event of a financial institution's insolvency, recovery of Fund assets on deposit may be limited to account insurance or other protection afforded such deposits. In the normal course of business, the Fund requires collateral for repurchase agreements.

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

NOTE 6.  TRADING ACTIVITIES AND RELATED RISKS -- (CONTINUED)
     For derivatives, risks arise from changes in the market value of the contracts. Theoretically, the Fund is exposed to a market risk equal to the value of futures and forward contracts purchased and unlimited liability on such contracts sold short.

     The fair value of derivatives represents unrealized gains and losses on open futures and forward contracts. The average fair value of derivatives during 1999, 1998 and 1997, and the related fair values as of December 31, 1999 and 1998 are as follows:

                                                                                FAIR VALUE AS OF
                                             AVERAGE FAIR VALUE                   DECEMBER 31,
                                    -------------------------------------   -------------------------
                                       1999          1998         1997         1999          1998
                                    -----------   ----------   ----------   -----------   -----------
Futures contracts                   $11,770,000   $9,660,000   $4,110,000   $16,512,000   $ 3,918,000
Forward contracts                     2,030,000    3,490,000       70,000     6,098,000    (1,005,000)

     The unrealized gain (loss) on open futures and forward contracts is comprised of the following:

                                                 FUTURES CONTRACTS           FORWARD CONTRACTS
                                                 (EXCHANGE TRADED)         (NON-EXCHANGE TRADED)
                                                   DECEMBER 31,                DECEMBER 31,
                                             -------------------------   -------------------------
                                                1999          1998          1999          1998
                                             -----------   -----------   -----------   -----------
Gross unrealized gains                       $16,698,403   $ 6,289,815   $ 7,528,691   $ 7,377,712
Gross unrealized (losses)                       (186,247)   (2,372,098)   (1,430,374)   (8,383,137)
                                             -----------   -----------   -----------   -----------
     Net unrealized gain (loss)              $16,512,156   $ 3,917,717   $ 6,098,317   $(1,005,425)
                                             ===========   ===========   ===========   ===========

     Net trading results from futures contracts are reflected in the statement of operations and equal gain from futures trading less the portion of the brokerage fee paid directly to the broker. Net trading results from forward contracts are reflected in the statement of operations as gain from forward trading. Such trading results reflect the net gain arising from the Fund's speculative trading of futures and forward contracts.

     Open contracts generally mature within three months; as of December 31, 1999, the latest maturity date for open futures contracts is September 2000, and the latest maturity date for open forward contracts is March 2000. However, the Fund intends to close all contracts prior to maturity. At December 31, 1999 and 1998, the notional amount of open contracts is as follows:

                                                    1999                            1998
                                        -----------------------------   -----------------------------
                                        CONTRACTS TO    CONTRACTS TO     CONTRACTS TO    CONTRACTS TO
                                          PURCHASE          SELL           PURCHASE          SELL
                                        ------------   --------------   --------------   ------------
Futures contracts (exchange traded):
  - Long-term interest rates            $219,100,000   $  429,900,000   $  460,500,000   $148,700,000
  - Short-term interest rates                      0    1,089,900,000      305,900,000    307,900,000
  - Stock indices                        140,100,000                0       67,900,000     11,200,000
  - Agricultural                                   0        5,500,000        2,000,000      8,700,000
  - Metals                                48,800,000        3,900,000        6,500,000     47,500,000
  - Energy                                84,300,000       17,200,000                0     17,100,000

Forward contracts (non-exchange
  traded):
  - Currencies                           366,000,000      588,600,000      435,100,000    386,200,000
                                        ------------   --------------   --------------   ------------
                                        $858,300,000   $2,135,000,000   $1,277,900,000   $927,300,000
                                        ============   ==============   ==============   ============

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

NOTE 6.  TRADING ACTIVITIES AND RELATED RISKS -- (CONTINUED)
     The above amounts do not represent the Fund's risk of loss due to market and credit risk, but rather represent the Fund's extent of involvement in derivatives at the date of the statement of financial condition.

     Campbell & Company has established procedures to actively monitor market risk and minimize credit risk, although there can be no assurance that they will, in fact, succeed in doing so. Campbell & Company's basic market risk control procedures consist of continuously monitoring open positions, diversification of the portfolio and maintenance of a margin-to-equity ratio that rarely exceeds 30%. Campbell & Company seeks to minimize credit risk primarily by depositing and maintaining the Fund's assets at financial institutions and brokers which Campbell & Company believes to be creditworthy. The limited partners bear the risk of loss only to the extent of the market value of their respective investments and, in certain specific circumstances, distributions and redemptions received.

                            CAMPBELL & COMPANY, INC.

                                 BALANCE SHEET

                           June 30, 2000 (Unaudited)

ASSETS
  Current assets
     Cash and cash equivalents                                $ 7,408,207
     Deposit with foreign exchange dealer                       2,872,875
     Accounts receivable
       Advisory and performance fees                            4,526,646
       Receivable from Campbell Strategic Allocation Fund,
        L.P.                                                    2,009,924
     Other receivables                                            211,291
                                                              -----------
          Total current assets                                 17,028,943
                                                              -----------
  Property and equipment
     Furniture and office equipment                             2,553,238
     Leasehold improvements                                       208,137
                                                              -----------
                                                                2,761,375
     Less accumulated depreciation and amortization            (1,671,803)
                                                              -----------
          Total property and equipment                          1,089,572
                                                              -----------
  Other assets
     Cash surrender value of life insurance, net of policy
      loans of $181,925                                           189,450
     Investments in commodity pools                             5,991,629
     Other                                                      6,896,266
                                                              -----------
          Total assets                                        $31,195,860
                                                              ===========
LIABILITIES
  Current liabilities
     Accounts payable and accrued expenses                    $ 5,752,160
  Subordinated debt                                            10,000,000
                                                              -----------
          Total liabilities                                    15,752,160
                                                              -----------
STOCKHOLDERS' EQUITY
  Capital stock
     Class A voting, no par, $100 stated value; 2,500 shares
      authorized; 105 shares outstanding                           10,500
     Additional paid-in capital                                    46,668
     Retained earnings                                         15,386,532
                                                              -----------
          Total stockholders' equity                           15,443,700
                                                              -----------
          Total liabilities and stockholders' equity          $31,195,860
                                                              ===========

          THE INVESTOR WILL NOT RECEIVE ANY INTEREST IN THIS COMPANY.

                            See accompanying notes.

                            CAMPBELL & COMPANY, INC.

                             NOTES TO BALANCE SHEET
                                  (UNAUDITED)
NOTE 1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A.  General

        Campbell and Company, Inc. (the Company) is incorporated in Maryland and earns fees as a Commodity Trading Advisor registered with and subject to the regulations of the Commodity Futures Trading Commission, an agency of the United States (U.S.) government, which regulates most aspects of the commodity futures industry. It is also subject to the rules of the National Futures Association, an industry self-regulatory organization.

        The Company's balance sheet is presented in accordance with generally accepted accounting principles. The preparation of the balance sheet in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates, and such differences may be material to the balance sheet.

     B.  Cash and Cash Equivalents

       Cash and cash equivalents consist of cash and money market investments readily convertible into cash. The Company maintains its cash and cash equivalents with primarily one financial institution. At times, the balance on deposit may be in excess of available federal deposit insurance.

     C.  Revenue Recognition

       Advisory fees accrue monthly based on a percentage of assets under management. Performance fees may be earned by achieving defined performance objectives. Performance fees are accrued when the conditions of the applicable performance fee agreements are satisfied.

     D.  Property and Equipment

       Property and equipment are stated at cost. Depreciation and amortization is provided for over the estimated useful lives of the assets using straight-line and accelerated methods. Such lives range from 3 to 39 years.

     E.  Investments in Commodity Pools

       Investments in commodity pools are carried at their reported net asset values at the balance sheet date.

     F.  Income Taxes

       The Company has elected S corporation status under the Internal Revenue Code, pursuant to which the Company does not pay U.S. or Maryland income taxes. The Company is subject to state income taxes in certain states in which it conducts business and adequate provision for such is provided for in the balance sheet. The Company's taxable income is taxable to the stockholders on an individual basis.

NOTE 2.  DEPOSITS WITH FOREIGN EXCHANGE DEALER

     The Company deposits assets with a foreign exchange dealer. In the event of the foreign exchange dealer's insolvency, recovery of the Company's assets on deposit may be limited.

                            CAMPBELL & COMPANY, INC.

NOTE 3.  INVESTMENTS IN COMMODITY POOLS

     Investments in commodity pools consist of the following as of June 30, 2000:

Campbell Strategic Allocation Fund, L.P.                      $5,686,055
Campbell Financial Futures Fund Limited Partnership              276,746
The Campbell Fund Trust                                           28,828
                                                              ----------
     Total                                                    $5,991,629
                                                              ==========

     In addition to its investments in these commodity pools, the Company has general partner or managing operator responsibilities with regards to the following:

     Campbell Strategic Allocation Fund, L.P.

     The Company is the general partner and trading advisor of Campbell Strategic Allocation Fund, L.P. (Strategic). As general partner, the Company receives from Strategic a monthly brokerage fee and quarterly performance fee. Such fees represented approximately 35% of the Company's revenues for the six months ended June 30, 2000. Included in advisory and performance fees receivable at June 30, 2000, is approximately $1,297,972 due from Strategic for such fees.

     Summarized financial information with respect to Strategic as of June 30, 2000, is as follows:

BALANCE SHEET DATA
  Assets                                                      $533,266,173
  Liabilities                                                   (9,228,302)
                                                              ------------
     Net Asset Value                                          $524,037,871
                                                              ============

     The Company has committed to maintaining an investment in Strategic equal to at least 1% of the net aggregate capital contributions of all partners. The Company, as general partner, has contributed capital of $4,547,000 as of June 30, 2000 to Strategic. The Company is further bound by Strategic's Amended Agreement of Limited Partnership to maintain net worth equal to at least 5% of the capital contributed to all the limited partnerships for which the Company acts as general partner. The minimum net worth shall in no case be less than $50,000 nor shall net worth in excess of $1,000,000 be required.

     As general partner, the Company incurs costs in connection with Strategic's initial and continuous offerings. The Company reflects a receivable of $279,294 as of June 30, 2000 from Strategic for offering costs due to be reimbursed. This amount is included in Receivable from Campbell Strategic Allocation Fund, L.P. in the balance sheet. The remaining unreimbursed offering costs of $4,711,684 as of June 30, 2000 are included in Other assets in the balance sheet. This amount is carried on the Company's books as an asset, because of the probable future economic benefit to be obtained from the eventual receipt from Strategic of these reimbursements, even though Strategic is not liable for this amount at the current time. The Company recognizes the newly recalculated amount due from Strategic each month as a receivable, which reduces the balance remaining as an Other asset. The Company analyzes the value of the remaining Other asset on its balance sheet on a quarterly basis to ensure that the carrying value is an accurate estimate of what the Company can expect to receive over time.

     The Company also pays, up-front, a 4% commission to selling agents for Strategic. The Company is then reimbursed by Strategic for this cost, over twelve months, through a brokerage fee which is based on the monthly net asset value of Strategic. As of June 30, 2000, $3,876,242 in selling agent commissions is subject to future reimbursement, of which $1,730,630 is included in Receivable from Campbell Strategic Allocation Fund, L.P. and $2,145,612 is included in Other assets in the balance sheet.

                            CAMPBELL & COMPANY, INC.

NOTE 3.  INVESTMENTS IN COMMODITY POOLS -- (CONTINUED)
     In the event Strategic terminates prior to the completion of any reimbursement of the aforementioned costs, the Company will not be entitled to any additional reimbursement from Strategic.

     Campbell Financial Futures Fund Limited Partnership

     The Company also acts as co-general partner in Campbell Financial Futures Fund Limited Partnership (Financial Futures). The net asset value of Financial Futures as of June 30, 2000 totaled $12,200,850.

     The Campbell Fund Trust

     The Company is the managing operator of The Campbell Fund Trust (the Trust). The Trustee of the Trust has delegated to the managing operator all of the power and authority to manage the business affairs of the Trust. The net asset value of the Trust as of June 30, 2000 totaled $25,586,996.

NOTE 4.  TRADING ACTIVITIES AND RELATED RISKS

     The commodity pools for which the Company is either the sole general partner, co-general partner or managing operator engage in the speculative trading of U.S. and foreign futures contracts and forward contracts (collectively, "derivatives"). These derivatives include both financial and non-financial contracts held as part of a diversified trading program. The commodity pools are exposed to both market risk, the risk arising from changes in the market value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract.

     Purchase and sale of futures contracts requires margin deposits with the broker. Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires a broker to segregate all customer transactions and assets from such broker's proprietary activities. A customer's cash and other property (for example, U.S. Treasury bills) deposited with a broker are considered commingled with all other customer funds subject to the broker's segregation requirements. In the event of a broker's insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than total cash and other property deposited. The commodity pools also trade forward contracts in unregulated markets between principals and assume the risk of loss from counterparty nonperformance.

     For derivatives, risks arise from changes in the market value of the contracts. Theoretically, the commodity pools and the Company, as general partner or managing operator, are exposed to a market risk equal to the value of derivatives purchased and unlimited liability on derivatives sold short.

     The Company has established procedures to actively monitor the market risk and minimize the credit risk of such commodity pools.

NOTE 5.  SUBORDINATED DEBT

     The Company entered into a working capital agreement with the stockholders of the Company in February, 1997. The agreement provides for the issuance of unsecured notes to the Company which allows for their subordination to any future borrowings of the Company. Interest on any notes issued in accordance with the agreement is payable annually at a rate of 8.0%. Any unpaid principal balance is due on the tenth anniversary date of the commencement date of each note, or if sooner, five years after a stockholder (a noteholder) ceases to be in the employ of the Company. At June 30, 2000, $10,000,000 was outstanding under this agreement.

                            CAMPBELL & COMPANY, INC.

NOTE 6.  LEASE OBLIGATION

     The Company leases office facilities under an agreement which provides for minimum base annual rentals plus a proportionate share of operating expenses. The lease expires September 30, 2008. The Company has the option to renew the lease for an additional 60 months. Minimum base annual rentals through the original lease term are as follows:

YEAR ENDING MARCH 31
--------------------
2001                                                          $  340,783
2002                                                             347,654
2003                                                             354,566
2004                                                             361,601
2005                                                             368,801
Thereafter                                                     1,249,580
                                                              ----------
     Total base annual rentals                                $3,022,985
                                                              ==========

NOTE 7.  PROFIT SHARING PLAN

     The Company has established a qualified 401(k) savings and profit sharing plan (the Plan) for the benefit of its employees. The Company is the plan administrator and certain Company employees are trustees of the Plan. Under terms of the Plan, employees may elect to defer a portion of their compensation. The Company matches employee contributions up to a maximum of 3.75% of the employees' compensation. The Company may also make optional additional contributions to the Plan.

                          INDEPENDENT AUDITOR'S REPORT

To the Stockholders and Board of Directors
Campbell & Company, Inc.

     We have audited the accompanying balance sheet of Campbell & Company, Inc. as of December 31, 1999. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Campbell & Company, Inc. as of December 31, 1999, in conformity with generally accepted accounting principles.

                                    /S/ ARTHUR F. BELL, JR. & ASSOCIATES, L.L.C.

Hunt Valley, Maryland
February 29, 2000

                            CAMPBELL & COMPANY, INC.

                                 BALANCE SHEET

                               December 31, 1999

ASSETS
  Current assets
     Cash and cash equivalents                                $20,021,171
     Accounts receivable
       Advisory and performance fees                            3,567,069
       Receivable from Campbell Strategic
          Allocation Fund, L.P.                                 1,879,671
       Other receivables                                          203,012
                                                              -----------
          Total current assets                                 25,670,923
                                                              -----------
  Property and equipment
     Furniture and office equipment                             2,264,405
     Leasehold improvements                                       134,363
                                                              -----------
                                                                2,398,768
     Less accumulated depreciation and amortization            (1,429,606)
                                                              -----------
          Total property and equipment                            969,162
                                                              -----------
  Other assets
     Cash surrender value of life insurance, net of policy
      loans of $181,925                                           189,450
     Investments in commodity pools                             5,333,658
     Other                                                      7,483,469
                                                              -----------
          Total assets                                        $39,646,662
                                                              ===========
LIABILITIES
  Current liabilities
     Accounts payable and accrued expenses                    $10,321,183
  Subordinated debt                                             6,500,000
                                                              -----------
          Total liabilities                                    16,821,183
                                                              -----------
STOCKHOLDERS' EQUITY
  Capital stock
     Class A voting, no par, $100 stated value; 2,500 shares
      authorized; 105 shares issued and outstanding                10,500
     Additional paid-in capital                                    46,668
     Retained earnings                                         22,768,311
                                                              -----------
          Total stockholders' equity                           22,825,479
                                                              -----------
          Total liabilities and stockholders' equity          $39,646,662
                                                              ===========

           THE INVESTOR WILL NOT RECEIVE ANY INTEREST IN THIS COMPANY

                            See accompanying notes.

                            CAMPBELL & COMPANY, INC.

                             NOTES TO BALANCE SHEET
NOTE 1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A.  General

        Campbell and Company, Inc. (the Company) is incorporated in Maryland and earns fees as a Commodity Trading Advisor registered with and subject to the regulations of the Commodity Futures Trading Commission, an agency of the United States (U.S.) government, which regulates most aspects of the commodity futures industry. It is also subject to the rules of the National Futures Association, an industry self-regulatory organization.

        The Company's balance sheet is presented in accordance with generally accepted accounting principles. The preparation of the balance sheet in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates, and such differences may be material to the balance sheet.

     B.  Cash and Cash Equivalents

        Cash and cash equivalents consist of cash and money market investments readily convertible into cash. The Company maintains its cash and cash equivalents with primarily one financial institution. At times, the balance on deposit may be in excess of available federal deposit insurance.

     C.  Revenue Recognition

        Advisory and management fees accrue monthly based on a percentage of assets under management. Performance fees may be earned by achieving defined performance objectives. Performance fees are accrued when the conditions of the applicable performance fee agreements are satisfied.

     D.  Property and Equipment

        Property and equipment are stated at cost. Depreciation and amortization is provided for over the estimated useful lives of the assets using straight-line and accelerated methods. Such lives range from 3 to 39 years.

     E.  Investments in Commodity Pools

        Investments in commodity pools are carried at their reported net asset values at the balance sheet date.

     F.  Income Taxes

        The Company has elected S corporation status under the Internal Revenue Code, pursuant to which the Company does not pay U.S. or Maryland income taxes. The Company is subject to state income taxes in certain states in which it conducts business and adequate provision for such is provided for in the balance sheet. The Company's taxable income is taxable to the stockholders on an individual basis.

                            CAMPBELL & COMPANY, INC.

NOTE 2.  INVESTMENTS IN COMMODITY POOLS

     Investments in commodity pools consist of the following as of December 31, 1999:

Campbell Strategic Allocation Fund, L.P.                      $5,040,488
Campbell Financial Futures Fund Limited Partnership              265,419
The Campbell Fund Trust                                           27,751
                                                              ----------
     Total                                                    $5,333,658
                                                              ==========

     In addition to its investments in these commodity pools, the Company has General Partner or Managing Operator responsibilities with regards to the following:

     Campbell Strategic Allocation Fund, L.P.

     The Company is the General Partner and trading manager of Campbell Strategic Allocation Fund, L.P. (Strategic). As General Partner, the Company receives from Strategic a monthly brokerage fee and quarterly performance fee. Such fees represented approximately 35% of the Company's revenues for the year ended December 31, 1999. Included in advisory and performance fees receivable at December 31, 1999, is approximately $1,215,000 due from Strategic for such fees.

     Summarized financial information with respect to Strategic as of and for the year ended December 31, 1999 is as follows:

BALANCE SHEET DATA
  Assets                                                      $496,840,501
  Liabilities                                                  (12,820,397)
                                                              ------------
     Net Asset Value                                          $484,020,104
                                                              ============

     The Company has committed to maintaining an investment in Strategic equal to at least 1% of the net aggregate capital contributions of all partners. The Company, as General Partner, has contributed capital of $4,017,000 as of December 31, 1999 to Strategic. The Company is further bound by Strategic's Amended Agreement of Limited Partnership to maintain net worth equal to at least 5% of the capital contributed by all the limited partnerships for which the Company acts as General Partner. The minimum net worth shall in no case be less than $50,000 nor shall net worth in excess of $1,000,000 be required.

     As General Partner, the Company incurs costs in connection with Strategic's initial and continuous offerings. The Company reflects a receivable of $259,595 as of December 31, 1999 from Strategic for offering costs due to be reimbursed. This amount is included in Receivable from Campbell Strategic Allocation Fund, L.P. in the balance sheet. The remaining unreimbursed offering costs of $4,364,671 as of December 31, 1999 are included in Other assets in the balance sheet. This amount is carried on the Company's books as an asset, because of the probable future economic benefit to be obtained from the eventual receipt from Strategic of these reimbursements, even though Strategic is not liable for this amount at the current time. The Company recognizes the newly recalculated amount due from Strategic each month as a receivable, which reduces the balance remaining as an Other asset. The Company analyzes the value of the remaining Other asset on its balance sheet on a quarterly basis to ensure that the carrying value is an accurate estimate of what the Company can expect to receive over time.

     The Company also pays, up-front, a 4% commission to selling agents for Strategic. The Company is then reimbursed by Strategic for this cost, over twelve months, through a brokerage fee which is based on the monthly net asset value of Strategic. As of December 31, 1999, $4,701,904 in selling agent

                            CAMPBELL & COMPANY, INC.

NOTE 2. INVESTMENTS IN COMMODITY POOLS -- (CONTINUED) commissions is subject to future reimbursement, of which $1,620,076 is included in Receivable from Campbell Strategic Allocation Fund, L.P. and $3,081,828 is included in Other assets in the balance sheet.

     In the event Strategic terminates prior to the completion of any reimbursement of the aforementioned costs, the Company will not be entitled to any additional reimbursement from Strategic.

     Campbell Financial Futures Fund Limited Partnership

     The Company also acts as Co-General Partner of Campbell Financial Futures Fund Limited Partnership (Financial Futures). The Net Asset Value of Financial Futures as of December 31, 1999 totaled $10,318,940.

     The Campbell Fund Trust

     The Company is the Managing Operator of The Campbell Fund Trust (the Trust). The Trustee of the Trust has delegated to the Managing Operator all of the power and authority to manage the business affairs of the Trust. The Net Asset Value of the Trust as of December 31, 1999 and 1998 totaled $17,008,375.

NOTE 3.  TRADING ACTIVITIES AND RELATED RISKS

     The commodity pools for which the Company is either the sole General Partner, Co-General Partner or Managing Operator engage in the speculative trading of U.S. and foreign futures contracts and forward contracts (collectively, "derivatives"). These derivatives include both financial and non-financial contracts held as part of a diversified trading program. The commodity pools are exposed to both market risk, the risk arising from changes in the market value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract.

     Purchase and sale of futures contracts requires margin deposits with the broker. Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires a broker to segregate all customer transactions and assets from such broker's proprietary activities. A customer's cash and other property (for example, U.S. Treasury bills) deposited with a broker are considered commingled with all other customer funds subject to the broker's segregation requirements. In the event of a broker's insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than total cash and other property deposited. The commodity pools also trade forward contracts in unregulated markets between principals and assume the risk of loss from counterparty nonperformance.

     For derivatives, risks arise from changes in the market value of the contracts. Theoretically, the commodity pools and the Company, as General Partner or Managing Operator, are exposed to a market risk equal to the value of derivatives purchased and unlimited liability on derivatives sold short.

     The Company has established procedures to actively monitor the market risk and minimize the credit risk of such commodity pools.

NOTE 4.  SUBORDINATED DEBT

     The Company entered into a working capital agreement with the stockholders of the Company in February, 1997. The agreement provides for the issuance of unsecured notes to the Company which allows for their subordination to any future borrowings of the Company. Interest on any notes issued in accordance with the agreement is payable annually at a rate of 8.0%. Any unpaid principal balance is due on the tenth anniversary date of the commencement date of each note, or if sooner, five years after a

                            CAMPBELL & COMPANY, INC.

NOTE 4.  SUBORDINATED DEBT -- (CONTINUED)
stockholder (a noteholder) ceases to be in the employ of the Company. At December 31, 1999, $6,500,000 was outstanding under this agreement.

NOTE 5.  LEASE OBLIGATION

     The Company leases office facilities under an agreement which provides for minimum base annual rentals plus a proportionate share of operating expenses. The lease expires September 30, 2008. The Company has the option to renew the lease for an additional 60 months. Minimum base annual rentals through the original lease term are as follows:

YEAR ENDING DECEMBER 31
-----------------------
2000                                                       $  327,718
2001                                                          344,190
2002                                                          351,097
2003                                                          358,061
2004                                                          365,187
Thereafter                                                  1,434,918
                                                           ----------
Total base annual rentals                                  $3,181,171
                                                           ==========

NOTE 6.  PROFIT SHARING PLAN

     The Company has established a qualified 401(k) savings and profit sharing plan (the Plan) for the benefit of its employees. The Company is the plan administrator and certain Company employees are trustees of the Plan. Under terms of the Plan, employees may elect to defer a portion of their compensation. The Company matches employee contributions up to a maximum of 3.75% of the employees' compensation. The Company may also make optional additional contributions to the Plan.

NOTE 7.  SUBSEQUENT EVENT

     In February 2000, the Company made distributions to its stockholders aggregating approximately $20,800,000. Additionally, the stockholders made advances to the Company in accordance with the working capital agreement aggregating approximately $8,500,000, to provide for additional working capital.

                                    PART TWO

                      STATEMENT OF ADDITIONAL INFORMATION

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
                                  $220,000,000
                     UNITS OF LIMITED PARTNERSHIP INTEREST

                            ------------------------

  THIS IS A SPECULATIVE, LEVERAGED INVESTMENT WHICH INVOLVES THE RISK OF LOSS.
       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

           SEE "THE RISKS YOU FACE" BEGINNING AT PAGE 6 IN PART ONE.

                 THIS PROSPECTUS IS IN TWO PARTS: A DISCLOSURE
                     DOCUMENT AND A STATEMENT OF ADDITIONAL
                       INFORMATION. THESE PARTS ARE BOUND
                           TOGETHER, AND BOTH CONTAIN
                             IMPORTANT INFORMATION.

                            CAMPBELL & COMPANY, INC.
                                General Partner

                                October 27, 2000

                            ------------------------

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                                    PART TWO
                      STATEMENT OF ADDITIONAL INFORMATION

                               TABLE OF CONTENTS
                            ------------------------

THE FUTURES, FORWARD AND SWAP MARKETS.......................    1
HISTORICAL PERSPECTIVE OF MANAGED FUTURES...................    3
INVESTMENT FACTORS..........................................    4
VALUE OF DIVERSIFICATION -- MANAGED FUTURES INDUSTRY........    6
VALUE OF DIVERSIFICATION -- CAMPBELL STRATEGIC ALLOCATION
  FUND, L.P. ...............................................    9
SUPPLEMENTAL PERFORMANCE INFORMATION........................   15

                            EXHIBITS
EXHIBIT A -- AGREEMENT OF LIMITED PARTNERSHIP...............  A-1
EXHIBIT B -- REQUEST FOR REDEMPTION.........................  B-1
EXHIBIT C -- SUBSCRIPTION REQUIREMENTS......................  C-1
EXHIBIT D -- SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY...  D-1

                 (This page has been left blank intentionally.)

THE FUTURES, FORWARD AND SWAP MARKETS

FUTURES CONTRACTS

     Futures contracts are standardized agreements traded on commodity exchanges that call for the future delivery of the commodity or financial instrument at a specified time and place. A futures trader that enters into a contract to take delivery of the underlying commodity is "long" the contract, or has "bought" the contract. A trader that is obligated to make delivery is "short" the contract or has "sold" the contract. Actual delivery on the contract rarely occurs. Futures traders usually offset (liquidate) their contract obligations by entering into equal but offsetting futures positions. For example, a trader who is long one September Treasury bond contract on the Chicago Board of Trade can offset the obligation by entering into a short position in a September Treasury bond contract on that exchange. Futures positions that have not yet been liquidated are known as "open" contracts or positions.

     Futures contracts are traded on a wide variety of commodities, including agricultural products, metals, livestock products, government securities, currencies and stock market indices. Options on futures contracts are also traded on U.S. commodity exchanges. The Fund concentrates its futures trading in financial instruments such as interest rate, foreign exchange and stock index contracts, and metal and energy contracts.

FORWARD CONTRACTS

     Currencies and other commodities may be purchased or sold for future delivery or cash settlement through banks or dealers pursuant to forward or swap contracts. Currencies also can be traded pursuant to futures contracts on organized futures exchanges; however, Campbell & Company will use the dealer market in foreign exchange contracts for most of the Fund's trading in currencies. Such dealers will act as "principals" in these transactions and will include their profit in the price quoted on the contracts. Unlike futures contracts, foreign exchange contracts are not standardized. In addition, the forward market is largely unregulated. Forward contracts are not "cleared" or guaranteed by a third party. Thus, the Fund is subject to the creditworthiness of ABN AMRO Bank, N.V., Chicago Branch, the foreign exchange dealer with whom it maintains all assets and positions relating to the Fund's forward contract investments. There also is no daily settlement of unrealized gains or losses on open foreign exchange contracts as there is with futures contracts on U.S. exchanges.

SWAP TRANSACTIONS

     The Fund may periodically enter into transactions in the forward or other markets which could be characterized as swap transactions and which may involve interest rates, currencies, securities interests, commodities and other items. A swap transaction is an individually negotiated, non-standardized agreement between two parties to exchange cash flows measured by different interest rates, exchange rates, or prices, with payments calculated by reference to a principal ("notional") amount or quantity. Transactions in these markets present risks similar to those in the futures, forward and options markets:

     (1) the swap markets are generally not regulated by any United States or foreign governmental authorities;

     (2) there are generally no limitations on daily price moves in swap transactions;

     (3) speculative position limits are not applicable to swap transactions, although the counterparties with which the Fund may deal may limit the size or duration of positions available as a consequence of credit considerations;

     (4) participants in the swap markets are not required to make continuous markets in swaps contracts; and

     (5) the swap markets are "principal markets," in which performance with respect to a swap contract is the responsibility only of the counterparty with which the trader has entered into a contract (or its guarantor, if any), and not of any exchange or clearinghouse. As a result, the Fund will be subject to the risk of the inability of or refusal to perform with respect to such contracts on the part of the counterparties with which the Fund trades.

     The CFTC has adopted Part 35 to its Rules which provides non-exclusive safe harbor treat-ment from regulations under the Commodity Exchange Act as amended for swap transactions which meet specified criteria, over which the CFTC will not exercise its jurisdiction and regulate as futures or commodity option transactions. Notwithstanding the CFTC's position, the CFTC or a court could conclude in the future that certain swap transactions entered into by the Fund constitute unauthorized futures or commodity option contracts subject to the CFTC's jurisdiction or attempt to prohibit the Fund from engaging in such transactions. If the Fund were restricted in its ability to trade in the swap markets, the activities of Campbell & Company, to the extent that it trades in such markets on behalf of the Fund, might be materially affected.

REGULATION

     The U.S. futures markets are regulated under the Commodity Exchange Act, which is administered by the CFTC, a federal agency created in 1974. The CFTC licenses and regulates commodity exchanges, commodity pool operators, commodity trading advisors and clearing firms which are referred to in the futures industry as "futures commission merchants." Campbell & Company is licensed by the CFTC as a commodity pool operator and commodity trading advisor. Futures professionals are also regulated by the NFA, a self-regulatory organization for the futures industry that supervises the dealings between futures professionals and their customers. If the pertinent CFTC licenses or NFA memberships were to lapse, be suspended or be revoked, Campbell & Company would be unable to act as the Fund's commodity pool operator and commodity trading advisor.

     The CFTC has adopted disclosure, reporting and recordkeeping requirements for commodity pool operators and disclosure and recordkeeping requirements for commodity trading advisors. The reporting rules require pool operators to furnish to the participants in their pools a monthly statement of account, showing the pool's income or loss and change in net asset value, and an annual financial report, audited by an independent certified public accountant.

     The CFTC and the exchanges have pervasive powers over the futures markets, including the emergency power to suspend trading and order trading for liquidation of existing positions only. The exercise of such powers could adversely affect the Fund's trading.

     The CFTC does not regulate forward contracts. Federal and state banking authorities also do not regulate forward trading or forward dealers. Trading in foreign currency futures contracts may be less liquid and the Fund's trading results may be adversely affected.

MARGIN

     The Fund will use margin in its trading. In order to establish and maintain a futures position, a trader must make a type of good-faith deposit with its broker, known as "margin," of approximately 2%-10% of contract value. Minimum margins are established for each futures contract by the exchange on which the contract is traded. The exchanges alter their margin requirements from time to time, sometimes significantly. For their protection, clearing brokers may require higher margins from their customers than the exchange minimums. Margin also is deposited in connection with forward contracts but is not required by any applicable regulation.

     There are two types of margin. "Initial" margin is the amount a trader is required to deposit with its broker to open a futures position. The other type of margin is "maintenance" margin. When the contract value of a trader's futures position falls below a certain percentage, typically about 75%, of its value when the trader established the position, the trader is required to deposit additional margin in an amount equal to the loss in value.

HISTORICAL PERSPECTIVE OF MANAGED FUTURES

                MANAGED FUTURES INDUSTRY VOLUME BY MARKET SECTOR

                                [1980 PIE CHART]

AGRICULTURE              OTHER              METALS              ENERGY          INTEREST RATES        CURRENCIES
-----------              -----              ------              ------          --------------        ----------
64.2%                    1.10%               16.30%              0.30%               13.50%              4.60%

                                [1999 PIE CHART]

INTEREST RATES          OTHER            ENERGY          CURRENCIES        AGRICULTURE      STOCK INDICES         METALS
--------------          -----            ------          ----------        -----------      -------------         ------
50.3%                   0.30%            15.70%            5.00%              15.30%            9.80%              3.60%







     The managed futures industry market sector distributions presented above include both speculative and hedging transactions, as well as options on futures. The charts were prepared by Campbell & Company using data obtained from the Futures Industry Association. The charts show the change in market concentration from 1980 to 1999. In 1980, the agricultural sector dominated most managed futures allocations. However, by 1999, the agricultural sector made up only a small portion of the total trading volume, with financial instruments such as interest rates, stock indices and currencies representing the dominant portion of trading. A significant portion of currency trading is done in the forward rather than in the futures markets, and, accordingly, is not reflected in the foregoing chart.

     Please note that the pie charts above and the bar chart below reflect the trading volume for the managed futures industry as a whole, and are not indicative of the Fund in particular.

                     GROWTH IN THE MANAGED FUTURES INDUSTRY
                         JANUARY 1980 -- DECEMBER 1999
[BAR CHART]

80                                                                              $ 0.3
81                                                                              $ 0.3
82                                                                              $ 0.5
83                                                                              $ 0.5
84                                                                              $ 0.7
85                                                                              $ 1.0
86                                                                              $ 1.4
87                                                                              $ 2.6
88                                                                              $ 4.3
89                                                                              $ 5.2
90                                                                              $ 8.5
91                                                                              $11.4
92                                                                              $19.0
93                                                                              $22.6
94                                                                              $19.1
95                                                                              $22.8
96                                                                              $28.8
97                                                                              $34.9
98                                                                              $43.9
99                                                                              $43.9

     The managed futures industry has grown dramatically during the last two decades. The chart was prepared by Campbell & Company and shows the industry growth since 1980 using data obtained from Managed Account Reports.

INVESTMENT FACTORS

THE ADVANTAGES OF NON-CORRELATION AND DIVERSIFICATION OF YOUR PORTFOLIO

     The Nobel Prize for Economics in 1990 was awarded to Dr. Harry Markowitz for demonstrating that the total return can increase, and/or risk can be reduced, when portfolios have positively performing asset categories that are essentially non-correlated. Even many seemingly diverse portfolios may actually be quite correlated. For instance, over time, alternative investment classes such as real estate investment vehicles and international stocks and bonds may correlate closely with domestic equities as the global economy expands and contracts.

     Historically, managed futures investments have had very little correlation to the stock and bond markets. Campbell & Company believes that the performance of the Fund should also exhibit a substantial degree of non-correlation (not, however, necessarily negative correlation) with the performance of traditional equity and debt portfolio components, in part because of the ease of selling futures short. This feature of futures -- being able to be long or short a futures position with similar ease -- means that profit and loss from futures trading, unlike many debt and equity instruments, is not dependent upon economic prosperity or stability.

     However, non-correlation will not provide any diversification advantages unless the non-correlated assets are outperforming other portfolio assets, and there is no guarantee that the Fund will outperform other sectors of an investor's portfolio (or not produce losses). Additionally, although adding managed futures funds to a portfolio may provide diversification, managed futures funds are not a hedging mechanism and there is no guarantee that managed futures funds will appreciate during periods of inflation or stock and bond market declines.

     Non-correlated performance should not be confused with negatively correlated performance. Non-correlation means only that the Fund's performance will likely have no relation to the performance of equity and debt instruments, reflecting Campbell & Company's belief that factors that affect equity and debt prices may affect the Fund differently and that certain factors which affect the former may not affect the latter. The net asset value per unit may decline or increase more or less than equity and debt instruments during both rising and falling cash markets. Campbell & Company has no expectation that the Fund's performance will be negatively correlated to general debt and equity markets, i.e., likely to be profitable when the latter are unprofitable, or vice versa.

ADVANTAGES OF FUTURES FUND INVESTMENTS

     Both the futures, forward and swap markets and funds investing in those markets offer many structural advantages that make managed futures an efficient way to participate in global markets.

PROFIT POTENTIAL

     Futures and related contracts can easily be leveraged, which magnifies the potential profit and loss. As a result of this leveraging, even a small movement in the price of a contract can cause major losses.

100% INTEREST CREDIT

     Unlike some alternative investment funds, the Fund does not borrow money in order to obtain leverage, so the Fund does not incur any interest expense. Rather, the Fund's margin deposits are maintained in cash equivalents, such as U.S. Treasury bills, and interest is earned on 100% of the Fund's available assets, which include unrealized profits credited to the Fund's accounts.

GLOBAL DIVERSIFICATION WITHIN A SINGLE INVESTMENT

     Futures and related contracts can be traded in many countries, which makes it possible to diversify risk around the world. This diversification is available both geographically and across market sectors. For example, an investor can trade interest rates, stock indices and currencies in several countries around the world, as well as energy and metals. While the Fund itself trades across a diverse selection of global markets, an investment in the Fund is not a substitute for overall portfolio diversification.

ABILITY TO PROFIT OR LOSE IN A RISING OR FALLING MARKET ENVIRONMENT

     The Fund can establish short positions and thereby profit from declining markets as easily as it can establish long positions. This potential to make money, whether markets are rising or falling around the globe, makes managed futures particularly attractive to sophisticated investors. Of course, if markets go higher while an investor has a short position, he will lose money until the short position is exited.

PROFESSIONAL TRADING

     Campbell & Company is one of the world's largest and most experienced commodity trading advisors. Campbell & Company's approach includes the following elements:

     - Disciplined Money Management. Campbell & Company generally allocates between 1% and 5% of portfolio equity to any single market position. However, no guarantee is provided that losses will be limited to these percentages.

     - Balanced Risk. Campbell & Company will allocate the Fund's capital to more than 50 markets around the world 24 hours a day. Among the factors considered for determining the portfolio mix are market volatility, liquidity and trending characteristics.

     - Capital Management. When proprietary risk/reward indicators reach predetermined levels, Campbell & Company may increase or decrease commitments in certain markets in an attempt to reduce performance volatility.

     - Multiple Systems. While Campbell & Company's approach is to find emerging trends and follow them to conclusion, no one system is right all of the time. Campbell & Company utilizes a multi-system strategy on behalf of the Fund that divides capital among different trading systems in an attempt to reduce performance volatility.

     Campbell & Company received advisory fees in exchange for these services.

CONVENIENCE

     Through the Fund, investors can participate in global markets and opportunities without needing to master complex trading strategies and monitor multiple international markets.

LIQUIDITY

     In most cases the underlying markets have sufficient liquidity. Some markets trade 24 hours on business days. While there can be cases where there may be no buyer or seller for a particular contract, the Fund tries to select markets for investment based upon, among other things, their perceived liquidity. Exchanges impose limits on the amount that a futures price can move in one day. Situations in which markets have moved the limit for several days in a row have not been common, but do occur. See "The Risks You Face -- Your Investment Could be Illiquid."

     Generally, investors may redeem all or a portion of their units on a monthly basis, subject to a declining redemption fee during the first year. See "Distributions and Redemptions."

LIMITED LIABILITY

     Investors' liability is limited to the amount of their investment in the Fund. Investors will not be required to contribute additional capital to the Fund.

     [REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY.]

VALUE OF DIVERSIFICATION -- MANAGED FUTURES INDUSTRY

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

HISTORICAL CORRELATION

     The chart below shows the historical correlation of the monthly returns of the NASDAQ Composite Index, EAFE Index, Lehman Brothers Government Bond Index and MAR Fund/Pool Qualified Universe Index with the S&P 500 Index. Note that stocks associated with the NASDAQ and EAFE indices, as well as bonds, have historically had a higher correlation with the S&P 500 Index than managed futures, as represented by the MAR Index. This low correlation shows that managed futures have a tendency to behave somewhat independently from stocks.

                   HISTORICAL CORRELATION OF MONTHLY RETURNS
                             WITH THE S&P 500 INDEX
                          JANUARY 1980* -- AUGUST 2000
[BAR GRAPH]

S&P 500 Index                                                                    1.00
NASDAQ Composite Index                                                           0.67
Europe, Australasia, Far East Index                                              0.63
Lehman Bros. Govt. Bond Index                                                    0.14
MAR Fund/Pool Qualified Universe Index                                           0.02

 This chart was prepared by Campbell & Company. See the glossary following this section for information integral to this chart.

* MAR data was not available prior to 1980.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

VOLATILITY COMPARISON

     A common measure of risk is standard deviation of monthly returns. Standard deviation measures the variability of returns around the average return for that particular investment. Generally, the higher the standard deviation, the higher the volatility. Shown below are three comparisons of volatility: overall, upside and downside.

     Overall volatility is the most common measure of volatility or risk. Upside volatility measures the volatility of only the profitable months. Downside volatility shows the volatility of only the unprofitable months. Investors are typically more concerned with downside volatility, which is perhaps a better historical indication of the risk of actually losing money. As can be seen from the chart, managed futures (MAR) have shown comparable upside volatility and less downside volatility than the other benchmarks with the exception of bonds. There is no guarantee that this low downside volatility will persist into the future, nor is this representative of future returns through an investment in the Fund.

                     STANDARD DEVIATION OF MONTHLY RETURNS
                          JANUARY 1980* -- AUGUST 2000
[BAR GRAPH]

                                                      LEHMAN GOVT.
                                       MAR                BOND               S&P 500              EAFE               NASDAQ
                                       ---            ------------           -------              ----               ------
Overall Volatility                     4.56%               2.39%               4.33%               5.00%               6.17%
Upside Volatility                      3.73%               1.65%               2.70%               3.17%               4.01%
Downside Volatility                   -2.43%              -1.33%              -3.16%              -3.22%              -4.28%

 This chart was prepared by Campbell & Company. See the glossary following this section for information integral to this chart.

* MAR data was not available prior to 1980.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

RISK PERSPECTIVE

     The proper evaluation of any investment must include an assessment of the risk which must be taken to achieve the prospective return. Another measure of risk, in addition to standard deviation, is historical worst-case decline, or largest draw-down. In other words, if you had purchased an investment at a month-end peak in performance and then subsequently sold at the lowest month-end price thereafter, the worst case decline would be the largest percentage loss experienced. The chart below shows the worst-case cumulative monthly decline in the Lehman Brothers Government Bond Index, MAR Index, S&P 500 Index, EAFE Index and NASDAQ Composite Index since 1980. The MAR Index experienced a smaller peak to valley decline than three out of the remaining indices. This does not imply that managed futures are necessarily safer than the benchmarks compared; it is merely intended to put risk in a historical perspective.

                              WORST-CASE DECLINES
                          JANUARY 1980* -- AUGUST 2000
[BAR GRAPH]

Lehman Bros. Govt. Bond Index (3/87-9/87) 7 Months                                -14%
MAR Fund/Pool Qualified Universe Index (4/86-12/86) 9 Months                      -28%
S&P 500 Index (9/87-11/87) 3 Months                                               -30%
Europe, Australasia, Far East Index (1/90-9/90) 9 Months                          -32%
NASDAQ Composite Index (9/87-11/87) 3 Months                                      -33%

This chart was prepared by Campbell & Company.  See the glossary following this section for information integral to this chart.

* MAR data was not available prior to 1980.

VALUE OF DIVERSIFICATION -- CAMPBELL STRATEGIC ALLOCATION FUND

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

THE EFFECT OF INCREASING ALLOCATIONS OF MANAGED FUTURES IN A PORTFOLIO

     The chart below shows the effect of allocating increasing percentages of the Fund into a portfolio consisting of stocks and bonds. Beginning with a portfolio made up of 40% bonds and 60% stocks, the Fund was added in 5% increments while the bond allocation was decreased by the same percentage. As the allocation of the Fund increased up to approximately 10%, returns increased and standard deviation, one measure of risk, was reduced. If more than 10% of the Fund was introduced, returns continued to increase, but risk increased as well. The foregoing chart does not constitute a recommendation that anyone invest more than 10% of their net worth, which is the maximum allocation allowed by the prospectus, in the Fund. The increase in return by additional allocations to the Fund in excess of the 10% allocation allowed represent only incremental improvements to the overall portfolio. Prospective investors must keep in mind that the benefits illustrated by the foregoing chart are only evident during periods in which managed futures (represented by the Fund) outperform stocks or bonds. There can be no assurance that the Fund will outperform stocks or bonds during any particular investment cycle.

EFFECT OF ADDING CAMPBELL STRATEGIC ALLOCATION FUND TO A HYPOTHETICAL PORTFOLIO
                          CONTAINING STOCKS AND BONDS
                           APRIL 1994 -- AUGUST 2000
[LINE GRAPH]

                                                                                                            ANNUALIZED
                                                                         COMPOUNDED                          STANDARD
                                                                           ANNUAL                           DEVIATION OF
CSAF/BONDS/STOCKS                                                          RETURNS                        MONTHLY RETURNS
-----------------                                                          ------                         ---------------
 0%/40%/60%                                                                17.61%                               9.34%
 5%/35%/60%                                                                17.69%                               9.27%
10%/30%/60%                                                                17.77%                               9.26%
15%/25%/60%                                                                17.83%                               9.31%
20%/20%/60%                                                                17.89%                               9.41%
25%/15%/60%                                                                17.95%                               9.58%
30%/10%/60%                                                                17.99%                               9.79%
 35%/5%/60%                                                                18.04%                              10.06%
 40%/0%/60%                                                                18.07%                              10.38%

This chart, prepared by Campbell & Company, contains historical trading results hypothetically blended. The stocks are represented by the S&P 500 Index and bonds are represented by the Lehman Brothers Government Bond Index. See the
    glossary following this section for information integral to this chart.

     HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.

     ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

CORRELATION OF MONTHLY RETURNS

     The more similarly two markets behave, the higher their correlation. Generally, asset allocation models attempt to reduce volatility by combining instruments that behave differently from one another. The first chart shows the correlation between the S&P 500 Index and various stock, bond and managed futures indices. The second chart shows the correlation between the Fund and the same indices. The first chart uses the S&P 500 Index as the benchmark for comparison, while the second chart uses the Fund as the benchmark against which the others are correlated. Managed futures have historically had a lower correlation with the S&P 500 Index than the S&P 500 Index has had with other stock and bond indices. This does not mean that the Fund is a hedge for a stock portfolio, but merely that the returns of each may be somewhat independent of the other.

        HISTORICAL CORRELATION OF MONTHLY RETURNS WITH THE S&P 500 INDEX
                           APRIL 1994 -- AUGUST 2000
BAR GRAPH

S&P 500 Index                                                                    1.00
Dow Jones Industrial Average                                                     0.91
NASDAQ Composite Index                                                           0.67
Europe, Australasia, Far East Index                                              0.63
Lehman Bros. Govt. Bond Index                                                    0.14
Campbell Strategic Allocation Fund                                               0.05
Barclay CTA Index                                                                0.02
MAR Fund/Pool Qualified Universe Index                                           0.02

  HISTORICAL CORRELATION OF MONTHLY RETURNS WITH CAMPBELL STRATEGIC ALLOCATION
                                      FUND
                           APRIL 1994 -- AUGUST 2000
BAR GRAPH

Campbell Strategic Allocation Fund                                                1.00
MAR Fund/Pool Qualified Universe Index                                            0.81
Barclay CTA Index                                                                 0.76
Lehman Bros. Govt. Bond Index                                                     0.22
Europe, Australasia, Far East Index                                               0.10
Dow Jones Industrial Average                                                      0.06
S&P 500 Index                                                                     0.05
NASDAQ Composite Index                                                           -0.03

  These charts were prepared by Campbell & Company. See the glossary following this section for information integral to these charts.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

CORRELATION ANALYSIS

     These charts show that, historically, the Fund's returns are not negatively correlated with stocks and bonds, but rather perform independently from stocks and bonds. As displayed below, in a small percentage of time, the Fund and stocks and bonds have experienced losses simultaneously. In a larger percentage of time, the Fund has had positive returns during periods when stocks and bonds were also experiencing positive performance. However, in over 40% of the 77 months represented in these charts, performance of the Fund and stocks and bonds have moved in opposite directions.

        CORRELATION ANALYSIS BETWEEN CAMPBELL STRATEGIC ALLOCATION FUND
                               AND S&P 500 INDEX
                           APRIL 1994 -- AUGUST 2000

                                  [PIE CHART]

BOTH POS                                 BOTH NEG                           OPPOSITE
--------                                 --------                           --------
44%                                       14.00%                             42.00%

        CORRELATION ANALYSIS BETWEEN CAMPBELL STRATEGIC ALLOCATION FUND
                   AND LEHMAN BROTHERS GOVERNMENT BOND INDEX
                           APRIL 1994 -- AUGUST 2000

                                   [PIE CHART]

Both Pos|36%                                                                      36%
Both Neg|20%                                                                      20%
Opposite|44%                                                                      44%

  These charts were prepared by Campbell & Company. See the glossary following this section for information integral to these charts.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

VOLATILITY COMPARISON (APRIL 1994 -- AUGUST 2000)

     A common measure of risk is standard deviation, which measures the variability of returns around the average return for that specific investment. Generally the higher the standard deviation, the higher the volatility or risk. A comparison of overall volatility (measured by standard deviation) of monthly returns for the Fund, EAFE Index, S&P 500 Index and NASDAQ Composite Index is shown in the first chart below. Notice that the volatility for the Fund has been declining in recent years, while that of some of the equity indices has been rising. During the last three years, the Fund has had lower volatility than equity indices. Past performance is not necessarily indicative of future results, and there is no guarantee that such low volatility will persist into the future. Upside volatility measures the volatility of only the profitable months. Downside volatility measures the volatility of only the unprofitable months. Investors are typically more concerned with downside volatility, which is perhaps a better historical indicator of the risk of actually losing money. The second chart compares the upside volatility for the Fund, the EAFE Index, the S&P 500 Index and the NASDAQ Composite Index. The third chart compares downside volatility for the Fund and the same indices. Campbell & Company believes that prospective investors should note that the Fund has had less downside volatility, in most cases, when compared to equity indices. Once again, there is no guarantee that this low volatility will persist into the future.

                               OVERALL VOLATILITY
[BAR CHART]

                                                CSAF                   EAFE                 S&P 500                 NASDAQ
                                                ----                   ----                 -------                 ------
since inception (4/94)                          4.18%                  3.94%                  4.00%                  7.28%
last 60 mos.                                    4.07%                  4.09%                  4.36%                  8.05%
last 36 mos.                                    3.37%                  4.66%                  4.78%                  9.50%
last 24 mos.                                    2.76%                  4.35%                  4.29%                  9.93%
last 12 mos.                                    2.48%                  4.43%                  4.54%                 11.52%

                               UPSIDE VOLATILITY
[BAR CHART]

                                                CSAF                   EAFE                 S&P 500                 NASDAQ
                                                ----                   ----                 -------                 ------
since inception (4/94)                          2.86%                  2.30%                  2.21%                  5.30%
last 60 mos.                                    2.88%                  2.36%                  2.33%                  5.58%
last 36 mos.                                    2.08%                  2.53%                  2.19%                  6.22%
last 24 mos.                                    1.53%                  2.61%                  1.99%                  6.28%
last 12 mos.                                    0.98%                  2.51%                  2.61%                  6.65%

                              DOWNSIDE VOLATILITY
[BAR CHART]

                                                CSAF                   EAFE                 S&P 500                 NASDAQ
                                                ----                   ----                 -------                 ------
since inception (4/94)                         -1.87%                 -2.66%                 -2.78%                 -4.73%
last 60 mos.                                   -1.84%                 -2.90%                 -2.97%                 -4.98%
last 36 mos.                                   -1.85%                 -3.20%                 -3.28%                 -5.55%
last 24 mos.                                   -1.60%                 -1.73%                 -1.14%                 -4.55%
last 12 mos.                                   -1.21%                 -1.33%                 -1.14%                 -4.94%

  These charts were prepared by Campbell & Company. See the glossary following this section for information integral to these charts.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

RISK PERSPECTIVE

     The proper evaluation of any investment must include an assessment of the risk which must be taken to achieve the prospective return. Another measure of risk, in addition to standard deviation, is historical worst-case decline, or largest draw-down. In other words, if you had purchased an investment at a month-end peak in performance and then subsequently sold at the lowest month-end price thereafter, the worst-case decline would be the largest percentage loss experienced. The chart below shows the worst-case cumulative monthly decline in the EAFE Index, S&P 500 Index, the NASDAQ Composite Index and the Fund since the Fund's inception in 1994.

                              WORST-CASE DECLINES
                           APRIL 1994 -- AUGUST 2000
                                  [BAR GRAPH]

Europe, Australasia, Far East Index (8/98-9/98) 2 Months                         -15%
S&P 500 Index (7/98-8/98) 2 Months                                               -15%
Campbell Strategic Allocation Fund (7/94-1/95) 7 Months                          -18%
NASDAQ Composite Index (3/00-5/00) 3 Months                                      -26%

 This chart was prepared by Campbell & Company. See the glossary following this section for information integral to this chart.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE CHANGING INVESTMENT LANDSCAPE

     The table below charts the annual rates of returns for various indices or asset categories and illustrates that all sectors behave differently from year to year. An index or asset category that is ranked at the top one year may be ranked toward the bottom in subsequent years. The Fund is intended to be a medium- to long-term investment. No one can predict which sectors are likely to outperform the others during any specific period in the future.

-----------------------------------------------------------------------------------------------------------------------
            1994*                         1995                          1996                          1997
-----------------------------------------------------------------------------------------------------------------------
     DJIA          5.47%           NAS           39.92%          CSAF          30.46%          S&P           33.37%
     S&P           5.31%           S&P           37.58%          DJIA          26.01%          DJIA          22.65%
     EAFE          3.00%           DJIA          33.44%          S&P           22.97%          NAS           21.64%
     BAR           2.17%           LBBI          30.73%          NAS           22.70%          LBBI          14.91%
     NAS           1.15%           BAR           13.66%          MAR           11.89%          CSAF          14.31%
     MAR           0.97%           CSAF          9.99%           BAR           9.13%           BAR           10.88%
     LBBI          -1.14%          MAR           9.66%           EAFE          4.38%           MAR           9.49%
     CSAF         -11.62%          EAFE          9.42%           LBBI          -0.76%          EAFE          0.24%
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
            1998                          1999                         2000**
-----------------------------------------------------------------------------------------
     NAS           50.79%          NAS           84.55%          LBBI          13.31%
     S&P           28.55%          EAFE          25.26%          NAS           3.36%
     EAFE          18.24%          DJIA          25.19%          S&P           3.30%
     DJIA          16.10%          S&P           20.95%          CSAF          3.06%
     CSAF          14.60%          CSAF          4.45%           MAR           -1.35%
     LBBI          13.48%          MAR           1.48%           DJIA          -2.45%
     BAR           6.99%           BAR           -1.20%          BAR           -4.59%
     MAR           6.80%           LBBI          -8.71%          EAFE         -14.72%
-----------------------------------------------------------------------------------------

CSAF = Campbell Strategic Allocation Fund, L.P.
BAR = Barclay CTA Index
MAR = MAR Fund/Pool Qualified Universe Index
EAFE = Europe, Australasia, Far East Index
S&P = S&P 500 Composite Index
LBBI = Lehman Brothers Government Bond Index
NAS = NASDAQ Composite Index
DJIA = Dow Jones Industrial Average

*  April -- December 1994

** January -- August 2000

 This chart was prepared by Campbell & Company. See the glossary following this section for information integral to this chart.

SUPPLEMENTAL PERFORMANCE

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

ANNUAL RETURNS AND WORST DECLINES EACH YEAR

     These charts illustrate the actual annual return for the represented fund or index and the worst-case decline experienced within each year.

                       CAMPBELL STRATEGIC ALLOCATION FUND
                           APRIL 1994 -- AUGUST 2000

                                                                       ANNUAL RETURN                      WORST DECLINE
                                                                       -------------                      -------------
94                                                                         -11.62%                             -13.99%
95                                                                           9.99%                              -6.32%
96                                                                          30.46%                              -5.97%
97                                                                          14.31%                              -8.73%
98                                                                          14.60%                              -6.69%
99                                                                           4.45%                              -5.02%
00                                                                           3.06%                              -5.01%

                             NASDAQ COMPOSITE INDEX
                           APRIL 1994 -- AUGUST 2000

                                                                       ANNUAL RETURN                      WORST DECLINE
                                                                       -------------                      -------------
94                                                                          1.15%                               -5.05%
95                                                                         39.92%                               -0.72%
96                                                                         22.70%                              -13.10%
97                                                                         21.64%                              -11.46%
98                                                                         50.79%                              -20.87%
99                                                                         84.55%                               -8.69%
00                                                                          3.36%                              -26.34%

  These charts were prepared by Campbell & Company. See the glossary following this section for information integral to these charts.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

ANNUAL RETURNS AND WORST DECLINES EACH YEAR -- (CONTINUED)
     These charts illustrate the actual annual return for each of the represented indices and the worst-case decline experienced within each year.

                                 S&P 500 INDEX
                           APRIL 1994 -- AUGUST 2000

                                                                       ANNUAL RETURN                      WORST DECLINE
                                                                       -------------                      -------------
94                                                                          5.31%                               -3.88%
95                                                                         37.58%                               -0.36%
96                                                                         22.97%                               -4.42%
97                                                                         33.37%                               -5.60%
98                                                                         28.55%                              -15.38%
99                                                                         20.95%                               -6.25%
00                                                                          3.30%                               -7.00%

                   EUROPE, AUSTRALASIA, FAR EAST INDEX (EAFE)
                           APRIL 1994 -- AUGUST 2000

                                                                       ANNUAL RETURN                      WORST DECLINE
                                                                       -------------                      -------------
94                                                                           3.00%                              -5.10%
95                                                                           9.42%                              -4.95%
96                                                                           4.38%                              -4.55%
97                                                                           0.24%                             -11.16%
98                                                                          18.24%                             -15.31%
99                                                                          25.26%                              -5.26%
00                                                                         -14.72%                             -15.37%

  These charts were prepared by Campbell & Company. See the glossary following this section for information integral to these charts.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

ANNUAL RETURNS

     This chart shows the value of an initial $10,000 investment in the Fund from inception through August 2000.
                       CAMPBELL STRATEGIC ALLOCATION FUND
                      VALUE OF INITIAL $10,000 INVESTMENT
                           APRIL 1994 -- AUGUST 2000

INCEPTION 1994 INITIAL $10,000 INVESTMENT
-----------------------------------------
94                                                                            $ 8838.00
95                                                                            $ 9721.00
96                                                                            $12682.00
97                                                                            $14497.00
98                                                                            $16613.00
99                                                                            $17352.00
00                                                                            $17883.00

                               RATE OF RETURN
                  (COMPUTED ON A COMPOUNDED MONTHLY BASIS)

  MONTH    2000 YTD    1999     1998     1997     1996     1995      1994
---------------------------------------------------------------------------
January      3.53%    -5.02%    2.74%    4.52%    5.79%    -4.67%
February    -0.60%     1.67%   -2.81%    2.03%   -5.97%     4.21%
March       -2.67%     0.46%    4.68%   -2.47%    4.72%     8.77%
April       -1.81%     5.33%   -6.69%   -3.60%    3.59%     1.13%     0.16%
May          2.15%    -3.69%    4.07%   -2.92%   -2.18%    -0.84%    -2.42%
June         1.87%     4.81%    1.29%    2.48%    0.75%    -1.77%     5.15%
July        -2.07%    -0.32%   -4.00%    9.12%   -0.78%    -3.82%    -3.94%
August       2.82%     0.82%    9.48%   -5.69%    1.84%     5.47%    -3.89%
September              1.36%    2.47%    4.51%    1.77%    -3.93%     5.20%
October               -4.31%    3.97%    1.83%   12.44%     0.79%    -0.14%
November               0.58%   -0.75%    0.17%   11.00%    -0.15%    -6.67%
December               3.29%    0.30%    4.46%   -4.41%     5.35%    -4.98%
Total        3.06%     4.45%   14.60%   14.31%   30.46%     9.99%   -11.62%


               COMPOUND ANNUAL RATES OF RETURN
                  APRIL 1994 -- AUGUST 2000
  12-month                                            3.84%
  24-month                                            6.84%
  36-month                                           11.16%
  Since Inception                                     9.48%


                                         STATISTICS
                                         4/94 - 8/00
                                         -----------
Compounded Monthly Annual Rate of
 Return                                      9.48%
Average Monthly Rate of Return                .84%
Standard Deviation of Monthly Returns        4.18%
Annualized Standard Deviation               14.47%
Sharpe Ratio                                  .31
Average Monthly Gain                         3.66%
Average Monthly Loss                        (3.12)%
Number of Profitable Months                    45
Number of Unprofitable Months                  32
Average Duration of Decline (Months)         1.84
Average Recovery Period                      2.84

  These charts were prepared by Campbell & Company. See the glossary following this section for information integral to these charts.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

CONSISTENCY

     This table shows the number of profitable and unprofitable periods during the life of the Fund. The Fund is intended to be a medium- to long-term investment.


                                             NUMBER OF       NUMBER        NUMBER          PERCENTAGE
        APRIL 1994 -- AUGUST 2000            TIME PERIODS    PROFITABLE    UNPROFITABLE    PROFITABLE
        -------------------------            ------------    ----------    ------------    ----------
Total Months*                                     77             45             32            58.44%
Total Years                                        6              5              1            83.33%
12-Month Rolling Windows                          66             58              8            87.88%
24-Month Rolling Windows                          54             54              0           100.00%
36-Month Rolling Windows                          42             42              0           100.00%
60-Month Rolling Windows                          18             18              0           100.00%
* The average rate of return for total profitable months is approximately +4%
  The average rate of return for total unprofitable months is approximately -3%

 This chart was prepared by Campbell & Company. See the glossary following this section for information integral to this chart.

GLOSSARY OF TERMS

BONDS

LEHMAN BROTHERS GOVERNMENT BOND INDEX*
     Composed of bonds that are investment grade (as rated by Moody's or Standard & Poor's). Issues must have at least one year to maturity. Total return comprises price appreciation/depreciation and income as a percentage of the original investment. Indexes are rebalanced monthly by market capitalization.

MANAGED FUTURES

BARCLAY COMMODITY TRADING ADVISOR (CTA) INDEX
     Measures the composite performance of established CTAs (those with four or more years of documented performance history). Once a CTA passes this four-year hurdle mark, its subsequent performance is included in this non-weighted index.

CAMPBELL STRATEGIC ALLOCATION FUND
     The Fund, which began trading in April 1994, is an actively managed account with speculative trading profits as its objective. Performance information for the Fund is net of all fees and commissions.

MAR FUND/POOL QUALIFIED UNIVERSE INDEX
     A dollar weighted index that includes the performance of current as well as retired public futures funds, private pools and offshore funds that have the objective of speculative trading profits. The MAR Index is utilized as a broad measure of overall managed futures returns, as compared to other indices that measure the overall returns of stocks and bonds as separate asset classes. The MAR Index is not the same as an investment in the Fund, and the Fund may perform quite differently than the Index, just as an individual stock may perform quite differently from the S&P 500 Index.

STOCKS

DOW JONES INDUSTRIAL AVERAGE*
     A price weighted average of 30 stocks selected by Dow Jones & Company. Because it is price weighted (as opposed to capitalization weighted) the stocks in the Index with the highest prices have the biggest effect on the performance of the Index.

MORGAN STANLEY CAPITAL INTERNATIONAL EUROPE, AUSTRALASIA, FAR EAST INDEX (EAFE)*
     A cap weighted index that is designed to measure the investment returns of developed economies outside of North America. The Index includes publicly traded stocks from 21 countries that are divided into industry groups and then representative stocks are selected from each industry group. In addition, cross-ownership is tracked to ensure that the market weight given each company is accurate.

NASDAQ COMPOSITE INDEX*
     Measures all NASDAQ domestic and non-U.S. based common stocks listed on the NASDAQ Stock Market (currently over 5,000 companies). The Index is market-value weighted. This means that each company's security affects the Index in proportion to its market value. The market value, the last sale price multiplied by total shares outstanding, is calculated throughout the trading day, and is related to the total value of the Index.

STANDARD & POOR'S 500 COMPOSITE STOCK INDEX (S&P 500 INDEX)*
     The 500 stocks in the S&P 500 are chosen by Standard and Poor's based on industry representation, liquidity and stability. The stocks in the S&P 500 are not the 500 largest companies, rather the Index is designed to capture the returns of many different sectors of the U.S. economy.

---------------

* Passive, unmanaged indices of equity and debt securities generally purchased by investors with an investment objective of capital preservation, growth or income.

                                                                       EXHIBIT A

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
                    AMENDED AGREEMENT OF LIMITED PARTNERSHIP

                                   ARTICLE 1.
                               FORMATION AND NAME

     The parties to this Amended Agreement of Limited Partnership (the "Agreement") dated as of August 1, 1997 have formed Campbell Strategic Allocation Fund, L.P. (the "Partnership") under the Delaware Revised Uniform Limited Partnership Act in effect on the date thereof (the "Act") and do hereby continue the Partnership pursuant to the terms herein as of September 23, 1993. Each Limited Partner hereby undertakes to furnish to the General Partner a power of attorney which may be filed with this Agreement and any amendment hereto and such additional information as is required from him to complete such documents and to execute and cooperate in the filing, recording or publishing of such documents at the request of the General Partner.

                                   ARTICLE 2.
                     PRINCIPAL OFFICE AND REGISTERED AGENT

     The principal office of the Partnership shall be 210 West Pennsylvania Avenue, Baltimore, Maryland 21204, or such other place as the General Partner may designate from time to time. The Registered Agent for the Limited Partnership is D. Keith Campbell, 210 West Pennsylvania Avenue, Baltimore, Maryland 21204. The Tax Matters Partner for the Limited Partnership is Campbell & Company, Inc.

                                   ARTICLE 3.
                    BUSINESS AND PURPOSE OF THE PARTNERSHIP

     The Partnership's business and purpose is to trade, buy, sell or otherwise acquire, hold or dispose of futures and other related investment interests and any activities incidental or related thereto. The objective of the Partnership business is appreciation of its assets through speculative trading.

                                   ARTICLE 4.
                       TERM, DISSOLUTION AND FISCAL YEAR

     4.1 Term. The term of the Partnership commenced upon the execution and filing of the Certificate of Limited Partnership, as amended, and shall end upon the first to occur of the following: (i) December 31, 2023; (ii) an election to dissolve the Partnership in accordance with the provisions of Article 4.2 by Limited Partners owning more than 50% of the Units then outstanding; (iii) the withdrawal of the General Partner, as defined in, and subject to the limitations of Article 13; (iv) a determination by the General Partner that the purpose of the Partnership cannot be fulfilled; or (v) any event which constitutes a dissolution of a limited partnership under the Act or otherwise makes it unlawful for the existence of the Partnership to be continued.

     4.2 Dissolution. Upon the occurrence of an event causing the dissolution of the Partnership, the Partnership shall be wound up and terminated. Upon dissolution and termination of the Partnership, the General Partner shall contribute to the Partnership an amount equal in the aggregate to the lesser of
(a) the deficit balance in their capital accounts, or (b) the excess of 1.01% of the total capital contributions paid in by the Limited Partners over any capital previously contributed by the General Partner. Payment of creditors, and distribution of the Partnership's assets shall be effected as soon as practicable in accordance with the Act, and the General Partner and each Limited Partner (and any assignee) shall share in the assets of the Partnership pro rata in accordance with such Partner's respective capital account, less any amount owing by such Partner (or assignee) to the Partnership.

     4.3 Fiscal Year. The fiscal year of the Partnership shall end on December 31, unless the General Partner elects, with the approval of the Internal Revenue Service and the CFTC, a different fiscal year.

                                   ARTICLE 5.
                                GENERAL PARTNER

     The General Partner is Campbell & Company, Inc., a Maryland corporation, 210 West Pennsylvania Avenue, Baltimore, Maryland 21204.

                                   ARTICLE 6.
                           CAPITAL CONTRIBUTIONS AND
                     UNITS OF LIMITED PARTNERSHIP INTEREST

     6.1 Units and Capital Contributions of Limited Partners. Interests in the Partnership other than the General Partner's interests, shall be evidenced by Units (individually a "Unit").

     6.2 Capital Contributions by General Partner; Net Worth. The General Partner has contributed cash to the capital of the Partnership in an amount equal to at least 1% of the net aggregate contributions of all Partners including the General Partner. The General Partner's contribution shall be evidenced by Units of General Partnership Interest. The General Partner may make withdrawals of its Units provided that such withdrawals do not reduce the General Partner's aggregate percentage interest in the Partnership to less than 1% of the net aggregate contributions. If additional Limited Partners are admitted during any Continuing Offering pursuant to the provisions of Article 11 herein, the General Partner shall make such additional capital contributions as may be required to maintain its interest at the required level in the Partnership at all times during the term of the Partnership. The General Partner shall maintain a net worth so long as it acts as general partner equal to at least 5% of the capital contributed by all the limited partnerships for which it acts as general partner, including the Partnership. The minimum required net worth shall in no case be less than $50,000 nor shall net worth in excess of $1,000,000 be required.

     6.3 Availability of Contributions. The aggregate of all Partnership contributions shall be available to the Partnership to carry on its business and purpose, and no interest shall be paid to any Partner on any such contributions.

                                   ARTICLE 7.
                        ALLOCATION OF PROFITS AND LOSSES

     7.1 Capital Accounts. A capital account shall be established for each Partner, including the General Partner. The initial balance of each Partner's capital account shall be the amount of his initial capital contribution to the Partnership.

     7.2 Monthly Allocations. As of the close of business (as determined by the General Partner) of the last day of each month, the following determinations and allocations shall be made:

     (1) The Net Assets of the Partnership (as defined in Article 7.4) before the General Partner's Brokerage Fee, the direct administrative expenses and the General Partner's performance fees payable shall be determined.

     (2) Brokerage Fees payable by the Partnership and the direct administrative expenses shall then be charged against the Net Assets.

     (3) Accrued performance fees, if any, shall then be charged against the Net Assets.

     (4) Any increase or decrease in the Net Assets as of the end of the month (after the adjustments in subparagraphs (2) and (3)) shall then be credited or charged to the capital accounts of each Partner in the ratio that the balance of each account bears to the balance of all accounts.

     (5) The amount of any distribution to a Partner, any amount paid to a Limited Partner on redemption of Units, and any amount paid to the General Partner by way of distribution or redemption of Units of General Partnership Interest, shall be charged to such Partner's capital account.

     7.3 Allocation of Profit and Loss for Federal Income Tax Purposes. At the end of each taxable year, each item of Partnership taxable income, gain, loss, deduction, or credit will be allocated among the Partners in accordance with the following provisions:

     (1) Capital gain shall be allocated first to each Partner who has redeemed Units (Units of General Partnership Interest in the case of the General Partner) during the year to the extent that the amount the Partner received on redemption exceeds the amount paid for the redeemed Units (as set forth in subparagraph
(5));

     (2) Capital gain remaining after the allocation in subparagraph (1) shall be allocated among all Partners in the ratio that each Partner's capital account bears to all Partner's capital accounts;

     (3) Capital losses shall be allocated first to each Partner who has redeemed Units (Units of General Partnership Interest in the case of the General Partner) during the year to the extent that the amount the Partner paid for the redeemed Units (as set forth in subparagraph (5)) exceeds the amount the Partner received on redemption;

     (4) Capital losses remaining after the allocation in subparagraph (3) shall be allocated among all Partners in the ratio that each Partner's capital account bears to all Partners' capital accounts;

     (5) For the purpose of the allocations of capital gain and loss in subparagraphs (1) and (3), the amount each Partner paid for each of his Units shall be deemed to have increased by the amount of capital gain allocated to him with respect to such Unit pursuant to subparagraph (2) or ordinary income pursuant to subparagraph 6; decreased by the amount of any capital loss allocated to him with respect to such Unit pursuant to subparagraph (4) or ordinary expense pursuant to subparagraph 6; and decreased by the amount of any distributions to him with respect to such Unit pursuant to Article 7.8;

     (6) Items of ordinary income and expense will be allocated pro rata among the Partners based upon their respective capital accounts as of the end of each month in which the items of ordinary income or expense accrue; provided that any performance fee paid to the General Partner shall be allocated among the Units outstanding at any time during the fiscal year based upon the ratio that each such Unit's net performance fee (the excess, if any, of the aggregate of all performance fees allocated to the capital account relating to such Unit over the aggregate of all reversals of performance fees allocated to such Unit) bears to the net performance fee of all Units;

     (7) Notwithstanding subparagraphs (4) and (6), if the allocation of such loss would cause a Limited Partner to have a capital account deficit, then such loss shall be allocated to the General Partner, according to its capital account, to the extent of such losses;

     (8) For purposes of this Paragraph 7.3, "capital gain" and "capital loss" shall mean gain or loss characterized as gain or loss from the sale or exchange of a capital asset by the Internal Revenue Code of 1986, as amended (the "Code"), including but not limited to gain or loss required to be taken into account pursuant to Section 1256 thereof and any income, gain or loss determined under Section 988 of the Code; and

     (9) Allocations of capital gain or loss will be made pro rata from each category of capital gain or loss determined under Section 1(h) of the Code and income or loss determined under Section 988 of the Code.

     7.4  Definitions; Accounting.

     (1) Net Assets. "Net Assets" of the Partnership shall mean the total assets of the Partnership, including all cash and cash equivalents (valued at cost), plus accrued interest thereon, and the market value of all open commodity positions and other assets of the Partnership, less all liabilities of the

Partnership, including accrued performance fees determined in accordance with the principles specified in this subparagraph and, where no principle is specified, in accordance with generally accepted accounting principles consistently applied under the accrual basis of accounting. The market value of a commodity or commodity futures contract traded on an exchange, or through a clearing firm or through a bank, shall mean the most recent available settlement price or closing quotation, as appropriate on the exchange, or of the clearing firm or bank on or through which the commodity or contract is traded by the Partnership on the day with respect to which Net Assets are being determined. If such contract cannot be liquidated, due to the operation of daily limits or otherwise, on a day as of which Net Assets are determined, the liquidating value on the first subsequent day on which the contract would be liquidated may be used or such other value as the General Partner may deem fair and reasonable. The market value of a commodity forward contract or a commodity futures contract traded on a foreign exchange shall mean its market value as determined by the General Partner on a basis consistently applied.

     (2) Net Asset Value. The "Net Asset Value" of the Partnership shall mean the total capital accounts of all Partners. The "Net Asset Value" of a Unit shall be the total capital accounts of all Partners, divided by the number of Units owned by all Partners.

     (3) Blue Sky Glossary. The definitions in the Blue Sky Glossary in Appendix I to the Partnership's Prospectus are hereby incorporated herein by reference.

     7.5  Expenses.

     (1) The General Partner shall advance the organization and offering expenses of the initial and continuous offerings of the Units, and no such expenses shall be deducted from the proceeds of the offerings. Subject to the limitation described below, the General Partner shall be reimbursed such advanced amounts by the Partnership in approximately 30 equal installments commencing after the closing of the initial offering and monthly during the continuous offering. The General Partner shall have discretion to adopt reasonable procedures to implement the amortization of such expenses, including grouping expenses related to the same offering period and expensing de minimis amounts as they are incurred. In no event shall the General Partner be entitled to receive reimbursement in an amount greater than 2.5% of the aggregate subscriptions accepted during the initial and continuous offerings, as the case may be. In the event the Partnership terminates prior to completion of the reimbursement, the General Partner will not be entitled to receive additional reimbursement and the Partnership will have no obligation to make further reimbursement payments to the General Partner. For purposes of this Agreement, organization and offering expenses shall mean all costs paid or incurred by the General Partner or the Partnership in organizing the Partnership and offering the Units, including legal and accounting fees incurred, bank account charges, all blue sky filing fees, filing fees payable upon formation and activation of the Partnership, and expenses of preparing, printing and distributing the prospectus and registration statement, but in no event shall exceed limits set forth in Article 8 herein or guidelines imposed by appropriate regulatory bodies.

     (2) The Partnership shall be obligated to pay all liabilities incurred by it, including without limitation, (i) Brokerage Fees; (ii) operating expenses and performance fees; (iii) legal and accounting fees; and (iv) taxes and other extraordinary expenses incurred by the Partnership. During any year of operations, the General Partner shall be responsible for payment of operating expenses in excess of 0.5% of the Partnership's month-end Net Asset Value during that year. Indirect expenses of the General Partner, such as indirect salaries, rent and other overhead expenses, shall not be liabilities of the Partnership. The Partnership shall receive all interest earned on its assets.

     (3) Compensation to any party, including the General Partner (or any advisor which may be retained in the future), shall not exceed the limitations imposed as of the date hereof by the North American Securities Administrators Association ("NASAA"). In the event the compensation exceeds such limitations, the General Partner shall promptly reimburse the Partnership for such excess. NASAA limitations on fees are as follows: Management fees, advisory fees and all other fees, except for incentive fees and commodity brokerage commissions, when added to the customary and routine administrative expenses, shall not exceed 6% annually of net asset value. The aggregate incentive fees shall not exceed 15% of new trading profits. The sponsor or advisor will be entitled to an additional 2% incentive fee for each 1% by which the net asset value fee is reduced below 6%. Commodity brokerage rates will be presumptively reasonable if they satisfy either 80% of the published retail rate plus pit brokerage fees or 14% annually of average net assets, including pit brokerage fees. The Partnership will pay an 8% per annum Brokerage Fee, of which 3% will be for management services, allowing the incentive fee to be 20%, as discussed above. The remaining 5% from the Brokerage Fee will be paid for brokerage services (including the initial distribution of the Units, execution of commodity transactions, and ongoing services to the Limited Partners), which is less than the 14% limit imposed by NASAA.

     (4) The Partnership shall also be obligated to pay any costs of indemnification to the extent permitted under Article 15 of this Agreement.

     7.6 Limited Liability of Limited Partners. Each Unit purchased by a Limited Partner is fully paid and non-assessable. A Limited Partner shall be liable for the Partnership's obligations to the extent of the capital contributed by him plus his share of profits remaining in the Partnership, if any.

     In addition, if a Limited Partner receives a return of any part of his capital contribution, he shall be liable to the Partnership for a period of one year thereafter for the amount of the returned contribution, but only to the extent necessary to discharge the Partnership's liabilities to creditors who extended credit to the Partnership during the period the contribution was held by the Partnership.

     A Limited Partner shall also be liable to the Partnership for return of any part of his capital contribution returned to him, for a period of six years, if such return was in violation of this Agreement or the Act.

     7.7 Return of Limited Partner's Capital Contribution. Except to the extent that a Limited Partner shall have the right to redeem Units, no Limited Partner shall have any right to demand the return of his capital contribution or any profits added thereto, except upon dissolution and termination of the Partnership. In no event shall a Limited Partner be entitled to demand or receive property other than cash.

     7.8 Distributions. The General Partner shall have sole discretion in determining what distributions (other than on redemption of Units or dissolution), if any, the Partnership will make to its Partners (or any assignee thereof). Distributions shall be made pro rata in accordance with the respective capital accounts of the Partners.

                                   ARTICLE 8.
                                   MANAGEMENT

     8.1  General.

     (1) The General Partner, to the exclusion of the Limited Partners, shall conduct and manage the business of the Partnership including, without limitation, all functions necessary for administration of the Partnership. The General Partner shall have the fiduciary responsibility for the safekeeping and use of all assets of the Partnership, whether or not in its immediate possession or control, shall not contract away such duty and shall not employ or permit another to employ such assets in any manner except for the exclusive benefit of the Partnership. The General Partner, on behalf of the Partnership, shall make all investment decisions regarding the Partnership and shall have complete trading discretion. The General Partner shall seek the best price and services available in its futures brokerage transactions, and all brokerage transactions for the Partnership's futures trades will be effected at competitive rates.

     (2) The General Partner shall receive from the Partnership: (i) Brokerage Fees of 8% per annum of the month-end Net Assets; and (ii) a quarterly "performance fee" of 20% of the Partnership's aggregate cumulative appreciation in the Net Asset Value per Unit, exclusive of interest income. The performance fee is paid on the cumulative increase, if any, in the Net Asset Value per Unit over the highest previous cumulative Unit value or Unit value as of the commencement of trading, whichever is higher. In determining the fees in this paragraph, adjustments shall be made for capital additions and withdrawals and Net Assets shall not be reduced by the fees being calculated for such current period. Such fees may be changed upon sixty days' notice to the Limited Partners, provided that prior to the imposition of the revised fees, Limited Partners have an opportunity to redeem (and there are no delays in receiving payment therefor) and the notice explains their redemption and voting rights. Further, any new contract with any advisor, including the General Partner, shall carryforward all losses attributable to such advisor or General Partner, as the case may be.

     (3) The General Partner may take such other actions as it deems necessary or desirable to manage the business of the Partnership including, but not limited to, the following: entering into commercially reasonable contracts, opening bank accounts, paying or authorizing the payment of distributions to the Partners and expenses of the Partnership including fees to the General Partner, taxes and other fees of governmental agencies.

     (4) The General Partner shall keep and retain for at least six years, at the principal office of the Partnership, such books and records relating to the business of the Partnership as it deems necessary to substantiate that Units were sold only to purchasers for whom such securities were suitable and which are required by the Commodity Exchange Act, and the rules and regulations thereunder. Such books and records shall be available to any Limited Partner or his authorized attorney or agent for inspection and copying during normal business hours of the Partnership.

     (5) The General Partner may engage in other business activities and shall not refrain from any other activity nor disgorge any profits from any such activity, whether as general partner of additional partnerships for investment in commodity futures or forward contracts or otherwise. Subject to the terms and conditions set forth in this Agreement, the General Partner may engage and compensate on behalf of the Partnership, from funds of the Partnership, such persons, firms or corporations, as the General Partner in its sole judgment shall deem advisable for the conduct and operation of the business of the Partnership. The General Partner may develop and implement a cash management facility. In such event, the General Partner may cause the Partnership to participate in such facility if doing so would be in the best interests of the Partnership. Competitive management fees may be paid to the General Partner or an affiliate thereof.

     (6) No person dealing with the General Partner shall be required to determine its authority to make any undertaking on behalf of the Partnership, nor to determine any fact or circumstance bearing upon the existence of such authority.

     (7) Except as provided by Article 13, the General Partner may not sell, assign, or otherwise dispose of all or substantially all of its General Partnership Interest in the Partnership except for a sale or transfer of all Partnership interests of all Partners or a sale of all or substantially all of its interest to a corporation controlled by such General Partner. The foregoing restriction shall not be applicable to the General Partner mortgaging, pledging, hypothecating or granting a security interest in its General Partnership Interest as collateral for a loan or loans and any such assignment of all or any portion of the General Partner's Interest shall not cause an event of withdrawal with respect to the General Partner pursuant to Article 13 of this Agreement.

     (8) The maximum period covered by any contract entered into by the Partnership, except for certain provisions which survive the stated term, shall be one year. Agreements between the Partnership and the General Partner or any affiliate shall be terminable by the Partnership without penalty on 60 days' written notice. All sales of Units in the United States shall be made by registered brokers. No sales will be made by the General Partner or an affiliate.

     8.2  Prohibitions.  The Partnership shall not: (i) engage in pyramiding;
(ii) commingle its assets with the assets of any other person, except as permitted by law; (iii) make loans to the General Partner or any affiliate thereof or to any person; (iv) pay per-trade compensation to the General Partner or any advisor or any affiliate thereof or to any person who receives any other form of compensation from the Partnership; or (v) permit rebates or give-ups to be received by the General Partner or affiliates thereof nor shall the General Partner participate in any reciprocal business arrangements which would circumvent the foregoing or any other provision of this Agreement; or (vi) borrow cash or other assets from the General Partner.

                                   ARTICLE 9.
                          REPORTS TO LIMITED PARTNERS

     The books and records of the Partnership shall be audited annually by an independent certified public accountant. Net Assets and Net Asset Value per Unit shall be determined daily and will be supplied in writing to any Limited Partner who requests such information. The General Partner will cause each Partner to receive (i) within ninety (90) days after the close of each fiscal year an annual report with audited financial statements (including a balance sheet and income statement) for the fiscal year then ended, and (ii) within seventy-five
(75) days after the close of each fiscal year such tax information as is necessary for the Partner to complete his federal income tax return. In addition, the General Partner will report within 30 days after the end of each month to the Limited Partners the information required by the CFTC to be reported, which information currently includes the following: the total amount of realized net gain or loss on commodity interest positions liquidated during the month; the change in unrealized net gain or loss on commodity interest positions during the month; the total amount of net gain or loss from all other transactions engaged in by the Partnership during the month, including interest earned; the total amount of all Brokerage Fees and performance fees, and all other expenses incurred or accrued by the Partnership during the month; the Net Asset Value of a Unit as of the end of the month and as of the end of the previous month; the total amount of additions to the Net Assets of the Partnership made during the month; the total amount of withdrawals from and redemptions of Units for the month; and the total net income or loss of the Partnership during the month. In the event either Net Asset Value per Unit as of the end of any business day declines by more than 50% of the previous year-end or month-end Net Asset Value per Unit, or there is a material change in the advisory agreement with the General Partner or otherwise affecting the compensation to any party, including the General Partner, the General Partner will notify each Limited Partner of such information, their redemption and voting rights and any material effect on the Units within seven business days. In the event of the 50% decline in Net Asset Value per Unit referred to in the previous sentence, the General Partner will declare a special redemption period and temporarily suspend the Partnership's trading during such period.

                                  ARTICLE 10.
               DISPOSITIONS AND REDEMPTIONS OF PARTNERSHIP UNITS

     10.1 Permissible Dispositions. A Limited Partner may transfer, assign, pledge, or encumber his Units only as provided in this Article 10.1. No such transferee, pledgee, assignee, or secured creditor shall become a substituted Limited Partner unless the General Partner consents in writing to such substitution. The General Partner has complete discretion to withhold consent but only intends to do so in order to prevent or minimize potential adverse legal or tax consequences to the Partnership. Any transfer or assignment of Units which is permitted hereunder shall be effective as of the beginning of the month following the month in which such transfer or assignment is made; provided, however, that the Partnership need not recognize any transfer, assignment, or pledge until it has received at least 30 days' prior written notice thereof from the transferor, assignor, or pledgor, which notice shall include (i) the name, signature, address and social security or taxpayer identification number of the transferee, assignee, or pledgee, (ii) the number of Units transferred, assigned or pledged, and (iii) the signature of the transferor, assignor, or pledgor. The General Partner may, in its discretion, waive receipt of the above described written notice or waive any defect therein. No transfer or assignment shall be permitted unless the General Partner is satisfied that (i) such transfer or assignment would not be in violation of the Act, (ii) the amount of the transfer is at least the minimum subscription amount except for transfers by gift, inheritance, or to affiliates, including family members of the person transferring the Units, and (iii) notwithstanding such transfer or assignment, the Partnership shall continue to be classified as a partnership rather than as a corporation or an association under the Internal Revenue Code, as amended.

No transfer or assignment of Units shall be effective or recognized by the Partnership if following such transfer or assignment there would result a termination of the Partnership for federal income tax purposes as provided in Code 708(b) and any attempted transfer or assignment in violation hereof shall be ineffective to transfer or assign any such Units. Any transferee or assignee of Units who has not been admitted to the Partnership as a substituted Limited Partner shall not have any of the rights of a Limited Partner, except that the assignee shall receive that share of capital and profits and shall have that right of redemption to which his assignor would otherwise have been entitled and shall remain subject to the other terms of this Agreement binding upon Limited Partners. The transfer or assignment of Units shall be subject to all applicable securities laws. The transferor or assignor shall bear all costs (including any attorneys' fees) related to such transfer or assignment.

     10.2  Redemptions.

     (1) A Limited Partner (or any assignee thereof) may withdraw all or part of his capital contribution and undistributed profits, if any, by requiring the Partnership to redeem all or part of his Units at the Net Asset Value per Unit, reduced as hereinafter described (such withdrawal being herein referred to as a "Redemption").

     (2) Redemptions shall be effective as of the end of any month ending after a Request for Redemption in proper form has been timely received by the General Partner (the "Redemption Date"). Redemption fees apply through the first twelve month-ends following purchase (from and including the Closing Date on which the Unit is purchased) as follows: 4% of Net Asset Value per Unit redeemed through the third month-end, 3% of Net Asset Value per Unit redeemed through the sixth month-end, 2% of Net Asset Value per Unit redeemed through the ninth month-end, and 1% of Net Asset Value per Unit redeemed through the twelfth month-end. After the twelfth month-end following purchase of a Unit, no redemption fees apply. As used herein, "Request for Redemption" shall mean a written request of such withdrawal transmitted by the Limited Partner (or any assignee thereof) to the General Partner not less than ten business days prior to the end of the month or such shorter period as established by the General Partner. Upon Redemption, a Limited Partner (or any assignee thereof) shall receive, per Unit redeemed, an amount equal to the Net Asset Value per Unit as of the Redemption Date, less any amount owing by such Limited Partner (and his assignee, if any) to the Partnership pursuant to Article 15.3, and less any applicable redemption fees due to the General Partner. If redemption is requested by an assignee, all amounts owed to the Partnership under Article 15.3 by the Partner to whom such Unit was sold, as well as all amounts owed by the assignees of such Unit, shall be deducted from the amount payable upon Redemption by any assignee. All Requests for Redemption in proper form shall be honored and payment will be made within twenty (20) business days following the Redemption Date, except that under special circumstances, including, but not limited to, the inability on the part of the Partnership to liquidate commodity positions or the default or delay in payments due the Partnership from commodity brokers, banks, or other persons, the Partnership may delay payment to Partners requesting Redemption of Units. In the event that Redemptions are requested for more Units than the General Partner is able to honor due to the foregoing contingencies, the General Partner will honor Requests for Redemption in the order actually received and will hold Requests for Redemption in such order. Limited Partners will be notified within 10 days after month-end if any Redemption cannot be honored under the terms hereof and their Requests thereafter will be honored at the first available opportunity. The Partnership shall not be obligated to redeem Units that are subject to a pledge or otherwise encumbered in any fashion.

     (3) Subparagraph (2) notwithstanding, if the Net Asset Value per Unit is determined for purposes of Redemption as of a month-end which is not the end of a quarter, any performance fees payable and applicable to such Unit, will be determined and charged to such Unit as though such month-end were the end of a quarter and such performance fees were payable and such performance fees will be paid.

                                  ARTICLE 11.
          OFFERING OF UNITS; ADMISSION OF ADDITIONAL LIMITED PARTNERS

     The General Partner shall, from time to time, (i) cause the Partnership to file a Registration Statement and such amendments as the General Partner deems advisable, with the Securities and Exchange Commission for the registration and public offering of the Units; (ii) seek to qualify the Units for sale in various jurisdictions as the General Partner deems advisable; and (iii) take such other actions as the General Partner deems advisable.

     The General Partner, at its option, may admit additional Limited Partners to the Partnership without the consent of the Limited Partners at any time. Such additional Limited Partners shall contribute capital to the Partnership, and shall be admitted as Limited Partners as of the first business day of the month immediately following the month-end as of which their subscriptions were accepted by the General Partner at no less than the Net Asset Value per Unit as of such month-end.

                                  ARTICLE 12.
                           SPECIAL POWER OF ATTORNEY

     By execution of this Agreement, each Limited Partner irrevocably constitutes and appoints the General Partner with full power of substitution, as his true and lawful attorney-in-fact, in his name, place and stead, to execute, acknowledge, swear to, file and record in his behalf in the appropriate public offices and publish (i) this Agreement and any amendments thereto; (ii) all instruments which the General Partner deems necessary or appropriate to reflect any amendment, change, or modification of the Limited Partnership Agreement or Certificate of Limited Partnership in accordance with the terms of this Agreement; and (iii) Certificates of Fictitious or Assumed Name. The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest and shall survive the incapacity or death of a Limited Partner. Each Limited Partner hereby agrees to be bound by any representation made by the General Partner and by any successor thereto, acting in good faith pursuant to such Power of Attorney.

                                  ARTICLE 13.
                            WITHDRAWAL OF A PARTNER

     The Partnership shall terminate and be dissolved upon the withdrawal, or insolvency of the General Partner (unless in the case of the withdrawal of the General Partner, the actions necessary to continue the Partnership are taken pursuant to Article 16). The General Partner shall cease to be a general partner of the Partnership upon the occurrence of any of the following events of withdrawal: (i) the General Partner's bankruptcy or insolvency; (ii) any event prescribed in the Act that is not encompassed in this Article 13; or (iii) 120 days' prior written notice to the Limited Partners of the General Partner's intent to withdraw as a General Partner. If the General Partner withdraws as general partner, it can redeem its interests in the Partnership at Net Asset Value as of the next month-end in which it is calculated. If the Limited Partners elect to continue the Partnership, the withdrawing General Partner shall pay all Partnership expenses incurred as a result of its withdrawal. The death, incompetency, incapacity, withdrawal, insolvency, or dissolution of a Limited Partner shall not dissolve or terminate the Partnership, and said Limited Partner, his estate, custodian, or personal representative shall have no right to withdraw or value such Limited Partner's Units except as provided in
Article 10 hereof. Each Limited Partner (and any assignee of such Limited Partner) expressly agrees that in the event of his death, he waives on behalf of himself and his estate, and he directs the legal representative of his estate and any person interested therein to waive the furnishing of any inventory, accounting, or appraisal of the assets of the Partnership and any right to a special audit of the books and records of the Partnership, provided that the waiver shall not relieve the General Partner from its reporting obligations set forth in Article 9.

                                  ARTICLE 14.
                  NO PERSONAL LIABILITY FOR RETURN OF CAPITAL

     Subject to the provisions of Article 15 below, the General Partner shall not be personally liable for the return or repayment of all or any portion of the capital or profits of any Partner (or assignee), it being expressly agreed that any such return of capital or profits made pursuant to this Agreement shall be made solely from the assets (which shall not include any right of contribution from the General Partner) of the Partnership.

                                  ARTICLE 15.
                     STANDARD OF LIABILITY; INDEMNIFICATION

     15.1 Standard of Liability. The General Partner and its controlling persons shall have no liability to the Partnership or any Limited Partner for any loss suffered by the Partnership which arises out of any action of the General Partner if the General Partner, in good faith, determined that such course of conduct was in the best interests of the Partnership and such course of conduct did not constitute negligence or misconduct of the General Partner.

     15.2 Indemnification by the Partnership. The Partnership shall indemnify, defend, and hold harmless the General Partner (including controlling persons and a former General Partner who has withdrawn from the Partnership) from and against any loss, liability, damage, cost or expense (including attorneys' fees, and expenses incurred in defense of any demands, claims or lawsuits) arising from actions or omissions concerning the business or activities undertaken by or on behalf of the Partnership, from any source only if all of the following conditions are satisfied: (i) the General Partner has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Partnership, (ii) the General Partner was acting on behalf of or performing services for the Partnership, (iii) such liability or loss was not the result of negligence or misconduct by the General Partner, and (iv) such indemnification is recoverable only out of the Partnership's assets and not from the Limited Partners. In no event shall the General Partner or any of the selling agents receive indemnification from the Partnership arising out of alleged violations of federal or state securities laws unless the following conditions are satisfied; (a) there has been a successful adjudication on the merits of each count involving alleged securities law violations, or (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction, or (c) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made, and (d) in the case of subparagraph (c), the court considering the request has been advised of the position of the Securities and Exchange Commission and the states in which Units were offered and sold as to indemnification for violations of securities laws; provided that the court need only be advised and consider the positions of the securities regulatory authorities in those states in which plaintiffs claim they were offered or sold Units. The Partnership shall not incur the cost of that portion of liability insurance which insures the General Partner for any liability as to which the General Partner is prohibited from being indemnified herein.

     15.3 Advance Payment. Expenses incurred in defending a threatened or pending civil, administrative or criminal action, suit or proceeding against the General Partner may be paid by the Partnership in advance of the final disposition of such action, suit or proceeding, if and to the extent that (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Partnership, (ii) the legal action is initiated by a party who is not a Limited Partner, or if by a Limited Partner, then a court of competent jurisdiction specifically approves such advancement, and (iii) the General Partner shall agree to reimburse the Partnership, together with the applicable legal rate of interest thereon, in the event indemnification is not permitted under this Article 15 upon final disposition.

                                  ARTICLE 16.
                              AMENDMENTS; MEETINGS

     16.1 Amendments with Consent of the General Partner. If at any time during the term of the Partnership the General Partner shall deem it necessary or desirable to amend this Agreement, such amendment shall be effective only if embodied in an instrument signed by the General Partner and by the holders of more than fifty percent (50%) of the Units then owned by the Limited Partners. Any such supplemental or amendatory agreement shall be adhered to and have the same effect from and after its effective date as if the same had originally been embodied in and formed a part of this Limited Partnership Agreement, provided, however, that no such supplemental or amendatory agreement shall, without the consent of all Limited Partners, change or alter this Section 16, extend the term of the Partnership, reduce the capital account of any Partner or modify the percentage of profits, losses or distributions to which any Partner is entitled. In addition, reduction of the capital account of any assignee or modifications of the percentage of profits, losses or distributions to which an assignee is entitled hereunder shall not be effected by any amendment or supplement to this Limited Partnership Agreement without such assignee's written consent. No meeting procedure or specified notice period is required in the case of amendments made with the consent of the General Partner, mere receipt of an adequate number of unrevoked written consents being sufficient. The General Partner may amend this Limited Partnership Agreement without the consent of the Limited Partners in order (i) to clarify any clerical inaccuracy or ambiguity or reconcile any inconsistency (including any inconsistency between this Agreement and the Prospectus), (ii) to effect the intent of the tax allocations proposed herein (including, without limitation, allocating capital gain and capital loss on a net rather than a gross basis) to the maximum extent possible in the event of a change in the Code or the interpretations thereof affecting such allocations, (iii) to attempt to ensure that the Partnership is not taxed as an association taxable as a corporation for federal income tax purposes, (iv) to delete or add any provision of or to this Limited Partnership Agreement required to be deleted or added by the staff of the Securities and Exchange Commission or any other federal agency or any state "Blue Sky" official or similar official or in order to opt to be governed by any amendment or successor statute to the Act,
(v) to change the name of the Partnership and to make any modifications to this Limited Partnership Agreement to reflect the admission of an additional or substitute general partner, (vi) to make any amendment to this Limited Partnership Agreement which the General Partner deems advisable, provided that such amendment is not adverse to the Limited Partners and does not alter the basic investment policies or structure of the Partnership, or that is required by law, or (vii) to make any amendment that is appropriate or necessary, in the opinion of the General Partner, to prevent the Partnership or the General Partner or their respective directors, officers or controlling persons from in any manner being subject to the provisions of the Investment Company Act of 1940, as amended, or "plan asset" regulations adopted under ERISA as a result of their association with the Partnership.

     16.2 Meetings. The General Partner will maintain at the office a list of the names and addresses of all Limited Partners and the Units owned by them. Upon request of any Limited Partner or his representative, the General Partner shall make such list available for review by any Limited Partner or his representative, and upon request, either in person or by mail, the General Partner shall furnish a copy of such list by mail to any Limited Partner or his representative, for the cost of duplication and postage. Upon receipt of a written request, signed by Limited Partners owning at least 10% of the Units then owned by Limited Partners, that a meeting of the Partnership be called to vote upon any matter which the Limited Partners may vote upon pursuant to this Agreement, the General Partner shall, by written notice, either in person or by certified mail, to each Limited Partner of record mailed within 15 days after such receipt, call a meeting of the Partnership. Such meeting shall be held at least 30 days but not more than 60 days after the mailing of such notice, and such notice shall specify the date, a reasonable place and time, and the purpose of such meeting.

     16.3 Amendments and Actions Without Consent of the General Partner. At any meeting called pursuant to Article 16.2, upon the affirmative vote (which may be in person or by proxy) of Limited Partners owning more than a majority of the Units then owned by the Limited Partners (any Units held by the General Partner or its affiliates shall be disregarded in calculating the percentage of outstanding

Units and the General Partner shall be prohibited from voting as a Limited Partner) the following actions may be taken: (i) this Agreement may be amended in accordance with and only to the extent permissible under the Act, provided, however, that consent of all Limited Partners shall be required in the case of amendments requiring the consent of all Limited Partners under the Act; (ii) the Partnership may be dissolved; (iii) the General Partner may be removed and replaced; (iv) a new general partner may be elected if the General Partner withdraws from the Partnership; (v) any contracts with the General Partner may be terminated on 60 days written notice; and (vi) the sale of all the assets of the Partnership may be approved; provided, however, that none of the said actions may be taken unless the action is permitted under the Act. In the event of the occurrence of an event described in (iii) or (iv) above, the interest of the General Partner shall be redeemed and paid to the General Partner on the basis of the Net Assets allocable thereto on the date of such event.

                                  ARTICLE 17.
                                 GOVERNING LAW

     The General Partner and Limited Partners expressly agree that all the terms and provisions hereof shall be construed under the Delaware Revised Uniform Limited Partnership Act as now adopted or as may be hereafter amended and shall govern the partnership aspects of this Agreement absent contrary terms contained in this Agreement.

                                  ARTICLE 18.
                                 MISCELLANEOUS

     18.1 Priority Among Limited Partners. No Limited Partner shall be entitled to any priority or preference over any other Limited Partner in regard to the affairs of the Partnership.

     18.2 Notices. All notices under this Agreement, other than Requests for Redemption of Units, notices of assignment, transfer or pledge of Units, and reports by the General Partner to the Limited Partners, shall be in writing and shall be effective upon personal delivery, or if sent by first class mail, postage prepaid, addressed to the last known address of the party to whom such notice is to be given, then, upon the deposit of such notice in the United States mails. Reports by the General Partner to the Limited Partners shall be in writing and shall be sent by first class mail to the last known address of each Limited Partner. Requests for Redemption and notices of assignment, transfer or pledge of Units shall be effective upon receipt by the Partnership.

     18.3 Binding Effect. This Agreement shall inure to and be binding upon all of the parties, their successors, assigns as permitted herein, custodians, estates, heirs and personal representatives. For purposes of determining the rights of any Partner or assignee hereunder, the Partnership and the General Partner may rely upon the Partnership records as to who are Partners and assignees, and all Partners and assignees agree that their rights shall be determined and that they shall be bound hereby, including all rights which they may have under Article 16 hereof.

     18.4 Captions. Captions in no way define, limit, extend or describe the scope of this Agreement nor the effect of any of its provisions.

     18.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first appearing above.

                                          CAMPBELL & COMPANY, INC.

                                          By: /s/ BRUCE L. CLELAND
                                            ------------------------------------
                                              Name: Bruce L. Cleland
                                              Title: President

                                          LIMITED PARTNERS

                                          Bruce L. Cleland as attorney-in-fact
                                          for the Limited Partners who have
                                          agreed by separate instrument to be a
                                          party hereto.

                                          /s/ BRUCE L. CLELAND
                                          --------------------------------------
                                          Bruce L. Cleland

                 (This page has been left blank intentionally.)

                                                                       EXHIBIT B

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
                             REQUEST FOR REDEMPTION

Please send original to:                             ---------------------------
Campbell & Company, Inc.                               Limited Partner Number
Court Towers Building
210 West Pennsylvania Avenue
Suite 770                                            ---------------------------
Towson, Maryland 21204                                  Social Security Numbers/
                                                              Taxpayer ID Number




Dear Sir/Madam:

    The undersigned hereby requests redemption, as defined in and subject to all the terms and conditions of the Limited Partnership Agreement of CAMPBELL
STRATEGIC ALLOCATION FUND, L.P. ("Fund"), of          (insert number of units to
be redeemed; IF NO NUMBER OF UNITS IS ENTERED HERE, IT WILL BE ASSUMED THAT THE LIMITED PARTNER WISHES TO REDEEM ALL UNITS) of the undersigned's limited partnership units ("units") in the Fund at the net asset value per unit, as described in the prospectus, as of the close of business at the end of the current month. Redemption shall be effective as of the month-end immediately following receipt by you of this request for redemption, provided that this request for redemption is received ten (10) business days prior to the end of such month. Redemption fees apply through the first twelve month ends following purchase (from and including the closing date on which the unit is purchased) as follows: 4% of net asset value per unit redeemed through the third month-end, 3% of net asset value per unit redeemed through the sixth month-end, 2% of net asset value per unit redeemed through the ninth month-end, and 1% of net asset value per unit redeemed through the twelfth month-end. After the twelfth month-end following purchase of a unit, no redemption fees apply.

    The undersigned hereby represents and warrants that the undersigned is the true, lawful and beneficial owner of the units to which this request for redemption relates with full power and authority to request redemption of such units. Such units are not subject to any pledge or otherwise encumbered in any fashion.

UNITED STATES TAXABLE LIMITED PARTNERS ONLY

    Under penalty of perjury, the undersigned hereby certifies that the Social Security Number or Taxpayer ID Number indicated on this request for redemption is the undersigned's true, correct and complete Social Security Number or Taxpayer ID Number and that the undersigned is not subject to backup withholding under the provisions of section 3406(a)(1)(C) of the Internal Revenue Code.

NON-UNITED STATES LIMITED PARTNERS ONLY

    Under penalty of perjury, the undersigned hereby certifies that (a) the undersigned is not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate or trust.

                   SIGNATURE(S) MUST BE IDENTICAL TO NAME(S)
                         IN WHICH UNITS ARE REGISTERED

         Please forward redemption funds by mail to the undersigned at:

--------------------------------------------------------------------------------
Name                       Street                       City, State and Zip Code

              Entity Limited Partner                                 Individual Limited Partner(s)

--------------------------------------------------         --------------------------------------------------
                 (Name of Entity)                                    (Signature of Limited Partner)

By:                                                        --------------------------------------------------
--------------------------------------------------
          (Authorized Corporate Officer,                             (Signature of Limited Partner)
          Partner, Custodian or Trustee)

--------------------------------------------------
                      Title

                 (This page has been left blank intentionally.)

                                                                       EXHIBIT C

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

                            ------------------------

                           SUBSCRIPTION REQUIREMENTS

     By executing the Subscription Agreement and Power of Attorney for Campbell Strategic Allocation Fund, L.P. (the "Fund"), each purchaser ("purchaser") of limited partnership units in the Fund ("units") irrevocably subscribes for units at a price equal to the net asset value per unit as of the end of the month in which the subscription is accepted provided such subscription is received at least five business days prior to such month end, as described in the Fund's prospectus dated October 27, 2000 (the "prospectus"). The minimum subscription is $10,000; $5,000 for eligible employee benefit plans and individual retirement accounts ($5,000 and $2,000, respectively, for registered representatives of NASD registered broker-dealers); additional units may be purchased with a minimum investment of $1,000. Subscriptions must be accompanied by a check in the full amount of the subscription and made payable to "Campbell Strategic Allocation Fund, L.P." Purchaser is also delivering to the selling agent an executed Subscription Agreement and Power of Attorney (Exhibit D to the prospectus). If purchaser's Subscription Agreement and Power of Attorney is accepted, purchaser agrees to contribute purchaser's subscription to the Fund and to be bound by the terms of the Fund's Limited Partnership Agreement, attached as Exhibit A to the prospectus. Purchaser agrees to reimburse the Fund and Campbell & Company, Inc. (the "General Partner") for any expense or loss incurred as a result of the cancellation of purchaser's units due to a failure of purchaser to deliver good funds in the amount of the subscription price. By execution of the Subscription Agreement and Power of Attorney, purchaser shall be deemed to have executed the Limited Partnership Agreement.

     As an inducement to the General Partner to accept this subscription, purchaser (for the purchaser and, if purchaser is an entity, on behalf of and with respect to each of purchaser's shareholders, partners or beneficiaries), by executing and delivering purchaser's Subscription Agreement and Power of Attorney, represents and warrants to the General Partner, the clearing broker and the selling agent who solicited purchaser's subscription and the Fund, as follows:

     (a) Purchaser is of legal age to execute the Subscription Agreement and Power of Attorney and is legally competent to do so. Purchaser acknowledges that purchaser has received a copy of the prospectus, including the Limited Partnership Agreement.

     (b) All information that purchaser has furnished to the General Partner or that is set forth in the Subscription Agreement and Power of Attorney submitted by purchaser is correct and complete as of the date of such Subscription Agreement and Power of Attorney, and if there should be any change in such information prior to acceptance of purchaser's subscription, purchaser will immediately furnish such revised or corrected information to the General Partner.

     (c) Unless (d) or (e) below is applicable, purchaser's subscription is made with purchaser's funds for purchaser's own account and not as trustee, custodian or nominee for another.

     (d) The subscription, if made as custodian for a minor, is a gift purchaser has made to such minor and is not made with such minor's funds or, if not a gift, the representations as to net worth and annual income set forth below apply only to such minor.

     (e) If purchaser is subscribing in a representative capacity, purchaser has full power and authority to purchase the units and enter into and be bound by the Subscription Agreement and Power of Attorney on behalf of the entity for which he is purchasing the units, and such entity has full right and power to purchase such units and enter into and be bound by the Subscription Agreement and Power of Attorney and become a Limited Partner pursuant to the Limited Partnership Agreement which is attached to the prospectus as Exhibit A.

     (f) Purchaser either is not required to be registered with the Commodity Futures Trading Commission ("CFTC") or to be a member of the National Futures Association ("NFA") or if required to be so registered is duly registered with the CFTC and is a member in good standing of the NFA.

     (g) Purchaser represents and warrants that purchaser has (i) a net worth of at least $150,000 (exclusive of home, furnishings and automobiles) or (ii) an annual gross income of at least $45,000 and a net worth (similarly calculated) of at least $45,000. Residents of the following states must meet the requirements set forth below (net worth in all cases is exclusive of home, furnishings and automobiles). In addition, purchaser may not invest more than 10% of his net worth (exclusive of home, furnishings and automobiles) in the Fund.

     (h) If the undersigned is acting on behalf of an "employee benefit plan," as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "plan" as defined in Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (a "Plan"), the individual signing this Subscription Agreement and Power of Attorney on behalf of the undersigned hereby further represents and warrants as, or on behalf of, the Plan responsible for purchasing units (the "Plan Fiduciary") that: (a) the Plan Fiduciary has considered an investment in the Fund for such plan in light of the risks relating thereto; (b) the Plan Fiduciary has determined that, in view of such considerations, the investment in the Fund is consistent with the Plan Fiduciary's responsibilities under ERISA; (c) the Plan's investment in the Fund does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder; (d) the Plan's investment in the Fund has been duly authorized and approved by all necessary parties; (e) none of the General Partner, the Fund's advisors, the Fund's cash manager, the Fund's futures broker, any selling agent, any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the investment of assets of the Plan used to purchase units; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan; and (f) the Plan Fiduciary (i) is authorized to make, and is responsible for, the decision to invest in the Fund, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risks of large losses, (ii) is independent of the General Partner, the Fund's advisors, the Fund's cash manager, the Fund's futures broker, any selling agent, each of their respective affiliates, and (iii) is qualified to make such investment decision. The undersigned will, at the request of the General Partner, furnish the General Partner with such information as the General Partner may reasonably require to establish that the purchase of the units by the Plan does not violate any provision of ERISA or the Code, including without limitation, those provisions relating to "prohibited transactions" by "parties in interest" or "disqualified persons" as defined therein.

 1. Arizona -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least
     $60,000.
 2. California -- Net worth of at least $100,000 and an annual income of at least $50,000.
 3. Iowa -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.
 4. Maine -- Net worth of at least $200,000, or net worth of $50,000 and an annual income of $50,000. Net worth is calculated exclusive of home, home furnishings, and automobiles.
 5. Massachusetts -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least
     $60,000.
 6. Michigan -- Net worth of at least $225,000 or a net worth of at least $60,000 and a taxable income during the preceding year of at least $60,000 and the expectation of a taxable income during the current year of at least $60,000.
 7. Minnesota -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of $60,000.

 8. Missouri -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of $60,000.
 9. New Hampshire -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least
     $60,000.
10. North Carolina -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of $60,000.
11. Oklahoma -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of $60,000.
12. Oregon -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of $60,000.
13. Pennsylvania -- Net worth of at least $175,000 or a net worth of at least $100,000 and an annual taxable income of $50,000.
14. Tennessee -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income during the past two years and anticipated taxable income in the current year of at least $60,000.
15. Texas -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least
     $60,000.

                 (This page has been left blank intentionally.)

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

                     UNITS OF LIMITED PARTNERSHIP INTEREST
                            ------------------------

                  SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

Campbell Strategic Allocation Fund, L.P.
c/o Campbell & Company, Inc.
Court Towers Building
210 West Pennsylvania Avenue
Towson, Maryland 21204

Dear Sir/Madam:

     1. Subscription for Units. I hereby subscribe for the number of Units of Limited Partnership Interest ("units") in Campbell Strategic Allocation Fund, L.P. (the "Fund") set forth on the reverse side (minimum $10,000; $5,000 in the case of trustees or custodians of employee benefit plans or individual retirement accounts) of this Subscription Agreement and Power of Attorney Signature Page, at net asset value per unit as set forth in the prospectus of the Fund dated October 27, 2000 (the "prospectus"). The undersigned's check payable to "Campbell Strategic Allocation Fund, L.P.," in the full amount of the undersigned's subscription (additions, in excess of the required minimum investment, may be made with a minimum investment of $1,000, as described in the prospectus), accompanies the Subscription Agreement and Power of Attorney Signature Page. If this subscription is rejected, or if no units are sold, all funds remitted by the undersigned herewith will be returned, together with any interest actually earned thereon. If this subscription is accepted, subscribers will earn additional units in lieu of interest earned on the undersigned's subscription while held in escrow. The General Partner, in its sole and absolute discretion, accept or reject this subscription in whole or in part. All subscriptions once submitted are irrevocable. All units are offered subject to prior sale.

     2. Representations and Warranties of Subscriber. I have received the prospectus. By submitting this Subscription Agreement and Power of Attorney I am making the representations and warranties set forth in "Exhibit
C -- Subscription Requirements" contained in the prospectus, including, without limitation, those representations and warranties relating to my net worth and annual income set forth therein.

     3. Power of Attorney. In connection with my acceptance of an interest in the Fund, I do hereby irrevocably constitute and appoint the General Partner, and its successors and assigns, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to (i) file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Fund and (ii) make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by the General Partner to carry out fully the provisions of the Limited Partnership Agreement of the Fund, which is attached as Exhibit A to the prospectus, including, without limitation, the execution of the said Agreement itself and by effecting all amendments permitted by the terms thereof. The Power of Attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my interest in the Fund.

     4. Irrevocability; Governing Law. I hereby acknowledge and agree that I am not entitled to cancel, terminate or revoke this subscription or any of my agreements hereunder after the Subscription Agreement and Power of Attorney has been submitted (and not rejected) and that this subscription and such agreements shall survive my death or disability, but shall terminate with the full redemption of all my units in the Fund. This Subscription Agreement and Power of Attorney shall be governed by and interpreted in accordance with the laws of the State of Delaware.

                         READ AND COMPLETE REVERSE SIDE

REVISED 10/27/00
                                                                       EXHIBIT D
                                                                  SIGNATURE PAGE

                             SUBSCRIPTION AGREEMENT

                  IMPORTANT: READ REVERSE SIDE BEFORE SIGNING

The investor named below, by execution and delivery of this Subscription Agreement and Power of Attorney, by payment of the purchase price for Units of Limited Partnership Interest in Campbell Strategic Allocation Fund, L.P. and by either (i) enclosing a check payable to "CAMPBELL STRATEGIC ALLOCATION FUND, L.P.," or (ii) authorizing the Selling Agent (or Additional Seller, as the case may be) to debit investor's customer securities account in the amount set forth below, hereby subscribes for the purchase of units at net asset value per unit.

The named investor further acknowledges receipt of the prospectus of the Fund dated October 27, 2000. Including the Fund's Limited Partnership Agreement, the Subscription Requirements and the Subscription Agreement and Power of Attorney set forth therein, the terms of which govern the investment in the units being subscribed for hereby.

1)Total $ Amount ______________________________________       2) Account # __________________________ (must be completed)
(minimum of $10,000, except $5,000 minimum for IRAs and          [ ] if payment is made by debit to investor's securities
other qualified accounts; $1,000 or more for additional          account, check box
investments)

--------------------------------------------------------------------------------------------------------------------------

3) Social Security                                            Taxpayer ID
# ______________  -  ______________  -  ______________        # ______________  -  ______________  -  ____________________

   Taxable Investors (check one):

[ ] Individual Ownership  [ ] Tenants in Common                       [ ] Estate                                    [ ] UGMA/UTM
[ ] Partnership*          [ ] Joint Tenants with Right of             [ ] Grantor or Other Revocable Trust*         (Minor)
[ ] Corporation*          Survivorship                                [ ] Trust other than a Grantor or Revocable
                          [ ] Community Property                      Trust*

   Non-Taxable Investors (check one):

[ ] IRA                   [ ] Profit Sharing*                         [ ] Pension*                                  [ ] Other
[ ] IRA Rollover          [ ] Defined Benefit*                        [ ] SEP                                       (specify)

(*APPROPRIATE AUTHORIZATION DOCUMENTS MUST ACCOMPANY SUBSCRIPTION, I.E., TRUSTS,
                         PENSION, CORPORATE DOCUMENTS)
--------------------------------------------------------------------------------

4) [ ] Check here if this is an addition to an existing account. Partner #: _________________________________________________

5) LIMITED PARTNER NAME _____________________________________________________________________________________________________

6) __________________________________________________________________________________________________________________________
   ADDITIONAL INFORMATION (FOR ESTATES, PARTNERSHIPS, TRUSTS AND CORPORATIONS)

7) RESIDENT ADDRESS
   OF LIMITED PARTNER _______________________________________________________________________________________________________
                         STREET (P.O. BOX NOT ACCEPTABLE)                          CITY              STATE        ZIP CODE
8) MAILING ADDRESS
   (IF DIFFERENT)     _______________________________________________________________________________________________________
                         STREET                                                    CITY              STATE        ZIP CODE
9) CUSTODIAN NAME
   AND MAILING ADDRESS ______________________________________________________________________________________________________
                          NAME                      STREET                         CITY              STATE        ZIP CODE

_____________________________________________________________________________________________________________________________
10)                                                   INVESTOR(S) MUST SIGN

   X ______________________________________________________________   X _____________________________________________________
     SIGNATURE OF INVESTOR            DATE            TELEPHONE NO.     SIGNATURE OF JOINT INVESTOR (IF ANY)           DATE

EXECUTING AND DELIVERING THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SHALL IN NO RESPECT BE DEEMED TO CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934.

                          UNITED STATES INVESTORS ONLY

I have checked the following box if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code: [ ].
Under penalties of perjury, by signature above I hereby certify that the Social Security Number or Taxpayer ID Number next to my name is my true, correct and complete Social Security Number or Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete.

                        NON-UNITED STATES INVESTORS ONLY

Under penalties of perjury, by signature above I hereby certify that (a) I am not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate or trust.
--------------------------------------------------------------------------------

11)                       FINANCIAL ADVISOR MUST SIGN

I hereby certify that I have informed the investor of all pertinent facts relating to the risks, tax consequences, liquidity, marketability, management and control of the General Partner with respect to an investment in the units, as set forth in the prospectus dated October 27, 2000. I have also informed the investor of the unlikelihood of a public trading market developing of the units.

I have reasonable grounds to believe, based on information obtained from this investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the Fund is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics.

The Financial Advisor MUST sign below in order to substantiate compliance with NASD Rule 2810.


    X ____________________________________________________________    X __________________________________________________________
      FINANCIAL ADVISOR SIGNATURE                            DATE       OFFICE MANAGER SIGNATURE                         DATE
                                                                        (if required by Selling Agent procedures)

--------------------------------------------------------------------------------


12)
SELLING FIRM ______________________________________      F.A. NAME  _______________________________   F.A. NUMBER _________________
                                                         (print clearly for proper credit)

___________________________________________________________________________________________________________________________________
F.A. PHONE                                                F.A. FAX                                          F.A. EMAIL ADDRESS

F.A. ADDRESS  _____________________________________________________________________________________________________________________
(for confirmations)     STREET (P.O. Box not acceptable)                                  CITY           STATE        ZIP CODE


                                       D-2